UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)
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About Us

Signet Jewelers Limited is the world’s largest retailer of diamond jewelry. As a Purpose-driven and sustainability-focused company, Signet is a participant in the United Nations Global Compact and adheres to its principles-based approach to responsible business. Signet operates eCommerce sites and approximately 2,700 stores under the name brands KAY Jewelers, Zales, Jared, Banter by Piercing Pagoda, Diamonds Direct, Blue Nile, James Allen, Rocksbox, Peoples Jewellers, H.Samuel, and Ernest Jones. Our sales derive from the retailing of jewelry, watches, and associated services. Signet’s shares are listed on the New York Stock Exchange (SIG).

America’s #1 jewelry destination for engagement rings and romantic gifts at great value to help you express your love in ways as personal as it feels.	Creating beautifully designed and crafted jewelry empowering style lovers to bring their wow to every moment for 100 years.	Leading full-service jeweler offering high-quality accessible luxury and customized designs to discerning guests.

Empowers fashion lovers to creatively express themselves with affordable jewelry and more than 50 years of piercing expertise.	Direct diamond importer offering extraordinary value and selection in a luxurious, customer-centric experience.	Pioneering diamond retailer offering premium New York City craftsmanship in bridal and fashion, both online and in our interactive showcase stores.

Innovative digitally-native diamond company on the leading edge of custom bridal design and diamond jewelry.	Making the joy of jewelry accessible and convenient through our circular shopping platforms.	Largest specialty jewelry brand in Canada catering to the Sentimental Gifter and mid-market bridal customer.

Best jewelry values on UK High Street with style and design at heart for the fun-loving fashion follower.	A contemporary UK jeweler offering unrivaled diamond selection and Swiss timepieces.	Providing expert jewelry services such as care, repair, and bespoke custom design, as well as warranty and insurance products.

CHAIR’S LETTER

May 16, 2024

Dear Fellow Shareholders

In our third year of Inspiring Brilliance, Signet Jewelers Limited (“Signet” or the “Company”) again delivered strong shareholder returns as it continued to establish itself as a leading and differentiated retailer with scaled competitive advantages in the attractive and fragmented jewelry market.

Despite significant macroeconomic headwinds in Fiscal 2024, we delivered $7.2 billion in sales and continue to be the market share leader with an estimated 9.0% share of the U.S. jewelry market. Signet continues to be well-positioned for future growth.

H. Todd Stitzer Chair of the Board, Signet Jewelers

As the Board of Directors (the “Board”), we maintain a sharp focus on the creation of long-term shareholder value. We continued to return cash to shareholders during Fiscal 2024. We repurchased approximately 1.9 million shares under our share repurchase program at an average cost per share of $73.06, totaling $139 million. In March 2024, the Board approved a $200 million increase to the multi-year repurchase authorization, bringing the total remaining authorization to approximately $850 million at that time. That amount was net of approximately $7 million of shares repurchased in Fiscal 2025 through March 19, 2024.

The Company’s priorities for the year ahead are to leverage our core competencies in bridal to win the return to engagement, drive repeat purchases, build lifetime value and loyalty, and reduce costs through transformation initiatives that improve our cash position. Delivering on these priorities will allow us to continue to reinvest in the business and return value to shareholders.

A clear sense of shared Purpose at Signet—Inspiring Love—is underpinning all our results. Our Purpose has also guided us—with the leadership of the Board’s Corporate Citizenship & Sustainability Committee—to review and refine a series of ambitious Corporate Sustainability Goals to ensure they are tightly aligned with our business strategy and operations and are achievable by 2030. In our forthcoming Corporate Citizenship & Sustainability Report, we will articulate these goals in three areas: Love for All People, Love for Our Team, and Love for Our Planet and Products.

Signet’s transformation into a Purpose-inspired company is also evident in our culture. For the fourth consecutive year, Signet was designated as a Great Place to Work-Certified™ company based on survey responses from our team members. In addition, recently, Signet was named to two lists by Newsweek magazine: America’s Greatest Workplaces for Women 2024 and America’s Greatest Workplaces for Diversity 2024. Signet also received a score of 95 out of 100 on the Human Rights Campaign Foundation’s 2023-2024 Corporate Equality Index, the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality.

Pursuant to the Company’s Board tenure requirements, I will retire as Chair of the Signet Board of Directors, effective immediately following the 2024 Annual Meeting of Shareholders (“Annual Meeting”). Subject to shareholder approval of her reappointment to the Board, Helen McCluskey will succeed me as the new Board Chair. I have complete confidence in Helen as she steps into the role of Chair and in the ever-growing strength and capability of our full Board, our CEO, Virginia C. “Gina” Drosos, the Signet Leadership Team, and the Signet organization.

The Board and I are proud of the results our Company has delivered and how we are delivering them. I look forward to watching this great team continue to win. We believe we are well-positioned to deliver long-term sustainable growth.

In addition to the accompanying Proxy Statement, we encourage you to review our Annual Report to Shareholders, including the accompanying Letters to Shareholders from Gina and me. We encourage you to review this year’s Corporate Citizenship & Sustainability Report, which will be released in June, to understand how Signet is fulfilling its Purpose across several environmental, social, and governance topics.

Our Board also invites you to the Annual Meeting, which will be held June 28, 2024 at 11:30 a.m., Eastern Time. The Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SIG2024. You will not be able to attend this meeting in person. Please review the instructions for participating in the “Shareholder Q&A” section of the accompanying Proxy Statement.

Thank you for your support of our Company. We ask that you carefully consider the information in this Proxy Statement related to the various proposals. The Board is unwavering in its commitment to long-term success for our Company, and we value your input and feedback.

Sincerely,

H. Todd Stitzer

Chair

Notice of Annual Meeting of Shareholders

Date & Time	Place

Friday, June 28, 2024, 11:30 a.m., Eastern Time	Virtual meeting via live audio webcast at: www.virtualshareholder meeting.com/SIG2024

At the Meeting, the following items of business shall be considered:

 1.   Election of twelve members of the Company’s Board of Directors to serve until the next annual meeting of shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

 2.  Appointment of KPMG LLP as independent registered public accounting firm (“independent auditor”) of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next annual meeting of shareholders and authorization of the Audit Committee to determine its compensation.

3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

4. Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan to authorize additional shares for issuance thereunder.

Notice is hereby given that the 2024 Annual Meeting of Shareholders (“Meeting”) of Signet Jewelers Limited (the “Company” or “Signet”) to be held on Friday, June 28, 2024 at 11:30 am, Eastern Time. The Meeting will be held entirely online live via audio webcast.

If you are a Signet shareholder of record, you will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SIG2024.

Each of the proposals to be presented at the Meeting will be voted upon by a poll. In addition, the Company will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on Friday, May 3, 2024 as the record date for the Meeting. All of the Company’s shareholders of record at the close of business on that date are entitled to notice of, and to participate and vote at, the Meeting and at any adjournment and continuation thereof.

Attendance at the Meeting will be limited to shareholders of record, beneficial owners with evidence of ownership, corporate representatives of shareholders, proxies and guests invited by management who have a 16-digit control number, which shall be on the notice, proxy card or instructions that accompanied the proxy materials.

The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chair of the Meeting.

By Order of the Board.

Matt Shady

Corporate Secretary

May 16, 2024

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 28, 2024. The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Annual Report to Shareholders are available at www.proxydocs.com/SIG.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE REGISTER YOUR VOTE BY APPOINTING A PROXY ELECTRONICALLY BY INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, OR, ALTERNATIVELY, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY ELECTRONICALLY VOTE LIVE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS. YOUR PROXY IS REVOCABLE AT ANY TIME BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO BROADRIDGE BY THE DEADLINE OF 12:01 AM, EASTERN TIME (5:01 AM, BRITISH SUMMER TIME) ON JUNE 28, 2024 OR BY VOTING ELECTRONICALLY AT THE VIRTUAL MEETING.

Proxy Statement Summary

2024 Annual Meeting of Shareholders

Highlights of certain information in this Proxy Statement are provided below. As it is only a summary, please refer to the complete Proxy Statement and 2024 Annual Report to Shareholders before you vote.

Date & Time June 28, 2024, 11:30 a.m., Eastern Time	Virtual meeting to be held via live audio webcast at www.virtualshareholdermeeting.com/SIG2024

Record Date May 3, 2024 Date proxy materials are first made available to Shareholders: May 16, 2024	Electronic voting prior to the Annual Meeting www.proxyvote.com

  Voting Matters and Board Recommendations

Proposals		Board’s Recommendation	Page

1.	Election of twelve members of the Company’s Board of Directors.	FOR All Director Nominees	8

2.	Appointment of KPMG LLP as independent registered accounting firm of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next annual meeting of shareholders, and authorization of the Audit Committee to determine its compensation.	FOR	35

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay” vote).	FOR	41

4.	Approval of an Amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan to authorize additional shares for issuance thereunder.	FOR	78

    ELECTION OF DIRECTORS (See page 8)

Chair (Current) H. Todd Stitzer Chair-Elect Helen McCluskey Director Terms 1 Year Board Meetings in Fiscal 2024: 6	of the meetings and those committees on which the Director served
Standing Board Committee Meetings in Fiscal 2024

6	Audit Committee	6	Human Capital Management & Compensation Committee	4	Governance & Technology Committee	4	Corporate Citizenship & Sustainability Committee	7	Finance Committee

SIGNET JEWELERS	1	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

	Committees
Nominees	AC	HCMC	GT	CCS	FC	Director Since	Independent	Recommended Vote
Helen McCluskey*			◆		◆	2013	YES	FOR
Virginia C. Drosos						2012	NO	FOR
André V. Branch	◆				◆	2021	YES	FOR
Sandra B. Cochran		◆				2024	YES	FOR
R. Mark Graf	◆				C	2017	YES	FOR
Zackery A. Hicks			◆	C		2018	YES	FOR
Sharon L. McCollam	C		◆			2018	YES	FOR
Nancy A. Reardon		C		◆		2018	YES	FOR
Jonathan Seiffer	◆	◆				2019	YES	FOR
Brian Tilzer			C	◆		2017	YES	FOR
Eugenia Ulasewicz		◆		◆		2013	YES	FOR
Dontá L. Wilson		◆			◆	2021	YES	FOR

AC	HCMC	GT	CCS	FC
Audit Committee	Human Capital Management & Compensation Committee	Governance & Technology Committee	Corporate Citizenship & Sustainability Committee	Finance Committee

C = Chair

*	Subject to her re-election to the Board at the Annual Meeting, Ms. McCluskey will become Chair of the Board and will no longer serve on the Governance & Technology or the Finance Committees.

CORPORATE GOVERNANCE (See page 17)

Our corporate governance reflects best practices.

BOARD ACCOUNTABILITY

◆ All Directors are elected annually ◆ The Company has majority voting for Director elections

LEADERSHIP STRUCTURE AND SUCCESSION PLANNING

◆  The roles of the Chair and Chief Executive Officer (“CEO”) are separate to provide clear division of responsibilities between leadership of the Board and the principal executive responsible for the Company’s operations

◆  The Board regularly participates in CEO and Chair succession planning

◆  Formal emergency succession plan for the Chair and CEO have been adopted

DIRECTOR INDEPENDENCE

◆  The Chair of the Board is independent and approves Board meeting agendas and oversees effective Board operation

◆  All members of the five standing Board Committees, including Audit, Corporate Citizenship & Sustainability, Human Capital Management & Compensation, Finance, and Governance & Technology are independent Directors

◆  All Directors are independent with the exception of the CEO

BOARD DIVERSITY

◆  The Board maintains a Diversity Policy and publishes a Director skills matrix

◆  Half of the Board nominees are women, the Chair-elect is a woman and two of the standing Board Committees are chaired by women

◆  Two Board nominees are persons of color

◆  The Board nominees range in ages from 47 to 71 years

◆  Two Board nominees identify with the LGBTQ+ community

BOARD REFRESHMENT

◆  A Director Tenure Policy is in place, with average tenure of Board nominees at approximately 6.4 years

◆  Nine of our current Directors have been added since the beginning of 2017, including one new Director in 2024

SIGNET JEWELERS	2	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

BOARD EVALUATION AND EFFECTIVENESS

◆ Annual Board, Committee and Director evaluations are conducted, including periodic external Board evaluations ◆ A Director skills matrix is reviewed and approved by the Board each year

SHAREHOLDER RIGHTS AND ALIGNMENT

◆  Company policy prohibits pledging and hedging of Company shares by Directors and employees

◆  Executive officer and Director Share Ownership Policies have been adopted

◆  No material related party transactions exist involving any Directors or the CEO other than the Preferred Share Certificate of Designation amendment and conversions involving Leonard Green

◆  There are no material restrictions to call special meetings or bring forth proposals at a general meeting of shareholders

◆  The Board cannot materially modify the Company’s capital structure without shareholder approval

DIRECTOR ACCESS AND ENGAGEMENT

◆  Executive sessions of independent Directors are held at each regularly scheduled Board meeting

◆  All Directors continuing in office at the time are required to attend the annual meeting of shareholders

◆  Shareholders have the ability to engage with Directors through the procedures set forth on page 27 of this Proxy Statement

◆  No Directors are considered over-boarded

CORPORATE CITIZENSHIP

◆  The Board oversees corporate citizenship, environmental, social and governance matters, and sustainability through its standalone Corporate Citizenship & Sustainability Committee

◆  The Company publishes a Corporate Citizenship and Sustainability Report that seeks to align with SASB reporting standards

HUMAN CAPITAL MANAGEMENT

◆  The Board oversees human capital management, including culture, diversity and inclusion, benefits and wellbeing strategy, talent management, performance management, and succession planning through its Human Capital Management & Compensation Committee

RISK OVERSIGHT

◆  The Board oversees enterprise risk management, including oversight of climate change risks and cybersecurity risks

◆  The Board, its Committees and individual Board members have full access to management to discuss any risks impacting the Company or internal controls

◆  Board has responsibility for risk oversight with specific risk areas delegated to its Committees, whose deliberations are reported to the full Board as set forth on page 21 of this Proxy Statement

EXECUTIVE COMPENSATION (See page 42)

Our executive compensation program is designed to attract, motivate, reward and retain talent and align the interests of executives with shareholders by paying for performance

Our compensation philosophy is to provide an attractive, competitive, and market-based total compensation program tied to performance and aligned with our objectives for long-term value creation. Our executive compensation practices reinforce our goals and aim to reward for meaningful progress against the Inspiring Brilliance strategic plan and priorities during Fiscal 2024, despite headwinds, volatility and challenges in the macroeconomic environment.

SIGNET JEWELERS	3	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Key components of our Fiscal 2024 executive compensation program

The Human Capital Management & Compensation Committee reviews program components, targets and payouts on an annual basis to assess the strength of pay-for-performance alignment. Performance is evaluated against short-term goals that support our long-term business strategy and long-term goals that are drivers of long-term shareholder value creation. The Committee has established an executive compensation program that contains the following key components:

Component	Objective	Performance Linkage

Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Amounts and performance adjustments are tied to individual performance, while factoring in competitive market benchmarks.

Annual bonus under the Short-Term Incentive Plan (“STIP”)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards depend on the degree of achievement against challenging annual performance targets that align with our strategic plan and are focused on profitable growth.

Long-term incentives under the Long-Term Incentive Plan (“LTIP”) ◆ Performance-based restricted stock units (“PSUs”) ◆ Time-based restricted stock units (“RSUs”)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.	PSUs (60% of LTIP awards granted in Fiscal 2024) require achievement of challenging financial goals over a three-year performance measurement period and vest following such performance period, and RSUs (40% of LTIP awards granted in Fiscal 2024) vest over a three-year period for retention.

SIGNET JEWELERS	4	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Executive compensation programs incorporate strong governance features

In designing and administering the Company’s compensation program, the Human Capital Management & Compensation Committee periodically reviews benchmarks and has sought to align the program with best practices and principles, such as:

WHAT WE DO

◆ Align pay to Company strategy and performance results

◆ Set rigorous, objective performance goals and tie vesting of performance-based equity awards to service over multiple years

◆ Ensure oversight of compensation and benefit programs by independent Board of Directors

◆ Impose and monitor meaningful stock ownership requirements

◆ Maintain a Clawback Policy compliant with applicable listing standards for executive officers and allows for recoupment in all incentive plans

◆ Retain independent compensation consultant

◆ Set maximum payout limits on all variable compensation

◆ Mitigate undue risk in compensation programs

◆ Require double-trigger vesting for severance and other benefits and LTIP awards upon change-in-control

WHAT WE DO NOT DO

◆ No excise tax gross-ups in connection with a change in control

◆ No dividend equivalents paid on performance share units

◆ No hedging transactions, short sales or pledging of Company stock

◆ No resetting of performance targets

◆ No excessive severance benefits

The Company received strong shareholder support for the executive compensation program in place during the fiscal year ended January 28, 2023 (“Fiscal 2023”), with 97.9% of votes cast approving the advisory Say-on-Pay resolution in June 2023. As in prior years, the Committee considered this input from shareholders as well as input from other stakeholders as part of its annual review of the executive compensation program. Based on the Committee’s assessment of the program, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for Fiscal 2024.

Please see the Compensation Discussion and Analysis (“CDA”) section of this Proxy Statement for a detailed description of executive compensation.

SUSTAINABILITY AND HUMAN CAPITAL MANAGEMENT (See page 31)

In Fiscal 2024, Signet lived its corporate Purpose — Inspiring Love — which guides everything we do. Signet has strengthened its Sustainability programs internally and strengthened our external data reporting capabilities. Our Human Capital Management strategy supports our Sustainability efforts.

We seek to provide our team members with a compelling benefits package and nurture talent through professional development opportunities that allow our team members to shine. Our team members fully embrace and embody our Purpose, enabling them to drive our mission, which is to Celebrate Life and Express Love® with our customers.

SIGNET JEWELERS	5	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

We continued to enhance and refine our Sustainability program and related initiatives in the last year. Significant milestones and accomplishments include:

Continued support of Paradigm for Parity® to advance leadership equality by increasing the number of women of all races, cultures and backgrounds in leadership positions.

The Signet Love Inspires Foundation donated nearly $1 million in line with our commitment to support the United Nations Sustainable Development Goals and nonprofit organizations impacting where our team members live and work.

For our Fiscal 2024 fundraising campaign benefiting St. Jude Children’s Research Hospital®, Signet raised $8.75 million. This record-breaking contribution was the highest amount Signet has ever raised in one year for St. Jude. Signet has raised more than $100 million throughout its 25-year partnership and, in late 2023, committed to raising another $100 million for St. Jude.

Signet was named to two lists by Newsweek magazine, America’s Greatest Workplaces for Women 2024 and America’s Greatest Workplaces for Diversity 2024.

Named a Great Place to Work-Certified™ company for the fourth year. Our commitment to creating an exceptional team member experience is reflected in our team’s strong feedback on the Great Place to Work® Trust Index© Survey.

Since 2021 Signet has been a participant in the United Nations Global Compact corporate responsibility initiative. The Ten Principles of the United Nations Global Compact take into account the fundamental responsibilities of businesses in the areas of human rights, labor, environment and anti-corruption.

In Fiscal 2024, Signet’s Sustainability program was guided by our 2030 Corporate Sustainability Goals (CSGs). Each CSG has a Signet Leadership Team sponsor to effectively integrate sustainability into Signet’s business operations.	Signet executives and leaders advanced their involvement and oversight of climate risk and opportunities through our Climate Action and Sustainability Committee (CASC). The cross-functional CASC also guides the controls environment for climate-related disclosures.	Ernest Jones’ Origin collection named winner of the “Ethical Jewellery” category by Professional Jeweller magazine.

SIGNET JEWELERS	6	2024 PROXY STATEMENT

Signet Jewelers Limited	May 16, 2024
Clarendon House 2 Church Street
Hamilton HM11, Bermuda

Solicitation of Proxies

The proxy or proxies accompanying this proxy statement and relating to shares of Class A Common Stock, par value $0.18 per share (the “Common Shares”), and the Series A Convertible Preference Shares, par value $0.01 per share (the “Preferred Shares”), are solicited on behalf of the Board of Directors of Signet Jewelers Limited, a Bermuda corporation, for exercise at the annual meeting of shareholders to be held on Friday, June 28, 2024 at 11:30 a.m., Eastern Time (the “Annual Meeting” or “Meeting”). Due to the reasons set forth in the “Shareholder Q&A” section of this Proxy Statement, the Meeting will be held in a virtual meeting format only via live audio webcast at www.virtualshareholdermeeting.com/SIG2024. You will not be able to attend the Meeting in person. If you plan to attend the Meeting virtually, please review the instructions for attendance included in the “Shareholder Q&A” section below.

This proxy statement and related form of proxy are being made first available to shareholders on or about May 16, 2024.

Unless otherwise specifically stated or the context otherwise requires, all references in this proxy statement to the “Company,” “Signet,” “we,” “our,” “us” and similar terms refer to Signet Jewelers Limited and its subsidiaries.

SIGNET JEWELERS	7	2024 PROXY STATEMENT

Proposal 1: Election of Directors

Our Directors are elected at each Annual Meeting and our Board currently consists of 13 Directors. H. Todd Stitzer, our current Chair of the Board, will conclude his tenure on the Board at the Annual Meeting pursuant to our director tenure policy and the Board has appointed Helen McCluskey to serve as our new Chair, subject to her re-election to the Board at the Annual Meeting. We thank and commend Mr. Stitzer for his twelve years of dedicated service to the Company. Effective as of the Annual Meeting, the size of the Board will be reduced to twelve Directors.

Therefore, we are asking shareholders to consider twelve nominees for election to the Board to serve until the next annual meeting of shareholders or until their successors are duly elected. Each Director standing for election has the endorsement of the Board and the Governance & Technology Committee. The Director nominees bring a variety of backgrounds, skills and experiences that contribute to a well-rounded and diverse Board to effectively guide our ongoing Inspiring Brilliance strategy, oversee our operations in an evolving retail environment and goals to gain market share in the jewelry industry and drive long-term shareholder value.

SIGNET JEWELERS	8	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Director Qualifications and Experience

Our Governance & Technology Committee performs an annual assessment of the skills and the experience needed to maintain a well-rounded, diverse and effective Board and summarizes such assessment in a tabular matrix. In Fiscal 2022, the Committee revised the list of qualifications and experience to better align with the current needs of the Company, which remained current for Fiscal 2024. The Committee uses the matrix to assess the composition of the Board and to identify desired qualifications and experience for potential candidates, including the identification, selection and recent appointment of Sandra Cochran in February 2024. The following matrix provides a summary of the criteria used for each qualification and experience trait measured, as well as the total number of Director nominees that demonstrate the specific skills, knowledge and experience traits. Individuals may possess other valuable skills, knowledge and experience even though they are not included in the matrix below:

DIRECTORS QUALIFICATIONS, SKILLS AND EXPERIENCE

EXECUTIVE LEADERSHIP EXPERIENCE
11

Experience serving as a chief executive or other senior executive of a public company or a private company with substantial operations.

FINANCIAL & ACCOUNTING LITERACY
10

Senior-level experience or expertise in finance, accounting or auditing providing in-depth understanding of public company financial reporting and internal controls.

CAPITAL ALLOCATION & FINANCIAL MARKETS
9

Senior-level experience or expertise in evaluating capital resources, opportunities and allocation to support operations and business growth and return value to shareholders.

STRATEGIC PLANNING & ANALYSIS
12

Senior-level experience evaluating and driving strategic direction and growth of an enterprise.

BUSINESS DEVELOPMENT, MERGERS & ACQUISITIONS
10

Experience in identifying, evaluating and/or integrating strategic transactions.

OPERATIONS, PROCUREMENT & SUPPLY CHAIN MANAGEMENT
8

Senior-level operational experience and expertise in effective supply chain management, OmniChannel distribution and logistics operations.

HUMAN RESOURCES & TALENT DEVELOPMENT
12

Senior-level experience or expertise with human capital management, executive compensation and succession planning.

BRAND MANAGEMENT, MARKETING, MERCHANDISING & PRODUCT DEVELOPMENT
9

Senior-level experience or expertise related to brand management, marketing, merchandising, customer engagement and product development.

RETAIL INDUSTRY
12

Senior-level experience or expertise in the operation of a retail or consumer products company.

INTERNATIONAL BUSINESS
9

Senior-level experience overseeing international operations or working outside the United States providing a relevant cultural and regulatory perspective over international business.

INFORMATION TECHNOLOGY, CYBERSECURITY & DATA PRIVACY
7

Significant technical expertise in information technology and cybersecurity or overseeing risk management with respect to protecting technology systems, and company and customer information.

DIGITAL, MULTI-CHANNEL & SOCIAL MEDIA
9

Extensive experience or expertise in the use of technology, digital capabilities, data analytics and/or channel connectivity as it relates to retail and/or marketing operations.

RISK OVERSIGHT & MANAGEMENT
11

Senior-level or significant operational experience identifying, assessing, prioritizing, monitoring and mitigating enterprise-level risks.

ETHICS, CORPORATE SOCIAL RESPONSIBILITY, ENVIRONMENTAL, CLIMATE CHANGE AND SUSTAINABILITY MATTERS
11

Extensive knowledge or experience overseeing ethics, corporate governance, corporate social responsibility, environmental and sustainability matters.

COMMUNICATION
11

Senior-level experience or expertise in effectively sharing information within the company and with the public, including in investor relations.

PUBLIC COMPANY BOARD EXPERIENCE
8

Experience serving on the board and board committees of other public companies.

SIGNET JEWELERS	9	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Board Diversity, Independence and Tenure

The Company’s Corporate Governance Guidelines and NYSE listing standards require that independent Directors constitute a majority of the Board. All Directors, other than Ms. Drosos, our CEO, have been affirmatively determined by the Board to be independent in accordance with all applicable standards.

In addition to the skills and qualifications listed above under “Director Qualifications and Experience”, diversity is one of the key attributes the Governance & Technology Committee considers in identifying potential candidates for the Board, including diversity in terms of business experience, functional skills, age, gender, ethnicity and other qualities. Considering diversity for the candidates on our Board is consistent with the goal of creating a Board that best serves the needs of our Company and the interests of our shareholders and customers. Consistent with these considerations, in the past year, the Board appointed Sandra Cochran as a new member of the Board effective on February 27, 2024.

We believe that diversity with respect to tenure is also important to match the evolving needs of the business, and balance deep experience and knowledge of the Company with new perspectives. Therefore, we aim to maintain an appropriate balance of tenure across our Board. In furtherance of the Board’s active role in Board succession planning and refreshment, seven of the Director nominees have been appointed to the Board since the beginning of 2018.

The following charts summarize the independence, tenure, age and self-identified gender and ethnic diversity of our Director nominees	* None of our Directors identified as non-binary upon inquiry.
12 BOARD NOMINEES 47-71 Years AGE RANGE 6.4 Years AVERAGE TENURE 40% of Standing Board Committees are chaired by women

SIGNET JEWELERS	10	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Principal Occupation and Experience

Helen McCluskey (she/her/hers) has been appointed to serve as the Company’s Chair of the Board effective immediately following the Annual Meeting, subject to her re-election to the Board by shareholders. She previously served as President and Chief Executive Officer and a member of the board of directors of The Warnaco Group, Inc. from 2012 until its 2013 acquisition by PVH Corporation, when she retired and became an independent director of PVH until 2014. She joined Warnaco as Group President, Intimate Apparel in 2004, and her responsibilities continued to increase, becoming Chief Operating Officer in 2010 before becoming President and Chief Executive Officer. Prior to joining Warnaco, Ms. McCluskey held various positions of increasing responsibility with Liz Claiborne Inc. from 2001 to 2004, Playtex Apparel, Inc from 1983 to 2001 (which was acquired by Sara Lee Corporation in 1991) and Firestone Tire & Rubber Company from 1977 to 1983. Ms. McCluskey currently serves on the board of directors of Abercrombie & Fitch Co., a publicly traded clothing retailer, since February 2019. She previously served on the board of directors of Dean Foods Company, a publicly traded food and beverage company, from November 2015 to May 2020, and Avon Products Inc., a publicly traded international social selling beauty company, from July 2014 to January 2020.

Director Qualifications and Key Skills and Attributes

With Ms. McCluskey’s broad background in strategy, business planning, operations, branding, merchandising and marketing, she brings valuable skills and insight to the Company. Her leadership experience at a publicly traded company, deep knowledge in retail and understanding of consumers provides valuable corporate leadership and management insight to our Board and to her anticipated role as Chair.

HELEN MCCLUSKEY CHAIR-ELECT AND INDEPENDENT DIRECTOR Age: 69 Director Since: August 2013 Gender Identification: Female
	Public Directorship Abercrombie & Fitch Co.	Former Directorships Avon Products, Inc. Dean Foods Company

Principal Occupation and Experience

Virginia “Gina” C. Drosos (she/her/hers) was appointed Chief Executive Officer of the Company on August 1, 2017. Prior to joining Signet, Ms. Drosos served as President and CEO and a director of Assurex Health from 2013 to 2017, an innovative personalized medicine company which she and her team grew multi-fold, executed the strategic sale of the company to Myriad Genetics, Inc., and were awarded Ohio’s most successful Exit of the Year. Previously, she served in roles of increasing responsibility during her 25-year career at the Procter & Gamble Company until September 2012, including serving as Group President, where she had global responsibility of the company’s fast growing Beauty business unit and directed its strategy, operations, financials, brand portfolio, and long-term business development. Since February 2022, Ms. Drosos has served on the board of directors of Foot Locker, Inc., a publicly traded global retailer of footwear and apparel. She previously served on the board of directors of American Financial Group Inc., a publicly traded insurance holding company, from 2013 to December 2021. Ms. Drosos serves as a member of the Executive Committee of the United States Golf Association, a nonprofit organization designed to help the game of golf thrive from generation to generation, since February 2024 and as a director of Akron Children’s Hospital, a pediatric acute care hospital in Northeast Ohio, since April 2019. Ms. Drosos holds a BBA from the University of Georgia and an MBA from the Wharton School of the University of Pennsylvania.

Director Qualifications and Key Skills and Attributes

With her broad background in strategic, business, and financial planning and operations, Ms. Drosos brings valuable skills and insights to the Company including proven expertise in strategy, branding, marketing, digital commerce, and global operations. Ms. Drosos brings more than 30 years’ executive leadership experience in the retail, consumer goods, and healthcare industries, including extensive business expansions into new product lines, retail channels, and geographies. Ms. Drosos is a visionary and transformative leader with an entrepreneurial mindset and proven track record of growing and scaling global businesses through bold strategies, product and experience innovation, and heightened employee engagement.

VIRGINIA C. DROSOS CHIEF EXECUTIVE OFFICER Age: 61 Director Since: July 2012 Gender Identification: Female

	Public Directorship Foot Locker, Inc.	Former Directorships American Financial Group, Inc. Assurex Health

SIGNET JEWELERS	11	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Principal Occupation and Experience

André Branch (he/him/his) has served as Senior Vice President and General Manager of MAC Cosmetics North America at Estée Lauder Companies, a publicly traded multinational cosmetics company, since March 2020. In his current role, he oversees the entire operations of MAC Cosmetics across all channels including free standing stores, department stores, specialty-multi, pure play, and eCommerce. His responsibilities include, but are not limited to strategy development and execution, supply chain management, marketing, innovation, commercial management, customer experience design, data analytics and management, consumer research, and talent pipeline development. Prior to joining Estée Lauder, he served in various roles at L’Oréal USA, a wholly owned subsidiary of L’Oréal S.A., a publicly traded multinational cosmetics company. He was Senior Vice President, E-Commerce and Digital Operations from 2018 to 2020, where he ran digital and eCommerce operations for L’Oréal’s USA operations, and National Account Sales Vice President at Macy’s for Lancôme from 2014 to 2015. Between his stints at L’Oréal, he served as President, E-Commerce Division at The Nature’s Bounty Company, a privately held vitamins and nutritional supplements manufacturer, from 2016 to 2017 and CMO, Consumer Packaged Goods Division at The Nature’s Bounty Company from 2015 to 2016. He is a seasoned General Manager and brand builder having worked at various Consumer Packaged Goods companies, including Diageo and Kraft Foods. Mr. Branch holds an MBA from the University of Michigan, a bachelor’s degree in economics from the University of Maryland and is NACD Directorship Certified.

Director Qualifications and Key Skills and Attributes

As a general management and marketing executive with over 25 years of experience at some of the world’s leading consumer packaged goods companies, Mr. Branch brings to our Board contemporary omnichannel experience, a strong marketing core and passion for building and reinventing luxury brands.

ANDRÉ V. BRANCH INDEPENDENT DIRECTOR Age: 52 Director Since: February 2021 Gender Identification: Male
Committees Audit Finance

Principal Occupation and Experience

Sandra Cochran (she/her/hers), served as Executive Chair of Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and retail concept, from November 2023 through February 22, 2024. Prior to her role as Executive Chair, she served in positions of increasing responsibility at Cracker Barrel, including service as President and Chief Executive Officer and a director from September 2011 to October 2023, President and Chief Operating Officer from November 2010 to September 2011, and Executive Vice President and Chief Financial Officer from April 2009 until November 2010. Prior to joining Cracker Barrel, she served in multiple executive leadership roles at Books-A-Million, Inc., a publicly traded book retailer, including as Chief Executive Officer from February 2004 to April 2009, President from August 1999 to February 2004, and Chief Financial Officer from September 1993 to August 1999. Ms. Cochran currently serves on the Board of Lowe’s Companies, Inc., a publicly traded leading home improvement retailer, since 2016. She previously served on the Board of Cracker Barrel from September 2011 to February 22, 2024, and Dollar General Corporation, a publicly traded variety store company, from 2012 to May 2020. Ms. Cochran holds an MBA from Pacific Lutheran University, and a bachelor’s degree in chemical engineering from Vanderbilt University. She also served as a Captain in the Ninth Infantry Division of the United States Army.

Director Qualifications and Key Skills and Attributes

Ms. Cochran has over 30 years of retail experience, and significant experience in finance, marketing, operations, strategic planning and oversight, and risk management at major public companies and retailers. Her extensive executive C-Suite experience and service on multiple publicly-traded boards bring valuable experience and insight to the Board.

SANDRA B. COCHRAN INDEPENDENT DIRECTOR Age: 65 Director Since: February 2024 Gender Identification: Female
	Committees Human Capital Management & Compensation	Public Directorship Lowe’s Companies, Inc.	Former Directorship Cracker Barrel Old Country Store, Inc. Dollar General Corporation

SIGNET JEWELERS	12	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Principal Occupation and Experience

Mark Graf (he/him/his) served as Chief Financial Officer of Discover Financial Services, a publicly traded financial services company, from April 2011 to September 2019, including service as the company’s Chief Accounting Officer from April 2011 to December 2012. Prior to joining Discover, he served as an Investment Advisor at Aquiline Capital Partners from 2008 to 2010 and a Partner at Barrett Ellman Stoddard Capital Partners from 2006 to 2008. Mr. Graf also served in various roles at Fifth Third Bancorp from 2001 to 2006 and AmSouth Bancorporation from 1994 to 2001. Mr. Graf currently serves on the board of directors of Harmony Biosciences Holdings, Inc., a publicly traded commercial-stage pharmaceutical company, since November 2020. He also serves on the board of directors of Castle Creek Biosciences, Inc., a privately held clinical-stage cell and gene therapy company, since 2021. He previously served on the board of directors of BNC Bancorp, formerly a publicly traded bank holding company, from 2010 to 2011. Mr. Graf holds a bachelor’s degree in Economics from the Wharton School.

Director Qualifications and Key Skills and Attributes

Mr. Graf has nearly 20 years of experience in C-Suite leadership roles in major public financial firms, as well as experience as an investor. His extensive capital analysis, consumer credit and financial management expertise, as well as his risk management and real estate skills bring valuable experience and insight to the Board.

R. MARK GRAF INDEPENDENT DIRECTOR Age: 59 Director Since: July 2017 Gender Identification: Male
	Committees Finance (Chair) Audit	Public Directorship Harmony Biosciences Holdings, Inc.	Private Directorship Castle Creek Biosciences, Inc.	Former Directorship BNC Bancorp

Principal Occupation and Experience

Zackery Hicks (he/him/his) has served as Chief Digital and Technology Officer at Kimberly-Clark Corporation, a multinational personal care corporation, since July 2022. At Kimberly-Clark, he is responsible for digital and business transformation, providing innovative next-generation technology solutions to deliver growth, build brands and create competitive advantage for the company. He previously served as Executive Vice President and Chief Digital Officer of Toyota Motors North America, Inc., a subsidiary of Toyota Motor Corporation, a multinational automotive manufacturer, from April 2018 to July 2022, and held roles of increasing responsibility with Toyota since 1996. While at Toyota Motor Corporation, Mr. Hicks led Toyota’s Digital Transformation and Mobility efforts which included the strategy, development and operations of all systems and technology for the company’s North American operations and its connected car ecosystem. He also served as the CEO and President of Toyota Connected North America through July 2022, responsible for driving the transformation of Toyota from an automobile company to a mobility company through the use of connected intelligence services. Mr. Hicks earned a bachelor’s degree in business management from Pepperdine University and an MBA from the University of California at Irvine.

Director Qualifications and Key Skills and Attributes

Mr. Hicks has successfully delivered large-scale innovation and efficiency across business operations through advanced technology and data science. He also brings diversity of industry experience and a start-up mindset to complement Signet’s Board.

ZACKERY A. HICKS INDEPENDENT DIRECTOR Age: 60 Director Since: October 2018 Gender Identification: Male
Committees Corporate Citizenship & Sustainability (Chair) Governance & Technology

SIGNET JEWELERS	13	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Principal Occupation and Experience

Sharon McCollam (she/her/hers) serves as President and Chief Financial Officer of Albertsons Companies, Inc., a food and drug retailer, since September 2021. Prior to Albertsons, she served as the Chief Financial Officer and Chief Administrative Officer of Best Buy Co., Inc., a multinational consumer electronics retailer, from December 2012 until June 2016 and remained a senior advisor through January 2017. Prior to Best Buy, Ms. McCollam served in roles of increasing responsibility at Williams-Sonoma Inc. from 2000 to 2012, including Executive Vice President, Chief Operating and Chief Financial Officer. She is currently a member of the board of directors for Stitch Fix, Inc., a publicly traded online personal styling service and retailer, since November 2016. She previously served on the board of directors for Advance Auto Parts, Inc., an automotive parts provider, from February 2019 to August 2021, Chewy, Inc., an online retailer of pet products, from June 2019 to September 2021, and Whole Foods Market, a publicly traded grocery company, from May 2017 until its acquisition by Amazon in August 2017. She also serves on the board of privately held GetYourGuide AG, an online travel agency and marketplace, since October 2019. She holds a B.S. in Accounting from the University of Central Oklahoma and is a Certified Public Accountant.

Director Qualifications and Key Skills and Attributes

Ms. McCollam has significant experience with major public companies in C-suite positions and has been recognized as the co-pilot of a foremost OmniChannel turnaround in the retail sector while at Best Buy. She brings significant expertise in retail, finance, supply chain management, technology, customer care, real estate, enterprise shared services and store development to our Board.

SHARON L. MCCOLLAM INDEPENDENT DIRECTOR Age: 61 Director Since: March 2018 Gender Identification: Female
	Committees Audit (Chair) Governance & Technology	Public Directorship Stitch Fix, Inc.	Private Directorship GetYourGuide AG	Former Directorships Advance Auto Parts, Inc. Chewy, Inc. Whole Foods Market

Principal Occupation and Experience

Nancy Reardon (she/her/hers) served as Senior Vice President and Chief Human Resources & Communications Officer of Campbell Soup Company from 2004 until her retirement in April 2012. Previously, she was Executive Vice President, Human Resources of Comcast Corporation from 2002 to 2004. Her prior human resources leadership positions also include Borden Capital Management Partners, Duracell, Inc., American Express Company, Avon Products, Inc., and General Electric. Ms. Reardon currently serves on the board of directors of Big Lots, Inc., a publicly traded discount retailer, since 2015. She previously served on the board of directors of The Warnaco Group, Inc., formerly a publicly-traded apparel company, from 2004 to 2013. In 2009, Ms. Reardon was named a Fellow of the National Academy of Human Resources. She holds a B.S. in Psychology from Union College and an M.S. in Social Psychology from Syracuse University.

Director Qualifications and Key Skills and Attributes

Ms. Reardon is widely recognized as a leading human resources and communications executive, has significant public company experience, and has played key roles shaping strategic and operating plans, as well as helping transform corporate culture.

NANCY A. REARDON INDEPENDENT DIRECTOR Age: 71 Director Since: March 2018 Gender Identification: Female
	Committees Human Capital Management & Compensation (Chair) Corporate Citizenship & Sustainability	Public Directorship Big Lots, Inc.	Former Directorship The Warnaco Group, Inc.

SIGNET JEWELERS	14	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Principal Occupation and Experience

Jonathan Seiffer (he/him/his) currently serves as a Senior Partner with Leonard Green & Partners, L.P. (“Leonard Green”), a private equity firm which holds all of the Preferred Shares through its affiliates, which he joined in 1994. Before joining Leonard Green, he worked in corporate finance at Donaldson, Lufkin & Jenrette, a US investment bank. Mr. Seiffer currently serves on the board of directors of AerSale Corporation, a publicly traded aftermarket provider of aviation products and services, since January 2010, and Mister Car Wash, Inc., a publicly traded national car wash operator, since August 2014. Previously, he served on the board of directors of BJ’s Wholesale Club, a publicly traded warehouse club operator, from 2011 to June 2020, and Whole Foods Market, Inc., a then-publicly traded grocery company, from December 2008 until August 2017. He also serves on the board of directors of Authentic Brands Group, a privately-held brand development, marketing and entertainment company, since 2010. Mr. Seiffer earned a Bachelor of Applied Sciences in Systems Engineering and a B.S. in Economics from the University of Pennsylvania. Mr. Seiffer was nominated for service as a Director by Leonard Green (as described under “Director Qualifications and Experience” below).

Director Qualifications and Key Skills and Attributes

Mr. Seiffer brings knowledge and experience in finance, and broad-based experience in the leadership of retail businesses and companies undergoing transformations. He also offers the Board a valuable investor perspective and insight from the world of private equity, by virtue of his service as a Senior Partner of Leonard Green.

JONATHAN SEIFFER INDEPENDENT DIRECTOR Age: 52 Director Since: June 2019 Gender Identification: Male
	Committees Audit Human Capital Management & Compensation	Public Directorship AerSale Corporation Mister Car Wash, Inc.	Private Directorship Authentic Brands Group	Former Directorships BJ’s Wholesale Club Holdings, Inc. Whole Foods Market, Inc.

Principal Occupation and Experience

Brian Tilzer (he/him/his) has served as Chief Digital, Analytics and Technology Officer at Best Buy Co., Inc., a multinational consumer electronics retailer, since May 2018. In his current role, he leads a complex operational division focused on the strategically leveraging of data, technology and artificial intelligence to engage customers, elevate experiences, increase operational efficiency and building new platforms for growth, while also holistically leading technology and analytics for Best Buy, including experience design, product management, engineering, data science/AML and platform teams. He also oversees Best Buy’s office in Bangalore, India. Previously, he was Chief Digital Officer at CVS Health Corporation, a publicly traded healthcare and retail pharmacy company, from 2013 until 2018, where he scaled an enterprise-wide digital program to over 50 million active users. Prior to CVS Health, Mr. Tilzer was the Senior Vice President of Global eCommerce at Staples, where he developed and led several multi-channel digital innovation strategies. He has also held leadership roles at Accenture, where he provided technology and transformation services to retail and consumer business. Mr. Tilzer holds a bachelor’s degree from Tufts University and an MBA from the Wharton School.

Director Qualifications and Key Skills and Attributes

Mr. Tilzer has more than 30 years of experience at leading retail, eCommerce and consumer businesses in information technology, strategic business development, digital transformation, planning and analysis and operations with a deep concentration in corporate, OmniChannel and eCommerce strategy. In addition to his qualifications and skills noted above, Mr. Tilzer brings a wealth of human-centered design, enterprise agility and talent building passion and experience to our Board.

Committees

Governance &
Technology (Chair)

Corporate Citizenship &
Sustainability

BRIAN TILZER INDEPENDENT DIRECTOR Age: 53 Director Since: February 2017 Gender Identification: Male

SIGNET JEWELERS	15	2024 PROXY STATEMENT

ELECTION OF DIRECTORS

Principal Occupation and Experience

Eugenia Ulasewicz (she/her/hers) has a plural board career serving on numerous international retail sector public company boards and is a global retail industry expert, most recently as the President of Burberry Group plc’s Americas division, responsible for the US, Canada, Latin America, Central and South America, until her retirement in March 2013. Ms. Ulasewicz joined Burberry in 1998 and became a member of its executive committee in 2006. Prior to joining Burberry, she held positions of increasing responsibility with Saks, Inc. from 1993 to 1998, Galeries Lafayette from 1991 to 1993 and Bloomingdales, a division of Macy’s, Inc. (formerly Federated Department Stores, Inc.) from 1975 to 1991. She currently serves on the board of directors of two additional publicly traded companies, including Vince Holding Corp., a global luxury apparel and accessories company, since April 2014, and Avolta AG (formerly, Dufry Group), a leading global travel experience player, since May 2021. Previously, she served as a director of ASOS pic, a global online fashion retailer, from April 2020 to January 2023, Bunzl plc, an international distribution company, from April 2011 to April 2020, and Hudson Group, a travel retailer, from Feb 2018 through December 2020 when it merged with its majority shareholder Dufry Group. She is a Board Leadership Fellow of the National Association of Corporate Directors. Ms. Ulasewicz holds a B.S. from the University of Massachusetts and a Doctor of Laws from the College of Mount Saint Vincent.

Director Qualifications and Key Skills and Attributes

Ms. Ulasewicz’ s extensive experience serving on the boards of global public companies and her expertise in retail, branding, marketing, OmniChannel, global operations and general management provides valuable skills and insights to the Company.

EUGENIA ULASEWICZ INDEPENDENT DIRECTOR Age: 70 Director Since: September 2013 Gender Identification: Female
	Committees Corporate Citizenship & Sustainability Human Capital Management & Compensation	Public Directorships Vince Holding Corp. Avolta AG (FKA Dufry Group)	Former Directorships ASOS plc Bunzl plc Hudson Ltd.

Principal Occupation and Experience

Dontá Wilson (he/him/his) has served as Chief Consumer and Small Business Banking Officer at Truist Financial Corporation, a publicly traded financial services company, since November 2023. He previously served as Chief Retail and Small Business Banking Officer from March 2022 to November 2023, Chief Digital and Client Experience Officer from 2018 to 2022 and was named Chief Client Experience Officer in 2016 when he was first appointed to Truist’s executive leadership team. In his current role, he leads more than 20,000 teammates in the retail, small business and premier segments at Truist, multiple virtual service centers, more than 1,900 community banking branches, and oversees core deposit and loan products, including mortgage, auto, credit card and national consumer lending businesses, as well as consumer capital markets, and consumer credit underwriting and approval. He also oversees enterprise marketing, client analytics, client experience strategy and digital banking, transformation and innovation, and serves on Truist’s Operating Council. He joined Truist’s predecessor in 1995 and has held various positions of increasing responsibilities. Prior to becoming Chief Client Experience Officer, he served as the Group/State President for Georgia from 2014 to 2016 and President for Alabama from 2009 to 2014. Mr. Wilson received an MBA from the University of Maryland and a bachelor’s in management from the University of North Carolina at Charlotte. He is also a graduate of Tuck Executive Program at the Tuck School of Business at Dartmouth and the Truist Banking School at Wake Forest University.

Director Qualifications and Key Skills and Attributes

With his proven track record of positively impacting growth, leading sales teams at scale, digital transformation, brand equity and culture across organizations, financial, marketing and data analytics expertise, and focus on delivering a distinctive client experience as a tech-savvy and strategic thinking executive, Mr. Wilson brings a unique and valuable perspective to the Board and Company.

DONTÁ L. WILSON INDEPENDENT DIRECTOR Age: 47 Director Since: February 2021 Gender Identification: Male
Committees Finance Human Capital Management & Compensation

The Board of Directors Recommends a Vote “FOR” Each of the Nominees Named Above.

SIGNET JEWELERS	16	2024 PROXY STATEMENT

Board of Directors and

Corporate Governance

ROLE OF THE BOARD

The Board’s prime objective is the sustainable enhancement of business performance and shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and that of its senior management, reviewing the systems of internal control and risk management and providing oversight of policies relating to good corporate governance, ethics, sustainability and other matters.

BOARD LEADERSHIP STRUCTURE AND COMPOSITION

Separate and Independent Chair

The Company has a Chair of the Board who is separate from its CEO and considered independent under NYSE Listing Standards. The Board considers having a clear division of responsibilities between the Director responsible for leadership of the Board and the principal executive responsible for the Company’s day-to-day operations to be important to the Board’s effectiveness and efficiency. The Board therefore continues to believe that separating the roles of Chair and CEO is in the best interests of the Company and its shareholders at the present time and has established the following division of responsibilities between the Chair and the CEO:

THE CHAIR IS RESPONSIBLE FOR:	THE CEO IS RESPONSIBLE FOR:

◆  Effectively running the Board, including an ongoing evaluation of its performance and that of individual Directors and the Board’s compliance with corporate governance requirements and best practices;

◆  Consulting with and advising executive management about planned presentations to the Board, involving but not limited to, topics of longer-term strategy, medium-term plans, annual budgeting or, at the Chair’s discretion, any other significant matters;

◆  Consulting with and advising the CEO on contemplated executive management personnel selections, organizational alignment and responsibilities, and compensation recommendations;

◆  Keeping the other independent Directors appropriately informed of developments within the business and shareholders’ attitudes toward the Company; and

◆  Safeguarding Signet’s reputation and representing it both internally and externally.

◆  Providing the executive leadership of the business;

◆  Developing and presenting to the Board the Company’s strategy, medium-term plans and annual budgets, and within this framework, the performance of the business;

◆  Complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

◆  Making recommendations on the appointment and compensation of executive officers, management development and succession planning.

Our current Chair is H, Todd Stitzer, who has served in this role since June 2012. However, as previously announced, Mr. Stitzer will be completing his twelve-year term as Chair and as a member of the Board effective immediately following the Annual Meeting. The Board appointed Helen McCluskey, a current member of the Board, to succeed as Chair, effective immediately following the 2024 Annual Meeting, subject to her re-election at such meeting.

Independent Directors Constitute a Majority of the Board

The Board currently includes one executive Director and twelve independent Directors, including the Chair. After the 2024 Annual Meeting, the number of independent Directors will be reduced to eleven due to Mr. Stitzer’s tenure on the Board coming to an end. The Board has affirmatively determined that each of the following Directors currently serving on the Board is “independent” under all applicable NYSE standards: H. Todd Stitzer, Helen McCluskey, André V. Branch, Sandra B. Cochran, R. Mark Graf, Zackery A. Hicks, Sharon L. McCollam, Nancy A. Reardon, Jonathan Seiffer, Brian Tilzer, Eugenia Ulasewicz and Dontá L. Wilson. In determining “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.

SIGNET JEWELERS	17	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Membership Selection

The identification, screening, and selection of qualified directors with diverse skills and viewpoints is a key element of the success and effectiveness of our Board. The Governance & Technology Committee considers the composition of our Board, evaluates prospective nominees and recommends candidates for full Board approval. The Board’s evaluation is focused on the business and strategic needs of the Company and the desired composition of the Board. Nine of our current Directors have been added to the Board since 2017, eight of whom were appointed through the process noted below and one of whom was originally appointed through Leonard Green’s Board Nomination Rights described below.

BOARD COMPOSITION REVIEW	Utilizing the Director skills matrix and Board self-evaluation process, the Governance & Technology Committee evaluates the size, composition, priorities and needs of the Board with respect to its desired diversity, skills, qualifications and experience in light of the Company's current business needs and strategies.
IDENTIFICATION OF POTENTIAL CANDIDATES	The Governance & Technology Committee identifies a pool of candidates from multiple sources including the management team, current Directors, external recruitment agency and/or shareholders.
EVALUATION OF CANDIDATES	Through meetings with members of the Governance & Technology Committee, Chair and CEO, a screening process conducted by an independent external recruitment agency and background checks, a thorough review of the identified candidates' qualifications, potential conflicts, independence, experience and background is conducted to assess how the candidate fits the needs of the Company and Board.
RECOMMENDATION	After narrowing down the candidate pool, the Governance & Technology Committee recommends a candidate for appointment by the full Board.
APPOINTMENT	The full Board appoints a new member, who then stands for election by shareholders at the next annual meeting.

Board Nomination Right of Leonard Green

Since August 24, 2016, pursuant to a shareholder agreement by and between the Company and affiliates of Leonard Green, who own all of the Company’s issued and outstanding Preferred Shares, Leonard Green has had a right to designate one individual to be nominated by the Board for election as a Director and has had the right to appoint one non-voting observer to attend all Board meetings. In the past, Leonard Green has designated Mr. Seiffer as a Director nominee for election and Mr. Suer as a non-voting observer. Based on the conversion of the Preferred Shares to date, as discussed below in the “Transactions with Related Parties” section of this Proxy Statement, Leonard Green no longer has these nomination/appointment rights. However, the Board has determined to nominate Mr. Seiffer and has determined to appoint Mr. Suer as the non-voting observer.

Board Diversity Policy

The Board Diversity Policy provides that in reviewing and assessing Board composition, the Governance & Technology Committee will consider diversity of business and industry experience, functional skills, gender, ethnicity, age and other qualities in order to maintain an appropriate range and balance of skills, experience, age and background on the Board. The Board and Governance & Technology Committee are committed to including qualified, diverse candidates in prospective director candidate pools. The Board Diversity Policy is available on

SIGNET JEWELERS	18	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance/ documents-and-charters/. Consistent with the Company’s diversity and inclusion efforts and the Board Diversity Policy, upon the recommendation of the Governance & Technology Committee, the Board appointed Sandra Cochran to our Board in February 2024 and two ethnically diverse individuals, André V. Branch and Dontá L. Wilson, to our Board in February 2021.

Director Tenure Policy

The Board maintains a Director Tenure Policy, pursuant to which each independent Director must not stand for re-election to the Board at the next annual meeting of shareholders following his or her 12th anniversary of service on the Board, unless the Board in its absolute discretion determines that it is in the best interests of the Company and its shareholders to nominate the Director for election to serve for an additional period of time. In addition to considering director tenure, the Governance & Technology Committee must (1) regularly review the structure, size and composition of the Board and make recommendations with regard to any changes, and (2) evaluate each incumbent director’s specific experience, qualifications, attributes, skills, performance, independence, diversity and experience required in light of the Company’s business and structure before recommending the nomination of that director for an additional term. Pursuant to the Director Tenure Policy, H. Todd Stitzer is not running for re-election to our Board at the Annual Meeting. The Director Tenure Policy is available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance/documents-and-charters/.

BOARD PRACTICES AND PROCEDURES

Director Attendance at the Annual Meeting of Shareholders

All Directors are required to attend the annual meeting of shareholders. The Board schedules a Board meeting on the date of the annual meeting of shareholders to facilitate attendance at the annual meeting of shareholders by Directors. All Directors who were serving at the time attended the annual meeting of shareholders held in June 2023.

Meetings and Attendance During Fiscal 2024

In Fiscal 2024, the Board met six times (including meetings by video conference). On average, the incumbent Directors attended over 95% of the aggregate number of meetings of the Board and those Board Committees on which they served during Fiscal 2024, and no single incumbent Director attended less than 78% of the total number of meetings of the Board and each Board Committee on which they served during Fiscal 2024.

Executive Sessions of Independent Directors

Independent Directors meet regularly in executive sessions without management participation. The Chair presides at those meetings.

Board and Committee Self-Evaluation

The Board conducts a comprehensive evaluation of the effectiveness of the Board, its Committees, and individual Directors on an annual basis.

This process is designed to solicit feedback from each Director regarding:

◆	Matters that the Directors believe should receive more attention during Board and Committee meetings;

◆	How the Board’s and each Committee’s composition, leadership, meeting and information processes and interactions as a Board and with management influence its effectiveness;

◆	The Directors’ roles and responsibilities; and

◆	Future development needs of the Board and the Directors.

Feedback from this evaluation is utilized to facilitate and inform Board refreshment, refine the functionality and processes of Board and Committee operations, and gain Board member perspectives on whether the Directors’ skills are matched to the Company’s strategies, business needs, and risk profile.

SIGNET JEWELERS	19	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Governance & Technology Committee Chair oversees the self-evaluation process, which includes the development and approval of the evaluation design by the Governance & Technology Committee, its administration through interviews by management or a third party, analysis and summarization of the results and a report to the full Board on an anonymous basis. In Fiscal 2024, the Board engaged outside counsel to facilitate its annual Board evaluation process, which is more fully illustrated below:

BOARD SELF-EVALUATION PROCESS

DISCUSSION OUTLINE	The self-evaluation is facilitated through a discussion outline developed by the Governance & Technology Committee and outside counsel. The discussion outline includes a series of topics and questions designed to solicit constructive feedback to be used in improving Board, Committee, and individual Director effectiveness.

CONFIDENTIAL INTERVIEWS	Members of our Board participate in the evaluation discussion individually through an interview by outside counsel, responding to questions based on the discussion outline, with follow-up questions depending upon the responses provided.

ANALYSIS OF FEEDBACK	Director feedback solicited from the interviews is analyzed for any trends, including areas of strength or opportunities for improvement. Outside counsel presents key findings on an anonymous basis to the Governance & Technology Committee, the full Board and management.

RESPOND TO INPUT	The Board and the Committees discuss the results of the evaluation and, in response to the feedback, determine whether to implement any of the recommendations or suggestions as appropriate to improve processes and procedures to further improve the effectiveness of the Board and Committees. The Board and Committees work with management to take any appropriate actions to implement these changes.

Board Continuing Education

All Directors are encouraged to attend educational programs related to the fulfillment of their duties as members of our Board and Board Committees, including programs sponsored by universities, governance associations, our independent auditors, or other organizations. The Company reimburses Directors for any reasonable expenses in connection with such programs. On a quarterly basis, Directors are provided with a list of educational opportunities and events covering issues and trends that are relevant to their service on the Board or Board Committees. From time to time, the Board also engages outside speakers to present to the Board on topics such as governance trends, cybersecurity, artificial intelligence and ESG issues.

In addition, Directors receive regular communications regarding press coverage, current events relating to our business and inspiring stories related to our customers or team members, and investor relations updates regarding analyst and rating agency reports and updates, as well as feedback from our shareholders.

SIGNET JEWELERS	20	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OVERSIGHT OF RISK

One of the Board’s most important roles involves risk oversight. While senior management has primary responsibility for managing day to day risks, the Board has responsibility for risk oversight with specific risk areas delegated to its Committees, whose deliberations are reported to the full Board. Our risk oversight process, including key risk focus areas for the Board and each of its Committees, is summarized below.

SIGNET JEWELERS	21	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Enterprise Risk Management

The General Counsel coordinates the collection of risk management information and is responsible for assessing the Company’s day-to-day risk management processes and, in coordination with the Company’s Chief Audit Executive, internal controls and seeks to ensure such processes satisfy the applicable standards at both business function and corporate levels. The General Counsel chairs Signet’s Risk Committee, which operates under a Board approved written charter, consists of key functional and banner leaders throughout the Company, and meets quarterly to review Signet’s risk management processes, emerging issues, new regulations, and principal risks. These findings are reported periodically to the Board and Audit Committee.

In addition, the Board, its Committees and individual Board members have full access to management to further discuss any risks impacting the Company or internal controls.

Compensation Policies and Risk Taking

The Human Capital Management & Compensation Committee has evaluated the Company’s policies and practices of compensating team members and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Human Capital Management & Compensation Committee has reached this conclusion based in part on a review conducted by its independent compensation consultant that analyzed the Company’s compensation policies and practices for all team members, including executive officers. The Human Capital Management & Compensation Committee noted several aspects of the compensation programs that reduce the likelihood of excessive risk-taking:

◆	Compensation for the executive officers is a mix of fixed and variable awards, with share-based compensation that vests in accordance with both time- and performance-based criteria;

◆

The executive officer annual short-term and multi-year long-term incentive programs are both based in part on performance targets the Human Capital Management & Compensation Committee believes are closely tied to the creation of long-term shareholder value. These performance targets for executive officers are reviewed and approved by the Committee and set in advance, with above-target payouts reviewed to ensure a reasonable sharing of value created between management and shareholders. Performance achievement under the incentive plans is determined based on the Company’s financial results, which are audited by the Company’s independent registered public accounting firm before annual short-term incentive plan payments are made. See the Compensation Discussion and Analysis (“CDA”) of this Proxy Statement for more information on the performance metrics used for the Fiscal 2024 short-term and long-term incentive programs;

◆

Equity compensation is provided through annual grants under the long-term incentive plan that is a combination of annually granted time-based restricted stock units that generally vest ratably over three years and performance-based restricted stock units that vest over three-year overlapping vesting periods. This approach addresses longer “tail” risks as participants remain subject to performance achievement risks associated with their ongoing and overlapping vesting cycles. In Fiscal 2021, given the difficulty of setting appropriate performance targets in light of the uncertainty caused by the pandemic, the Human Capital Management & Compensation Committee approved a two-year performance measurement period with a three-year service vesting requirement for the performance-based restricted stock units. In Fiscal 2024, the Committee returned to a three-year performance measurement period for the performance-based restricted stock unit awards;

◆	Long-term incentives are awarded in the form of whole share awards (instead of options), driving long-term share value creation, rather than potentially rewarding share price volatility;

◆	The Company seeks to maintain conservative equity utilization, considering factors such as the unusual market conditions driven by the pandemic, under share-based incentive plans;

◆	The CEO and other executive officers, including all NEOs, are subject to share ownership requirements;

◆	The Company prohibits hedging, pledging or speculation of Company shares by team members and Directors;

◆

The Company has a Clawback Policy that applies to all executive officers and any other recipient of an incentive award as determined by the Human Capital Management & Compensation Committee in the event of an overpayment. Certain repayment obligations may be triggered if there is a material restatement of the financial statements. Similarly, in the interest of fairness, should a restatement result in an underpayment of incentive compensation, the Human Capital Management & Compensation Committee may determine whether the Company will make up any such difference. A participant’s incentive compensation may also be recouped for material violations of the Company’s Code of Conduct or Code of Ethics for Senior Officers or for other conduct deemed detrimental to the business or reputation of the Company; and

◆

The Human Capital Management & Compensation Committee is comprised entirely of independent Directors and has engaged an independent consultant to review the risks associated with its compensation programs. It reviews the payouts under the short- and long-term incentive programs, and it regularly benchmarks executive compensation against a carefully constructed and regularly reviewed peer group.

SIGNET JEWELERS	22	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT AND ETHICS

The Company strives to:

1 ● Act in accordance with the laws and customs of each country in which it operates;	2 ● Adopt proper standards of business practice and procedure;	3 ● Operate with integrity; and	4 ● Observe and respect the culture of each country in which it operates.

To that end, the Company has adopted Corporate Governance Guidelines that address a number of corporate governance matters in accordance with NYSE listing rules and a statement of social, ethical and environmental principles and supporting policies applicable to all officers and other team members. In addition, the Company has a policy on business integrity, as well as more detailed guidance and regulations as part of its staff orientation, training and operational procedures. These policies include the Code of Conduct, which is applicable to all Directors, officers and other team members as required by NYSE listing rules, and the Code of Ethics for Senior Officers, which applies to the Chair, independent Directors, CEO and other senior officers. Copies of the Corporate Governance Guidelines and these codes are available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance/documents-and-charters/.

The Company intends to satisfy any disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for Senior Officers for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions by posting such information on its website. There have been no such waivers granted since the beginning of Fiscal 2024.

BOARD COMMITTEES

Certain matters are delegated to Board Committees. The principal committees are the Audit Committee, Human Capital Management & Compensation Committee, Governance & Technology Committee, Corporate Citizenship & Sustainability Committee and Finance Committee.

Each Board Committee acts in accordance with a written charter detailing its purpose, procedures, responsibilities and powers, as adopted by the Board, which is reviewed annually. Copies of the charters are available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance/documents-and-charters/.

SIGNET JEWELERS	23	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The composition as of May 16, 2024, key roles and responsibilities, and number of meetings held in Fiscal 2024 of each principal Board Committee are detailed below. All members of our Board Committees are independent under all applicable NYSE Listing Standards.

Committees

Nominees	AC(1)	HCMC	GT	CCS	FC

Helen McCluskey(2)			◆		◆

André V. Branch	◆				◆

Sandra B. Cochran		◆

R. Mark Graf	◆				C

Zackery A. Hicks			◆	C

Sharon L. McCollam	C		◆

Nancy A. Reardon		C		◆

Jonathan Seiffer	◆	◆

Brian Tilzer			C	◆

Eugenia Ulasewicz		◆		◆

Dontá L. Wilson		◆			◆

Number of Meetings Held in Fiscal 2024	6	6	4	4	7

(1)	Members of the Audit Committee are financially literate and audit committee financial experts within the meaning of applicable SEC regulations.

(2)	Subject to her re-election to the Board, Ms. McCluskey will become Chair of the Board and no longer serve on the Governance & Technology or the Finance Committees.

AC	HCMC	GT	CCS	FC
Audit Committee	Human Capital Management & Compensation Committee	Governance & Technology Committee	Corporate Citizenship & Sustainability Committee	Finance Committee

C = Chair

Audit Committee

Roles and Responsibilities

Primary function is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting and audit, processes for risk management and the Company’s systems of internal control over financial reporting and disclosure controls and procedures.

Responsibilities include the oversight, review and/or approval, as appropriate, of the:

◆  Company’s consolidated financial statements, earnings releases and related audit findings and accounting principles and policies;

◆  Recommendation of the appointment or termination of the Company’s independent registered public accounting firm (the “independent auditor”), and approval of all audit and non-audit services provided by the Company’s independent auditor;

◆  Internal control over financial reporting, disclosure controls and procedures and risk management, including with respect to any climate risk disclosures that may be required by the SEC;

◆  Effectiveness of the Company’s internal auditors, Disclosure Control Committee, and Cybersecurity Incident Materiality Committee;

◆  Procedures for complaints regarding accounting, internal accounting controls, auditing or other matters;

◆  Enterprise risks; and

◆  Related person transactions.

In carrying out its responsibilities, the Audit Committee:

◆  Receives regular updates on internal audit activity and reviews reports submitted to the Company by the Company’s independent auditor, as well as annual management assurance updates submitted by the Risk Committee;

◆  Maintains direct communication with representatives of the Company’s independent auditor, who ordinarily attend meetings by invitation (except in relation to the firm’s and its representatives’ own appointment and assessment of independence);

◆  Invites the Chair, CEO, Chief Financial Officer, Chief Audit Executive, Chief Accounting Officer, General Counsel and others to attend its meetings; and

◆  Meets at least once a year with both the Company’s independent auditor and internal auditors without executive management present.

SIGNET JEWELERS	24	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Human Capital Management & Compensation Committee

Roles and Responsibilities

Primary function is to provide oversight of overall management of human capital, which includes culture, diversity, equity and inclusion; executive compensation programs; benefits and well-being strategy; talent management (attraction, development, and retention); performance management; and, in collaboration with the Governance & Technology Committee, succession planning. In collaboration with the Corporate Citizenship & Sustainability Committee, oversees diversity, equity and inclusion; team member engagement; and team member experience practices, including Signet’s Love for Our Team Corporate Sustainability Goals.

Responsibilities include the oversight, review and/or approval, as appropriate, of the:

◆  Company’s compensation philosophy, policies, and actions for members of management to ensure they are fairly and appropriately rewarded, taking into account the long-term interests of shareholders and the Company, and that the Company’s compensation policies remain competitive;

◆  Evaluation of the performance of the CEO and the Company’s executive officers and other direct reports to the CEO against corporate goals and objectives;

◆  Compensation, and any employment, termination protection, severance or similar agreements between the Company and the CEO or any executive direct report to the CEO;

◆  Design, structure and performance metrics of any annual cash bonus and long-term equity-based compensation plans and recommendation to the Board for approval;

◆  Appointment, compensation, and assessment of the work of the Company’s independent compensation consultant; and

◆  Overall management of human capital, including culture, diversity and inclusion, benefits and well-being strategy, talent management (attraction, development, and retention), performance management, and succession planning.

For additional information regarding the operation of the Human Capital Management & Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Compensation Discussion and Analysis section of this Proxy Statement below.

Governance & Technology Committee

Roles and Responsibilities

Primary function is to nominate Directors and provide oversight with respect to Board composition, implementation of the Company’s Corporate Governance Guidelines and overall corporate governance, the Company’s cybersecurity and data privacy risk oversight and management protocols, and technology matters relating to the Company as an omnichannel enterprise.

Responsibilities include the oversight, review and/or approval, as appropriate, of the:

◆  Selection, orientation and recommendations regarding the nomination of Directors;

◆  Annual evaluation of the Board and its Committees, including the composition and balance of the Board and its Committees;

◆  Succession planning of the CEO, Chair and Board, as well as oversight of succession planning for other executive officers;

◆  Form and amount of Director and Chair compensation in consultation with the Human Capital Management & Compensation Committee;

◆  Company’s cybersecurity and data privacy risk oversight and management protocols, including reviewing any matters reported to it by the Cybersecurity Incident Materiality Committee;

◆  Company’s eCommerce, information technology, digital and data analytics activities, strategies and initiatives, including reviewing budgets, investments, financial and non-financial benefits, insurance, training and staffing related to such activities; and

◆  Corporate governance guidelines and other matters of corporate governance.

For additional information regarding the Governance & Technology Committee’s process for identifying Director candidates, see “Board Membership Selection” above, and regarding the Board and Committee evaluation process, see “Board and Committee Self-Evaluation” above.

SIGNET JEWELERS	25	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Citizenship & Sustainability Committee

Roles and Responsibilities

Primary function is to oversee strategies and actions related to corporate citizenship and sustainability matters, including those relating to environmental, social and governance (“ESG”), to enhance long-term sustainability and value creation.

Responsibilities include the oversight, review and/or provision of advice, as appropriate, of the:

◆  Company’s corporate sustainability, compliance with voluntary responsible sourcing protocols and other ESG strategies, including how these strategies align with the Company’s overall business strategy and objectives of protecting and enhancing the reputation, brand image and external representation of the culture of the Company;

◆  Establishment of, and any modifications to, the Company’s Corporate Sustainability Goals (“CSGs”) and broader ESG objectives, and monitoring the progress towards their achievement;

◆  External developments relating to opportunities and risks that may significantly impact the Company’s reputation and/or its CSGs and ESG objectives and related initiatives;

◆  Implementation and effectiveness of appropriate policies, initiatives, systems and supporting measures and communications in furtherance of the corporate sustainability and ESG strategies;

◆  Implementation and effectiveness of the Company’s social impact programs and guidelines, including with respect to the Signet Love Inspires Foundation; and

◆  In collaboration with the Human Capital Management & Compensation Committee, the oversight of diversity, equity and inclusion, and team member engagement and experience practices.

In carrying out its responsibilities, the Corporate Citizenship & Sustainability Committee reviews metrics relating to Signet’s “Three Loves”, which represent the pillars of its sustainability framework: Love for All People; Love for Our Team; and Love for Our Planet and Products. For additional information regarding the Corporate Citizenship & Sustainability Committee’s oversight role and the Company’s sustainability initiatives, see “Sustainability at Signet” below.

Finance Committee

Roles and Responsibilities

Primary function is to review and guide strategic direction and oversee and offer advice to the Board and management pertaining to risks, opportunities, policies, processes and progress regarding corporate financing or refinancing transactions, budget planning activities, the Company’s credit and finance program and portfolio, treasury and capital allocation strategies and programs, and mergers and acquisitions.

Responsibilities include the oversight, review and/or provision of strategic direction regarding:

◆  The Company’s strategy and plan for its credit program, including risk exposures and the steps and processes management has implemented to monitor and control such exposures;

◆  Potential structures and related transactions and financing arrangements for the extension of credit or other financing options to the Company’s customers;

◆  Corporate financing or refinancing transactions and arrangements;

◆  Treasury and capital allocation strategies, programs and activities, including making recommendations regarding dividend and share repurchase activities to the full Board for approval, as appropriate;

◆  The Company’s annual budget planning activities and making related recommendations to the full Board for approval; and

◆  Merger and acquisition opportunities and activities and making recommendations to the full Board regarding the same, as appropriate.

SIGNET JEWELERS	26	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMMUNICATION WITH DIRECTORS AND DIRECTOR NOMINATIONS

The Board welcomes feedback from shareholders and other interested parties. Any shareholder or member of the public who wishes to send communications to the Board, the Chair or any other individual Director may do so in writing, addressed to the Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. All such communications will be reviewed promptly by the Corporate Secretary and, where considered appropriate, sent to the Director(s) or one or more Committee Chair(s) with a copy to the Chair.

A shareholder who wishes to recommend an individual to the Governance & Technology Committee for its consideration as a nominee for election to the Board may do so in writing also to the Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. The Governance & Technology Committee will evaluate all properly submitted shareholder recommendations for candidates to the Board in the same manner as candidates suggested by other Directors or search firms.

As more fully described in the Company’s Bye-laws and under “Shareholder Q&A”, a shareholder desiring to nominate a person for election as a Director at an annual meeting must provide notice by the deadlines established in the Bye-Laws and include in such written notice all of the information required to be disclosed in solicitations of proxies for the election of Directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes, without limitation, the person’s written consent to being named in the Proxy Statement as a nominee and serving as a Director if elected, the name and address of the proposing shareholder and the number of shares of the Company beneficially owned by such shareholder. In addition, to comply with the universal proxy rules, any notice of director nomination submitted to the Company shareholders other than the Company’s nominees must provide timely notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act

TRANSACTIONS WITH RELATED PARTIES

The Board has adopted a Related Party Transaction Policy setting forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director, executive officer, Director nominee, five percent beneficial owner of the Company’s voting securities, or immediate family member of such officer, Director, Director nominee or security holder (each, a “Related Person”), has a direct or indirect material interest. The Company’s Corporate Secretary and legal department review any identified transactions. If it is determined, based on the facts and circumstances, that the Director or executive officer has a direct or indirect material interest in a transaction, the Corporate Secretary brings the matter to the attention of the Audit Committee for further review. In determining whether to approve or ratify any such transaction, the Audit Committee will consider all relevant factors, including the benefits to the Company, the impact (if applicable) to the independence of any Director, the availability of alternative options, the terms of the transaction, and whether such a transaction would be in the best interests of the Company. In addition, situations that potentially create or give the appearance of a conflict of interest are to be avoided pursuant to the Code of Ethics for Senior Officers and the Code of Conduct. Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify Related Person transactions and both actual and potential conflicts of interest. The Company also makes appropriate inquiries as to the nature and extent of business it conducts with other companies for whom any of these Related Persons also serve as a director or executive officer.

Since the beginning of Fiscal 2024, the Company has not participated in any transaction, and there is no currently proposed transaction, in which a Related Person had or will have a direct or indirect material interest, other than as described below.

Transaction with D&L Trading Limited

The Company acquired R2Net Inc., the parent company of online diamond and bridal jewelry retailer, James Allen, in September 2017. Roy Brinker, the brother-in-law of Oded Edelman, Chief Digital Innovation Officer and President, Digital Banners, owns D&L Trading Limited, which provided services to Segoma Ltd., a subsidiary of R2Net Inc., including photography services related to rough and polished diamonds, jewelry and gemstones, as well as sorting and distribution services of lab grown and rough diamonds to the Company’s polishing factories. In Fiscal 2024, the Company paid approximately $1,204,000 to D&L Trading Limited.

SIGNET JEWELERS	27	2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

Roie Edelman, the brother of Oded Edelman, serves as the Chief Diamond Officer of R2Net Israel Ltd., a subsidiary of R2Net Inc. In Fiscal 2024, Roie Edelman’s total compensation was $402,973, which includes the grant date value of time-based restricted stock units granted to him during Fiscal 2024.

Amendment to the Certificate of Designation applicable to the Company’s Preferred Shares and Transaction with Leonard Green

As previously stated in this Proxy Statement, Leonard Green is one of the Company’s significant shareholders as the holder of the Company’s Preferred Shares, and Jonathan Seiffer, a Senior Partner at Leonard Green, serves on the Company’s Board of Directors. On March 30, 2024, the Board approved certain amendments that took effect on April 1, 2024 to the Certificate of Designation of Series A Convertible Preference Shares (the “Certificate of Designation”), which governs the terms of the Preferred Shares, that: 1) provide for net share settlement on conversion of the Preferred Shares; 2) add certain restrictions such that, a) prior to May 1, 2024, the Preferred Holders, each an affiliate of Leonard Green, may not convert more than 50% of the Preferred Shares in the aggregate and b) after May 1, 2024, the Preferred Holders may not convert more than $110 million of stated value of its Preferred Shares (in aggregate) in any 30-day period prior to November 15, 2024. The amended Certificate of Designation was attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024. Under the terms of the net share settlement, in the event of a mandatory conversion by the Company or a conversion at the option of a Preferred Holder, in exchange for each Preferred Share the Company will deliver cash for the stated value of the Preferred Share (currently, $1,050.94 per Preferred Share), and may elect to deliver any net settlement amount in excess of stated value in cash, shares or a combination of cash and shares.

On April 1, 2024, following the effectiveness of the amended Certificate of Designation, the Preferred Holders delivered notice to the Company of a conversion of 312,500 Preferred Shares (in the aggregate, reflecting 50% of the Preferred Shares held by the Preferred Holders). In accordance with the terms of the amended Certificate of Designation, the conversion was settled in cash by the Company for $414,096,608 on April 15, 2024, including accrued but unpaid dividends.

On May 6, 2024, the Preferred Holders delivered notice to the Company of a conversion of an additional 100,000 Preferred Shares, which the Company has elected to settled in cash. The Preferred Holders will receive approximately $128,956,000 on or about May 20, 2024.

SIGNET JEWELERS	28	2024 PROXY STATEMENT

Director Compensation

Our Director compensation program is outlined in the following chart and includes the compensation paid to independent non-employee Directors. Compensation is paid to independent non-employee Directors only.

Independent Director Compensation Policy	Amount(1)

Annual Board Retainer (Chair)(2)	$500,000

Annual Board Retainer (other than Chair)(3)	$265,000

Additional Annual Retainer to Committee Chairs

Audit Committee	$ 30,000

Human Capital Management & Compensation Committee	$ 25,000

Governance & Technology Committee	$ 20,000

Corporate Citizenship & Sustainability Committee	$ 20,000

Finance Committee	$ 20,000

(1)	We pay annual cash retainers in quarterly installments.

(2)	Split into a cash amount of $260,000 and $240,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

(3)	Split into a cash amount of $105,000 and $160,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

The following table summarizes the total compensation of each of our independent Directors who served on the Board during Fiscal 2024.

Independent Director	Fees earned or paid in cash	Stock awards(1)	Total

H. Todd Stitzer	$260,000	$240,620	$500,620

André V. Branch	$105,000	$160,433	$265,433

R. Mark Graf	$125,000	$160,433	$285,433

Zackery Hicks(2)	$115,824	$160,433	$276,257

Helen McCluskey(3)	$114,176	$160,433	$274,609

Sharon L. McCollam	$135,000	$160,433	$295,433

Nancy A. Reardon	$130,000	$160,433	$290,433

Jonathan Seiffer(4)	$105,000	$160,433	$265,433

Brian Tilzer(3)	$115,824	$160,433	$276,257

Eugenia Ulasewicz(2)	$114,176	$160,433	$274,609

Dontá L. Wilson	$105,000	$160,433	$265,433

(1)

In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the shares. The annual equity award was made in RSUs with one-year cliff vesting from the date of grant and were granted to all independent Directors who were appointed to the Board at the 2023 annual meeting of shareholders on the day of such meeting.

(2)

Fees earned or paid in cash reflects a pro-rated amount of Chair fees associated with the transition of the Chair role of the Corporate Citizenship & Sustainability Committee from Ms. Ulasewicz to Mr. Hicks, effective June 16, 2023.

(3)

Fees earned or paid in cash reflects a pro-rated amount of Chair fees associated with the transition of the Chair role of the Governance & Technology Committee from Ms. McCluskey to Mr. Tilzer, effective June 16, 2023.

(4)	Mr. Seiffer’s cash fees were payable to Leonard Green.

SIGNET JEWELERS	29	2024 PROXY STATEMENT

DIRECTOR COMPENSATION

DETERMINATION OF DIRECTOR COMPENSATION

The compensation of the independent Directors is determined by the full Board based on recommendations made by the Human Capital Management & Compensation Committee after consultation with the Governance & Technology Committee and the Human Capital Management & Compensation Committee’s independent compensation consultant. Such recommendations are made after consideration of, among other factors, external comparisons, time commitments and the responsibilities of the independent Directors. There were no changes to the retainer fees applicable to the Chair, independent directors or Committee chairs during Fiscal 2024.

SHARE OWNERSHIP

Our Director Share Ownership Policy is designed to better align our Directors’ interests with those of shareholders over the long term. The Chair and the independent Directors are expected to achieve a minimum share ownership of three times the value of their annual share award within five years of election to the Board. Once these share ownership holdings are achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The minimum holding is to be maintained while such individual remains a Director of the Company. As of May 3, 2024, each of our independent Directors had achieved their share ownership requirements, except for Sandra B. Cochran, who just recently joined our Board in February 2024 and is on pace to meet her ownership requirements.

INDEMNIFICATION

The Company has entered into indemnification agreements with the independent Directors of the Company, agreeing to indemnify them against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding.

SIGNET JEWELERS	30	2024 PROXY STATEMENT

Sustainability at Signet

Signet’s sustainability strategy involves connecting stakeholder values with the economic, social and environmental impacts of our business model to make sound decisions. It reflects how we prioritize and organize our Inspiring Brilliance actions and live out our Purpose, to Inspire Love. In this way, we create shared value for team members, customers, investors, suppliers and other stakeholders.

As a leading retailer in the jewelry sector, we recognize the scale and transparency of our business influences our entire value chain. Over the past year, we reassessed our priority sustainability goals to focus on areas that are both important to stakeholders and business success. During this process, we referenced business practice guideposts such as those established by the United Nations Global Compact, as well as non-financial reporting standards and frameworks such as the SASB standards, which are now part of the IFRS Foundation. Upon publishing our refreshed goals in our next Sustainability Report, we will regularly track and disclose our performance at least annually. The Signet Leadership Team actively seeks progress toward achieving our Sustainability goals in everyday business operations, as well as long-term planning. Our Board also guides and monitors our development through regular reviews.

RECENT MILESTONES

Signet is committed to communicating transparently about meaningful sustainability-related activities and results to stakeholders. We made significant progress in Fiscal 2024 and continue working to further enhance our corporate sustainability strategy and related disclosures in the years ahead. In addition to the actions taken in furtherance of our human capital management initiatives described more fully below under “Signet’s Approach to Human Capital Management,” the following illustrates some recent milestones since the beginning of Fiscal 2024:

FISCAL 2024 AND FISCAL 2025 TO DATE

◆  Published our third Corporate Citizenship and Sustainability Report, goals based on Signet’s Three Loves: Love for All People; Love for our Team; Love for our Planet and Products. (June 2023)

◆  Earned designation as a Great Place to Work-Certified™ company for the fourth year in a row. (July 2023)

◆  Expanded our contribution to circular economy ideals by increasing the volume of jewelry products available for re-use through jewelry repair, through Signet’s acquisition of SJR National Repair, a jewelry and watch repair company. (July 2023)

◆  Ernest Jones launched its new traceable diamond collection, Origin by Ernest Jones. The collection includes pieces made with 75% repurposed materials and fully traceable, responsibly sourced natural diamonds. Each diamond is assigned a unique identification number and certificate so customers can follow the diamond’s journey from its origin to their finger. (August 2023)

◆  Zackery A. Hicks succeeded Eugenia Ulasewicz as Chair of the Corporate Citizenship & Sustainability Committee. (June 2023)

◆  Announced remodel of 300 stores with greenhouse gas reduction strategies that include new HVAC systems and low emitting diode lighting. (March 2024)

SIGNET JEWELERS	31	2024 PROXY STATEMENT

SUSTAINABILITY AT SIGNET

BOARD OVERSIGHT OF SUSTAINABILITY

Corporate Citizenship & Sustainability Committee

◆ Oversight responsibility regarding our corporate citizenship initiatives is embedded in the Corporate Citizenship & Sustainability Committee. The Committee reports to the entire Board on the Company’s ongoing environmental, social and governance activities. The Committee provides oversight and strategic direction for our sustainability program including oversight of Signet’s 2030 Corporate Sustainability Goals (CSGs) and related reporting and disclosures. As part of this oversight, the Committee considers how the Company’s environmental, social and governance strategies align with the Company’s overall business strategy and objectives of protecting and enhancing the reputation, brand image and external representation of the culture of the Company, and monitors external risks and developments, including climate change and developments in reporting frameworks and regulatory changes.

Human Capital Management & Compensation Committee

◆ The Human Capital Management & Compensation Committee provides oversight of overall management of human capital, which includes team member experience, culture, diversity, equity and inclusion; compensation program review and oversight including equity compensation; benefits and well-being strategy; talent management (attraction, development, and retention); performance management; and, in collaboration with the Governance & Technology Committee, succession planning. In collaboration with the Corporate Citizenship & Sustainability Committee, the Human Capital Management & Compensation Committee oversees Signet’s Love for our Team Corporate Sustainability Goals.

Audit Committee

◆ The Audit Committee provides oversight of the Company’s SEC disclosures, including with respect to any environmental, social and governance data or risk disclosures that may be required by federal or state regulators.

The Corporate Citizenship and Sustainability Report will be accessible at www.proxydocs.com/SIG.

SIGNET JEWELERS	32	2024 PROXY STATEMENT

Signet’s Approach to

Human Capital Management

Our approach to human capital management starts with our “People First” mindset and seeks to create an inclusive, innovative, and collaborative company culture. Our success depends on our ability to attract, develop, and retain highly engaged and motivated team members who are deeply connected to our Purpose of Inspiring Love. The execution of our Inspiring Brilliance business strategy is supported by our confidence in the Signet team and our commitment to their overall success and personal growth. As a result of our strategy to grow impassioned leaders dedicated to our Purpose, we have been able to recruit and retain talent. In Fiscal 2024, we enhanced our team member experience with tangible success.

Our team members are key to our success. Consistent with our Purpose, each Signet team member is:

©	Invited to be their best self;

©	Introduced to ideas that grow their passion—not just their job; and

©	Encouraged to inspire love in the world.

In Fiscal 2024, Signet was designated as a Great Place to Work-Certified™ company for the fourth consecutive year, which reflects the pride, engagement, and enthusiasm of our team members throughout our organization. We attribute this accolade to our focus on our Purpose, our efforts to cultivate a collaborative, innovative and high-engagement workplace culture, and our overall human capital management strategy. Signet was named to two lists by Newsweek magazine, America’s Greatest Workplaces for Women 2024 and America’s Greatest Workplaces for Diversity 2024. In addition, Signet received a score of 95 out of 100 on the Human Rights Campaign Foundation’s 2023-2024 Corporate Equality Index, the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality.

HUMAN CAPITAL MANAGEMENT ACCOMPLISHMENTS IN FISCAL 2024 AND FISCAL 2025 TO DATE

DIVERSITY, EQUITY AND INCLUSION

We are committed to cultivating and advancing diversity in all forms, as well as building a strong inclusive culture. In Fiscal 2024:

◆ We continued to improve representation in our robust talent pipeline, aligned with 2030 Corporate Sustainability Goals (CSGs).

◆ We held two leadership development programs for all store managers focused on motivating all team members, innovating using digital capabilities, and focusing on customer value.

◆ Signet signed the Human Rights Campaign Count Us In LGBTQ+ Ally Business Pledge. Doing so reaffirmed our commitment to equal treatment in our workplaces and beyond.

◆ In addition to “Foundations of DEI” training for all team members, we offered a two-part training on Understanding and Mitigating Unconscious Bias for all team members and Traits of Inclusive Leadership training for all managers and above.

Diversity on Our Team—As of February 3, 2024:

Signet Leadership Team

59% Women

18% People of Color

Vice Presidents and Above in our Support Centers (North America)

40% Women

15% People of Color

Assistant Managers and Above in our Retail Stores (North America)

74% Women

37% People of Color

SIGNET JEWELERS	33	2024 PROXY STATEMENT

SIGNET’S APPROACH TO HUMAN CAPITAL MANAGEMENT

TRAINING AND DEVELOPMENT

Our people and culture represent essential ingredients of realizing long-term success. In Fiscal 2024, Signet continued our efforts to connect our team members with resources that support their individual development and enable them to create an inclusive environment for all. Our Enterprise Mentoring Program supports personal and career growth and includes consistent Executive Team engagement. More than 285 team member mentorship pairs were formed through the program during Fiscal 2024 and Fiscal 2025 year to date.

Signet’s leadership development and training strategy has three components:

◆ Leadership and Culture;

◆ Functional skills; and

◆ Industry and Jewelry Expertise.

In Fiscal 2024, Signet continued its innovative retail team member training program, Week One Experience, a 40-hour training for all full-time team members across our Kay, Jared, Peoples and Zales banners. This program immerses new team members in Signet’s expectations, culture, and leadership style as well as foundational knowledge of the jewelry industry. Team members continue to develop expertise in jewelry for the duration of their career at Signet.

In Fiscal 2024, Signet continued to invest in its learning platform, Brilliant University, to support team member training, leadership development, and education. Investments in our people, such as training, allows us to recruit exceptional candidates and efficiently provide them with new skills and experiences regarding Signet values, leadership traits, and jewelry knowledge.

SIGNET’S SEVEN LEADERSHIP TRAITS

Our learning experience is guided by Signet’s seven leadership traits, which are foundational to the success of each leader at Signet, regardless of job title. We believe that leadership skills can and should be practiced at every level, and Brilliant University provides education and training for team members to learn more about what each trait looks like at different levels in the organization.

1	Vision and Purpose	2	Critical Thinking
Craft an Inspired Vision for the Clear Path Forward		See the Challenges, Consider All Possibilities

3	Customer Obsession	4	Employee Experience	5	Diversity, Equity and Inclusion
It Starts and Ends with Our Customer Period		Create a Vibrant Culture of Collaboration and Engagement		Embrace Our Differences, Celebrate Our Uniqueness

6	Innovative Action	7	Performance Excellence
Iterative Ideas Drive Progress, Acting Out Our Ideas Drives Success		Motivated, Accountable and Professional, the MAP for Greatness

SIGNET JEWELERS	34	2024 PROXY STATEMENT

Proposal 2: Appointment of Independent Auditor and Authorization of the Audit Committee to Determine its Compensation

Proposal 2 is to appoint KPMG LLP (“KPMG”) as independent registered public accounting firm (“independent auditor”) to the Company until the end of the next annual meeting of shareholders and authorize the Audit Committee of the Board to determine its compensation.

The Audit Committee is responsible for the recommendation, compensation, retention and oversight of the independent auditor and has recommended KPMG, the US member firm of KPMG International, as the independent registered public accounting firm to audit the Company’s consolidated financial statements and effectiveness of internal control over financial reporting of the Company until the end of the Company’s annual meeting of shareholders in 2025. While shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditor should be appointed.

In recommending KPMG, the Audit Committee has considered, among other things, whether the non-audit services provided by KPMG were compatible with maintaining KPMG’s independence from the Company and has determined that such services do not impair KPMG’s independence. The Audit Committee considered whether there should be a rotation of the independent auditor, and the members of the Audit Committee currently believe that the continued retention of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

FEES AND SERVICES OF KPMG

The Audit Committee has adopted a policy requiring its advance approval of the Company’s independent registered public accounting firm’s fees and services. In Fiscal 2023 and Fiscal 2024, all KPMG services and fees shown in the table below were disclosed to and/or reviewed and pre-approved by the Audit Committee (or Chair of the Audit Committee between Audit Committee meetings for non-audit work up to $250,000) pursuant to this policy. This policy also prohibits the Company’s independent registered public accounting firm from performing certain non-audit services for the Company including: (1) bookkeeping, (2) systems design and implementation, (3) appraisals or valuations, (4) actuarial services, (5) internal audit, (6) management or human resources services, (7) investment advice or investment banking, (8) legal services and (9) expert services unrelated to the audit.

The following table presents fees for professional audit services provided by KPMG for Fiscal 2024 and Fiscal 2023 for their respective audits of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for Fiscal 2024 and Fiscal 2023, reviews of the Company’s unaudited condensed consolidated interim financial statements and other services rendered by KPMG during Fiscal 2024 and Fiscal 2023.

	Fiscal 2024 (millions)	Fiscal 2023 (millions)

Audit fees	$5.4	$4.3

Audit-related fees(1)	$0.1	$—

Tax fees(2)	$0.3	$0.3

All other fees	$—	$—

Total fees	$5.8	$4.6

(1)	Audit-related fees consisted principally of services rendered for due diligence assistance related to the Company’s acquisition activity.

(2)	Tax fees consisted principally of services rendered for tax compliance and advisory services.

A representative of KPMG will attend the Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the Meeting if he or she desires to do so.

The Board of Directors Recommends a Vote “FOR” this Proposal.

SIGNET JEWELERS	35	2024 PROXY STATEMENT

Report of the Audit Committee

The Company’s Annual Report on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of February 3, 2024 (“Fiscal 2024”) and January 28, 2023 (“Fiscal 2023”), the related audited consolidated statements of operations, comprehensive income, cash flows, and shareholders’ equity for Fiscal 2024, Fiscal 2023, and the fiscal year ended January 29, 2022 and the related notes (collectively, the “Audited Financial Statements”). These Audited Financial Statements are the subject of the report by the Company’s independent registered public accounting firm, KPMG. The Audited Financial Statements are available at www.signetjewelers.com/investors/financial-reports.

The Audit Committee reviewed and discussed the Audited Financial Statements with management and otherwise fulfilled the responsibilities set forth in its charter. An evaluation of the effectiveness of the Company’s internal control over financial reporting was discussed by the Audit Committee with management and KPMG.

The Audit Committee also discussed applicable matters under Public Company Accounting Oversight Board (“PCAOB”) standards with KPMG. The required written disclosures and letter regarding KPMG communications with the Audit Committee and independence were received by the Audit Committee, and independence was discussed with KPMG.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Fiscal 2024 Form 10-K.

The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent registered public accounting firm and determines whether to re-engage KPMG or consider other audit firms. In doing so, the Audit Committee considers, among other things, such factors as:

◆	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;

◆	KPMG’s capability and expertise;

◆	The quality and candor of communications and discussions with KPMG;

◆	The ability of KPMG to remain independent;

◆	External data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms);

◆	The appropriateness of fees charged; and

◆

KPMG’s tenure as the Company’s independent registered public accounting firm and familiarity with its operations, businesses, accounting policies and practices, and internal control over financial reporting.

In accordance with the SEC’s rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to a company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner involves meetings between the members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the foregoing considerations, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Sharon L. McCollam (Chair)

André Branch

R. Mark Graf

Jonathan Seiffer

SIGNET JEWELERS	36	2024 PROXY STATEMENT

Ownership of the Company

SHAREHOLDERS WHO BENEFICIALLY OWN AT LEAST FIVE PERCENT OF COMMON SHARES

The table below shows all persons who were known to the Company to be beneficial owners (determined in accordance with Rule 13d-3 of the Exchange Act) of more than five percent of Common Shares as of May 9, 2024. The table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(1)

Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, NY 10003, USA	7,444,324(2)	16.67%

BlackRock Inc. 55 East 52nd Street New York, NY 10055, USA	7,017,767(3)	15.72%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355, USA	4,869,178(4)	10.90%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,324,013(5)	5.20%

None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)	Reflects the shareholdings as reported in the Beneficial Owners’ SEC filings as a percentage of the issued and outstanding shares of Common Stock as of May 9, 2024.

(2)

Based upon a Schedule 13G/A filed on February 14, 2024, Select Equity Group, L.P. (“Select LP”), SEG Partners II, L.P. (“SEG Partners II”), SEG Partners Offshore Master Fund, Ltd. (“SEG Offshore”) and George S. Loening (“Loening”) (collectively, “Select Equity”) jointly reported beneficial ownership of 7,444,324 Common Shares as follows: shared voting and shared dispositive power over 7,444,324 Common Shares by Select LP; shared voting and shared dispositive power over 2,741,150 Common Shares by SEG Partners II; shared voting and shared dispositive power over 1,655,481 Common Shares by SEG Offshore; and shared voting and shared dispositive power over 7,444,324 Common Shares by Loening.

(3)

Based upon a Schedule 13G/A filed on January 22, 2024, BlackRock Inc. reported beneficial ownership of 7,017,767 Common Shares as follows: sole voting power over 6,909,246 Common Shares and sole dispositive power over 7,017,767 Common Shares.

(4)

Based upon a Schedule 13G/A filed on February 13, 2024, The Vanguard Group, Inc. reported beneficial ownership of 4,869,178 Common Shares as follows: shared voting power over 29,738 Common Shares, sole dispositive power over 4,792,747 Common Shares and shared dispositive power over 76,431 Common Shares.

(5)

Based upon a Schedule 13G filed on February 9, 2024, Dimensional Fund Advisors LP reported beneficial ownership of 2,324,013 Common Shares as follows: sole voting power over 2,270,986 Common Shares and sole dispositive power over 2,324,013 Common Shares.

SIGNET JEWELERS	37	2024 PROXY STATEMENT

OWNERSHIP OF THE COMPANY

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of May 9, 2024 by each current Director, each executive officer named in the Summary Compensation Table and all of the Company’s current executive officers and Directors as a group.

Name	Common Shares(1)	Shares that may be acquired within 60 days(2)	Total(3)	Percent of class(3)

H. Todd Stitzer(4)	37,978	3,700	41,678	*

André V. Branch(4)	8,107	2,467	10,574	*

Sandra B. Cochran(4)	—	—	—	*

Virginia C. Drosos(4)(5)	655,606	—	655,606	1.47%

R. Mark Graf(4)	25,471	2,467	27,938	*

Zackery A. Hicks(4)	12,294	2,467	14,761	*

Helen McCluskey(4)	24,671	2,467	27,138	*

Sharon L. McCollam(4)	24,567	2,467	27,034	*

Nancy A. Reardon(4)	24,448	2,467	26,915	*

Jonathan Seiffer(4)(6)	20,579	2,467	23,046	*

Brian Tilzer(4)	13,448	2,467	15,915	*

Eugenia Ulasewicz(4)	28,644	2,467	31,111	*

Dontá L. Wilson(4)	5,407	2,467	7,874	*

Joan M. Hilson(7)	166,111	—	166,111	*

Jamie L. Singleton(7)	150,192	—	150,192	*

Rebecca S. Wooters(7)	79,765	—	79,765	*

Oded Edelman(7)	75,962	—	75,962	*

All Current Executive Officers and Directors as a group (19 persons)	1,422,078	28,370	1,458,448	3.26%

(1)	No Common Shares are pledged as security. All Common Shares are owned directly with the exception of Oded Edelman, who holds 55,398 Common Shares through a wholly-owned entity.

(2)	Includes Common Shares that may be acquired upon the exercise of stock options or upon vesting of time-based restricted stock units.

(3)

All holdings represent less than 1% of the Common Shares issued and outstanding, with the exception of Virginia C. Drosos, as indicated. No Preferred Shares are held by our Directors or executive officers. Percentage reported reflects the shareholdings of the Directors and Executive Officers as a percentage of the issued and outstanding shares of Common Stock as of May 9, 2024.

(4)	Director

(5)	CEO

(6)

Certain affiliates of Leonard Green, including Green Equity Investors VI, L.P. (“GEI VI”), Green Equity Investors Side VI, L.P. (“GEI Side VI”), LGP Associates VI-A LLC (“Associates VI-A”), and LGP Associates VI-B LLC (“Associates VI-B”), are the direct owners of 212,500 Preferred Shares that, as of May 9, 2024, are convertible into up to 494,120 Common Shares if, upon a conversion, the Company elects to settle the entire net share settlement portion of the conversion consideration in Common Shares. Mr. Seiffer directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to be an indirect beneficial owner of the shares owned by GEI VI, GEI Side VI, Associates VI-A and Associates VI-B. Mr. Seiffer disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(7)	Executive officer

See CDA and “Director Compensation” below for a discussion of the Company’s Share Ownership Policies applicable to executive officers and Directors, respectively.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, require our Directors and executive officers and any persons who beneficially own more than 10% of our common stock (collectively “Reporting Persons”) to file reports of their ownership and changes in beneficial ownership of common stock with the SEC. Based solely on our review of forms filed electronically with the SEC and written representations from Reporting Persons, we believe that all filings required to be made under Section 16(a) by the Reporting Persons during Fiscal 2024 were timely filed with the exception of one late Form 4 for Stash Ptak due to an administrative error pertaining to untimely notice from Mr. Ptak’s broker regarding the confirmation of a reportable gift of Common Shares.

SIGNET JEWELERS	38	2024 PROXY STATEMENT

Executive Officers of the Company

The names, ages of and positions held by the current executive officers of the Company are presented below.

Executive Officer	Age	Position

Virginia C. Drosos	61	Chief Executive Officer

Joan M. Hilson	64	Chief Financial, Strategy and Services Officer

Oded Edelman	57	Chief Digital Innovation Officer and President, Digital Banners

Mary Elizabeth Finn	63	Chief People Officer

Stash Ptak	45	General Counsel and Senior Vice President Legal Compliance and Risk

Jamie L. Singleton	62	Group President and Chief Consumer Officer

Rebecca S. Wooters	53	Chief Digital Officer

Virginia C. Drosos — see biographical information in section “Proposal 1: Election of Directors—Virginia C. Drosos.”

Joan M. Hilson joined Signet in March 2019 and became Chief Financial Officer in April 2019, Chief Strategy Officer in March 2021 and Chief Services Officer in November 2022. Ms. Hilson brings over 30 years of leadership experience in retail corporate finance, with extensive experience in business planning, merchandise planning, inventory management, and cost optimization. Before Signet, Ms. Hilson was Executive Vice President, Chief Financial and Operating Officer of David’s Bridal, Inc., a wedding gown and formal wear retailer, for five years. Prior to that she was the Chief Financial Officer of American Eagle Outfitters, a publicly traded clothing retailer, and held several roles within Limited Brands, a publicly traded clothing and specialty retailer, including Chief Financial Officer of the Victoria’s Secret stores division.

Oded Edelman has served as Chief Digital Innovation Officer since September 2017 and President of Signet’s Digital Banners since August 2022, overseeing online diamond and jewelry retailers James Allen and Blue Nile. In addition, Mr. Edelman is the founder and Chief Executive Officer of R2Net Inc., the parent company of James Allen, established in 2007. He previously served as President of James Allen from 2007 to August 2022. Mr. Edelman has extensive experience in the diamond and high-tech industries, with expertise in international trade, wholesale, supply chain management, online marketing and the development of cutting-edge technologies.

Mary Elizabeth Finn became Chief People Officer in May 2018. She has over 30 years of experience empowering team members through business transformations, developing leaders, expanding training and development opportunities, and building diverse, inclusive, and successful cultures. Prior to Signet, Ms. Finn served as Chair of Finn Advisory Services, LLC, a consulting firm which she founded. Previously, Ms. Finn was Chief Human Resources Officer of Nielsen, a global information services company, for five years and provided human resources leadership during two major successful transitions: the company’s initial public offering and chief executive officer succession. Prior to Nielsen, she spent 26 years at General Electric.

Stash Ptak became General Counsel and Senior Vice President Legal, Compliance and Risk in June 2019 and oversees Signet’s legal, governance, compliance, enterprise risk management and asset protection functions. Mr. Ptak’s experience spans both business operations and law. He joined the Signet legal team in 2012, initially focused on commercial and real estate matters. Mr. Ptak joined Signet in 2005, and prior to transitioning to the legal team, he served in a number of strategic and analytical roles related to the Company’s optimization of merchandise sales and margins.

Jamie L. Singleton became Signet’s Group President and Chief Consumer Officer in November 2022. She has over 30 years of experience in transformative retail leadership, including merchandising, design, product development, sourcing, marketing, data analytics and customer experience. As Group President and Chief Consumer Officer, she is responsible for KAY Jewelers, Peoples, Zales, Banter by Piercing Pagoda, marketing and merchandise sourcing for Signet. Previously, she served as President of Kay, Zales and Peoples from March 2019 to November 2022, Chief Marketing Officer from May 2021 to November 2022, Executive Vice President of Zales and Peoples Jewelers from June 2017 to March 2019, and Senior Vice President, General Manager of Piercing Pagoda for Zale Corp., and later Signet, from April 2012 to June 2017. Prior to joining

SIGNET JEWELERS	39	2024 PROXY STATEMENT

EXECUTIVE OFFICERS OF THE COMPANY

Zale Corp., she was a Senior Vice President at CPI Corp., a photography studio company, and David’s Bridal Group, a wedding gown and formal wear retailer, responsible for retail and wholesale businesses, and held various senior merchandising, planning and product development positions at other retail companies.

Rebecca S. Wooters became Signet’s Chief Digital Officer in April 2020. She has over 30 years of experience across digital strategy and transformation, customer experience, data analytics, operations,

marketing, technology and product development. Prior to joining Signet, she spent over twelve years with Citi from 2007 to April 2020, the consumer division of publicly traded Citigroup, a financial services company, most recently as Chief Customer Experience Officer for the North America Consumer business from April 2018 and Head of Digital Experience for Citi’s Card division from November 2013. Prior to Citi, Ms. Wooters served in innovation, strategic and marketing roles of increasing responsibility at Experian Decision Analytics and MBNA.

SIGNET JEWELERS	40	2024 PROXY STATEMENT

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The Board recognizes the interest shareholders have in the compensation of executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are asking shareholders to cast a vote, on a non-binding advisory basis, on the compensation of the Company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act (also referred to as “Say-on-Pay”).

As described in the CDA, Signet’s compensation philosophy is to provide an attractive, competitive, and market-based total compensation program tied to performance and aligned with our objectives for long-term value creation. The objective of our executive compensation program is to recruit, retain, incentivize, and reward the quality of executive officers necessary to deliver sustained high performance to our shareholders and customers through competitive base salaries and both annual and long-term incentives. Total compensation is targeted at approximately the median of a custom group of comparator companies more fully described in the CDA, with some variation for certain executives based on experience, performance, criticality of the role and expansion of responsibilities.

The Human Capital Management & Compensation Committee believes that the Company’s executive compensation programs, executive officer pay levels and individual pay actions approved for executive officers, including our NEOs, directly align with the Company’s executive compensation philosophy, fully support the Company’s goals and provide an appropriate balance between risk and incentives. A recent risk assessment performed by our independent third-party compensation consultant indicated that the executive compensation programs and policies are not reasonably likely to cause excessive risk-taking or increase enterprise risks in a manner that could have a material adverse impact on the Company.

Shareholders are urged to read the CDA section of this Proxy Statement, which discusses in greater detail how compensation policies and procedures align with our executive compensation philosophy, as well as the compensation tables and narrative discussion.

Shareholders are asked to indicate their support for the Company’s NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, shareholders are asked to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Signet’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Shareholders should note that the vote is advisory and not binding on the Company and its Board or Human Capital Management & Compensation Committee. The Board and Human Capital Management & Compensation Committee value the opinion of shareholders, and to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, shareholder concerns will be considered, and the Human Capital Management & Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Recommends a Vote “FOR” this Proposal.

SIGNET JEWELERS	41	2024 PROXY STATEMENT

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Executive Summary

Our Commitment to Pay for Performance

How Executive Compensation is Determined

Competitive Benchmarking Analysis

Elements of NEO Compensation

Other Policies and Practices

Deductibility of Executive Compensation

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Grants of Plan-Based Awards

Outstanding Equity Awards

Option Exercises and Shares Vested

Non-Qualified Deferred Compensation

NEO AGREEMENTS

Termination Protection Agreements

Employment Agreement

TERMINATION PAYMENTS

CEO PAY RATIO

PAY VERSUS PERFORMANCE

43 43 44 47 48 49 50 56 57 58 59 60 60 61 63 64 64 65 65 67 69 73 74	VIRGINIA C. DROSOS CHIEF EXECUTIVE OFFICER
JOAN M. HILSON CHIEF FINANCIAL, STRATEGY AND SERVICES OFFICER
JAMIE L. SINGLETON GROUP PRESIDENT AND CHIEF CONSUMER OFFICER
REBECCA S. WOOTERS CHIEF DIGITAL OFFICER
ODED EDELMAN CHIEF DIGITAL INNOVATION OFFICER AND PRESIDENT, DIGITAL BANNERS

SIGNET JEWELERS	42	2024 PROXY STATEMENT

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis section (“CDA”) describes:

◆	the Company’s executive compensation objectives;

◆	the role of the Human Capital Management & Compensation Committee and the philosophy it has established to meet these objectives;

◆	the Company’s executive compensation policies; and

◆	the material elements of compensation awarded to, earned by, or paid to our named executive officers (each, an “NEO”, and collectively, the “NEOs”).

NEO	Position

Virginia C. Drosos	Chief Executive Officer

Joan M. Hilson	Chief Financial, Strategy and Services Officer

Jamie L. Singleton	Group President and Chief Consumer Officer

Rebecca Wooters	Chief Digital Officer

Oded Edelman	Chief Digital Innovation Officer and President, Digital Banners

Signet’s fiscal year ended February 3, 2024 (“Fiscal 2024”) marked the completion of the third year of our “Inspiring Brilliance” strategy. The goal of Inspiring Brilliance is to build on the success of the Path to Brilliance strategy implemented in Fiscal 2019–2021 and established Signet as the growth and innovation leader of the jewelry industry. This initiative was driven by Signet’s vision of enabling ALL PEOPLE to celebrate life and express love with jewelry.

We believe Signet is uniquely positioned to deliver consistent market share growth and value creation given our significant leadership position in the jewelry industry. In addition, the Company’s financial strength and flexible operating model are enabling continued strategic investments that we believe are widening our competitive advantage.

The foundations of Inspiring Brilliance were focused on a transformed company with a long runway for growth including four growth drivers including: Win in Big Businesses, Expand Accessible Luxury, Accelerate Services and Lead Digital Commerce. The Company continues to execute these growth strategies with capability levers that include:

◆	Winning in Digital: Driving sales online and in-store through our powerful customer data platform and new connected commerce initiatives;

◆	Connected Commerce: Uniquely equipping us to scale customer relationship through intentional outreach;

◆

Flexible Operating Model: Giving us flexibility to drive out costs, utilize scale to capture sourcing benefits, leverage acquisition integration opportunities, personalization and digital, and return cash to shareholders through share repurchases and dividends;

◆	Sourcing: We are leveraging scale in sourcing to drive margin gains: and

◆

Culture: We are a people-first company that provides best-in-class training and development and have been nationally recognized as a Great Place to Work-CertifiedTM company for the fourth consecutive year. In Fiscal 2024, Signet was named to two prominent Newsweek lists: America’s Greatest Workplaces for Women and America’s Greatest Workplaces for Diversity. Signet also received a 95 out of 100 on the Human Rights Campaign Foundation’s 2023-2024 Corporate Equality Index.

At Signet, our approach to human capital management starts with our core value of “People First” and aims at creating a truly inclusive, innovative, and collaborative company culture. As a retail company, sales and customer relationships are at the core of our business model. Our success depends on our ability to attract, develop, and retain highly engaged and motivated team members who are deeply connected to our Purpose of Inspiring Love. All team members are immersed in the Signet employee experience where team members are invited to be their

SIGNET JEWELERS	43	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

best selves, are introduced to new ideas that grow their passion, not just their jobs, and are inspired to inspire more love in the world. The execution of our Inspiring Brilliance business strategy was supported by our confidence in the Signet team and our commitment to their overall success and personal growth.

We believe that thriving and engaged team members are integral to Signet’s success. We were overwhelmed by our team members’ response to Inspiring Brilliance. In response to the Fiscal 2024 Great Place to Work© Trust IndexTM survey, 83% of Signet team members responded, “When I look at what we accomplish, I feel a sense of pride.” Thanks to our passionate dedication to customers and focus on our Inspiring Brilliance strategy, we continue to build momentum and drive growth.

EXECUTIVE SUMMARY

The connection between pay, performance and shareholder interests is critical in the design of all our executive compensation plans. The Company’s strong commitment to pay-for-performance is demonstrated in the range of payouts from threshold to target and from target to maximum based on aggressive performance goals in both our short-term and long-term plans. This alignment with shareholder interests is evidenced by the endorsement from our shareholders for our Say-on-Pay proposals. Over the past few years, shareholders have expressed a high level of support with the following percentage of votes cast in favor of our plans:

✓	97.9% in 2023

✓	98.2% in 2022

✓	98.4% in 2021

As reported in our Fiscal 2024 Annual Report on Form 10-K and in other public disclosures, we made meaningful progress on achieving the goals of the Inspiring Brilliance strategic plan during Fiscal 2024. Results were impacted by heightened inflationary pressure on consumers’ discretionary spending and the decline in the bridal category, driven by lower engagements. Key results during Fiscal 2024 include:

◆	Sales of $7.2 billion, down 8.6% compared to last year;

◆	Non-GAAP operating income of $643 million and non-GAAP diluted EPS of $10.37(1); and

◆

Delivered on our goals to return excess cash to shareholders through $139 million of share repurchases and $40 million of common share dividends, with an additional expansion of our share repurchase authorization to approximately $850 million in March 2024.

We are proud of our team’s dedication, agility, and excellent execution to deliver solid results in a year that experienced a deep COVID-induced engagement trough and the continued impact of heightened inflationary pressure on consumers’ discretionary spending. However, given the significant external challenges that emerged during the year, these results did not clear the challenging thresholds under our Fiscal 2024 short-term annual incentive plan (“STIP”) for a corporate payout based on Comparable Sales, Market Share or for Adjusted Operating Income. As a result, the corporate STIP for Fiscal 2024 did not result in a payout.

While our performance fell short of threshold levels for our Fiscal 2024 STIP, the cumulative results for the performance-based restricted stock units (“PSUs”) granted under the Fiscal 2023-2025 long-term incentive program (“LTIP”) for the two-year performance period ended February 3, 2024 achieved a combined payout of 50.29% of target. While the total Revenue growth did not clear the threshold, we achieved 100.57% of the performance target for Free Cash Flow. These PSUs had a two-year performance period (to reflect uncertainty during the COVID-19 pandemic) and the awards vest over a three-year period, so there is an additional year of service required for the award to be earned prior to vesting following the completion of Fiscal 2025.

(1)

See Item 7 of the Company’s Fiscal 2024 Annual Report on Form 10-K for discussion of these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures.

SIGNET JEWELERS	44	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation philosophy is to provide an attractive, competitive, and market-based total compensation program tied to performance and aligned with our objectives for long-term value creation. Our objective is to recruit, retain, incentivize, and reward the quality of executive officers necessary to deliver sustained high performance to our shareholders and customers.

Principle	Design

Attract and retain high caliber executives

The Company’s intention is for NEO target total compensation to be market- competitive with similarly sized, comparator companies, including the Company’s 15-member peer group described elsewhere in this CDA. NEOs have base salaries and benefits that are market competitive. A portion of NEO long-term incentives are delivered in time-based equity that vests over three years and promotes retention.

Deliver a majority of NEO compensation in at-risk, performance-based vehicles measuring annual and multi-year performance

STIP and LTIP awards are variable, at-risk, and tied to performance of the Company. The percentage of at-risk compensation increases in line with the responsibility, experience, and direct influence over the Company’s performance.

STIP and LTIP metrics are aligned with key drivers of long-term growth in shareholder value, such as top- and bottom-line growth and Free Cash Flow. Incentive programs measure the performance against rigorous annual (STIP) and multi-year (LTIP) performance goals.

Align interests of senior management with shareholders and require all NEOs to build a substantial interest in the Company’s shares	A significant portion of NEO total compensation is delivered in equity and based on an annual peer group benchmarking study. All NEOs are subject to share ownership guidelines.

Compensation Overview, Objectives and Key Features

The Company’s executive compensation program contains the following key components:

Component	Objective	Key Features and Alignment

Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Designed to be competitive and retain key executive officers and allow us to attract high caliber executive officers to lead our strategic growth plan.

Annual bonus (STIP)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards depend on the degree of achievement against challenging annual performance targets that align with our strategic plan and focused on profitable growth.

Long-term incentives (LTIP) ◆ Time-based restricted stock units (“RSUs”) ◆ Performance-based restricted stock units (“PSUs”)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.	RSUs vest upon the continuance of service; PSUs require achievement of challenging Company financial goals over a two or three-year performance period and vest over a three-year period.

In addition, executives receive a benefits package, which includes our Deferred Compensation Plan, 401(k) Plan, health and life insurance, and reimbursement of relocation, financial planning services and physical examination expenses. The objective of the benefits package is to attract and retain talented executive officers.

SIGNET JEWELERS	45	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation

The Human Capital Management & Compensation Committee (the “Committee”) strives to establish an appropriate mix between the various elements of our compensation program to meet our compensation objectives. A significant portion of executive compensation is variable and tied to the Company’s financial performance.

The following charts illustrate the total direct compensation mix for the Company’s CEO and other NEOs during Fiscal 2024:

◆	Approximately 89% of the CEO’s total target compensation is variable pay, comprised of 61% at-risk (variable) and 28% time-vested (variable), with the remaining 11% base salary (fixed).

◆	The other NEOs’ average target compensation is approximately 75% variable pay, comprised of 55% at-risk (variable) and 20% time-vested (variable), with the remaining 25% base salary (fixed).

◆	This mix of variable and fixed pay aligns with shareholder interests over the short-term and long-term.

Summary of Target Compensation for our Chief Executive Officer in Fiscal 2024

There have been no changes to Ms. Drosos’s base salary since she was hired in Fiscal 2018. In Fiscal 2024, for the first time since she was hired, the Committee increased the STIP target award opportunity for Ms. Drosos as a percentage of her salary, resulting in an increase to the potential STIP target award by $300,000. In addition, the Committee increased Ms. Drosos’s LTIP target award opportunity as a percentage of her salary, resulting in an increase to the potential LTIP target award by $250,000. These changes were made based on her strong performance, demonstrated leadership, and position relative to the peer group median. As a result, her target total compensation increased by 4.4% for Fiscal 2024. This adjustment was intended to position Ms. Drosos within a competitive range of peer median target total compensation.

Additionally, as described in more detail in the “Elements of NEO Compensation—Long-Term Incentive Plan” section of this CDA, the equity mix of Ms. Drosos’s LTIP remains split as 60% PSUs and 40% RSUs. The table below sets forth a comparison between Fiscal 2023 and Fiscal 2024 total CEO target compensation:

TARGET COMPENSATION

	Fiscal 2023 Target	Fiscal 2024 Target	% Increase Year-Over-Year

Base Salary	$1,500,000	$1,500,000	0.0%

Annual STIP Bonus	$2,250,000	$2,550,000	13.3%

Total Annual Cash	$3,750,000	$4,050,000	8.0%

Total Long-Term Equity	$8,750,000	$9,000,000	2.9%

Total Compensation	$12,500,000	$13,050,000	4.4%

SIGNET JEWELERS	46	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Commitment to Sound Compensation Practices and Governance

WHAT WE DO

◆ Align pay to Company strategy and performance results

◆ Set rigorous, objective performance goals and tie vesting of performance-based equity awards to service over multiple years

◆ Ensure oversight of compensation and benefit programs by independent Board of Directors

◆ Impose and monitor meaningful stock ownership requirements

◆ Maintain a Clawback Policy compliant with applicable listing standards for executive officers and allows for recoupment in all incentive plans

◆ Retain independent compensation consultant

◆ Set maximum payout limits on all variable compensation

◆ Mitigate undue risk in compensation programs

◆ Require double-trigger vesting for severance and change-in-control benefits and LTIP awards

WHAT WE DO NOT DO

◆ No excise tax gross-ups in connection with a change in control

◆ No dividend equivalents paid on performance share units

◆ No hedging transactions, short sales or pledging of Company stock

◆ No resetting of performance targets

◆ No excessive severance benefits

Consideration of “Say-on-Pay” Vote

In June 2023, our Say-on-Pay proposal passed with an overwhelming majority (97.9%) of the shareholder advisory votes cast in favor of the Company’s executive compensation program. The Committee will continue to consider Say-on-Pay results in the design of the Company’s future compensation programs and was pleased with the level of support for our designs.

OUR COMMITMENT TO PAY FOR PERFORMANCE

Our strong commitment to pay-for-performance is demonstrated by the link between actual performance and incentive payouts, both short- and long-term. The Committee sets short- and long-term performance goals at challenging levels to incentivize outstanding achievement by our executive officers.

◆	Variable pay makes up 89% of the CEO’s compensation, with 61% at-risk and 28% time vested

◆	Variable pay for the other NEOs averages 75% with 55% at-risk and 20% time vested

The STIP aligns short-term cash incentives with the level of individual performance and contributions to the Company’s overall performance. For NEOs at the corporate level (all NEOs other than Ms. Singleton and Mr. Edelman), 100% of the STIP award opportunity is based on the achievement of corporate-wide performance goals.

For Fiscal 2024, the STIP performance metrics included:

◆	50% Adjusted Operating Income;

◆	30% Market Share; and

◆	20% Comparable Sales

SIGNET JEWELERS	47	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For Ms. Singleton and Mr. Edelman, who have banner leadership roles, the STIP award opportunity was split evenly between corporate-wide performance goals and banner performance goals.

	Fiscal 2024 Annual Incentive (STIP)
Name	Corporate	Banners	Payout % Range

Virginia C. Drosos	100%	0%	0%–200%

Joan M. Hilson	100%	0%	0%–200%

Jamie L. Singleton	50%	50%	0%–200%

Rebecca Wooters	100%	0%	0%–200%

Oded Edelman	50%	50%	0%–200%

The LTIP aligns interests of senior management with shareholders and long-term performance.

◆	PSUs granted under the LTIP align long-term incentives with corporate-wide performance over a two or three-year period for all participants.

◆

Payout of PSUs under the LTIP is based on the achievement of performance metrics established at the grant date measured over a two- or three-fiscal year performance measurement cycle (and full vesting requires three-years of service following the performance measurement cycle beginning date or the grant date).

◆

The Fiscal 2024 PSU grant utilized metrics of 50% Free Cash Flow and 50% Revenue, each measured over three years (Fiscal 2024 through Fiscal 2026) for vesting of these awards. The Fiscal 2023 through Fiscal 2025 grant had a two-year performance period and required an additional year of service for vesting.

◆

PSU payouts typically range from 0% to 200% of target, based on the level of performance achievement during the applicable performance period, with a payout of 25% (for Fiscal 2023 and earlier grants) to 50% (for grants made in Fiscal 2024) of target at threshold performance and a payout of 200% of target at maximum performance.

More information with respect to the selection of these performance metrics, actual performance and resulting payouts under the STIP and LTIP, along with other elements of our executive compensation program, is provided below.

HOW EXECUTIVE COMPENSATION IS DETERMINED

Role of the Human Capital Management & Compensation Committee

The Committee sets the compensation for the Company’s NEOs and direct reports to the CEO to help retain and motivate them to achieve our business objectives and ensure that they are appropriately rewarded for their individual and team contributions to our performance and for their leadership. In doing so, the Committee considers the interests of shareholders, the financial and commercial health of the business, compensation parameters for all levels of the organization, and other conditions throughout Signet. The Committee also ensures that our executive compensation program remains competitive.

The Committee’s objective is to deliver and maintain competitive executive compensation in accordance with our compensation principles. In doing so, the Committee:

◆	Annually reviews and approves executive officer incentive plans, goals and objectives to align with our Company’s performance targets and business strategies;

◆	Annually assesses risk in incentive compensation programs;

◆	Evaluates each executive officer’s responsibilities and actual performance in light of our Company’s performance goals and business strategies;

◆

Evaluates the competitiveness of each executive officer’s compensation package against our peer group, along with other factors such as an executive officer’s performance, retention and the availability of replacement talent;

◆

Reviews all elements of compensation (tally sheets), including broad-based benefits, executive benefits and potential payments upon termination or change of control, to understand how each element of compensation relates to other elements and to the compensation package as a whole; and

SIGNET JEWELERS	48	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

◆

Approves and, in the case of the CEO, recommends to the full Board any changes to the total compensation package of each executive officer, including but not limited to, base salary, annual and long-term incentive award opportunities, payouts and retention plans.

The Committee’s charter, which more fully sets out its duties and responsibilities, as well as other matters, can be found on our website at www.signetjewelers.com/investors/corporate-governance/documents-and-charters. In addition, please see the description of the Committee included under “Board of Directors and Corporate Governance—Board Committees—Human Capital Management & Compensation Committee” above.

Role of Compensation Consultants

Our independent compensation consultant, Semler Brossy, is retained by the Committee to provide the following services for the benefit of the Committee:

◆	Competitive market pay analysis for the CEO, other executive officers and non-employee Directors;

◆	Market trends in CEO, other executive officer and non-employee Director compensation;

◆	Pay-for-performance analysis and review of risk in the Company’s pay programs;

◆	Advice with regard to the latest regulatory, governance, technical and financial considerations impacting executive compensation and benefit programs;

◆	Assistance with the design of executive compensation and benefit plans, as needed;

◆	Annual review of the compensation benchmarking peer group; and

◆	Other items as determined appropriate by the Chair of the Committee.

Semler Brossy’s services to the Company are limited to the non-employee Director and executive compensation areas noted above. Semler Brossy has done no other work for the Company. The Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Semler Brossy’s independence, numerous factors were reviewed relating to Semler Brossy and the individuals employed by Semler Brossy who provided services to the Company, including those factors required to be considered pursuant to SEC and NYSE rules. Based on a review of these factors, the Committee determined that Semler Brossy is independent, and that the engagement does not raise any conflict of interest.

Role of Executives

The CEO reviews with the Committee a performance assessment for each of the Company’s executive officers, including the other NEOs, and other direct reports to the CEO, at the beginning of each fiscal year and recommends their target compensation levels, including salaries, and target STIP and LTIP incentive levels. The Committee factors in these assessments and recommendations, along with other information, to determine final compensation. The Chief Financial, Strategy & Services Officer, Chief People Officer and General Counsel regularly attend Committee meetings upon request but are not present for the executive sessions or for any discussion of their own compensation.

The Committee has delegated authority to the CEO to grant share-based awards under the Omnibus Plan to non-executive officers subject to certain parameters with a total not to exceed $2.5 million, on an annual basis. Any grants made are reviewed at subsequent Committee meetings.

COMPETITIVE BENCHMARKING ANALYSIS

When analyzing the market data provided by our compensation consultant, the Committee focuses on a peer group of companies for benchmarking purposes where possible. The Committee annually reviews the composition of the peer group to assess its continued relevance. The Fiscal 2024 peer group companies had the following characteristics:

◆	U.S.-based, publicly traded companies;

◆	Vertically integrated apparel/accessories retailers, department stores and specialty retailers and apparel/accessories companies that distribute through wholesale channels; and

◆	Revenue approximating Signet’s, generally ranging from 0.5–2.5x the Company’s revenue.

SIGNET JEWELERS	49	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For Fiscal 2024, the Committee approved the group consisting of the following 15 companies:

Abercrombie & Fitch Co.	Foot Locker, Inc.	Ulta Beauty Inc.

American Eagle Outfitters, Inc.	Nordstrom Inc.	Urban Outfitters Inc.

Bath & Body Works, Inc.	PVH Corp.	V.F. Corporation

Capri Holdings Limited	Ralph Lauren Corporation	Victoria’s Secret & Co.

Dick’s Sporting Goods Inc.	Tapestry Inc.	Williams-Sonoma, Inc.

The table below shows a statistical comparison of trailing four quarter revenues and fiscal year end market capitalization between the Company and its peer group.

Measure	Signet	Peer Minimum	Peer Maximum	Peer Median	Peer Average

Revenue (in billions)	$7.2	$3.7	$15.5	$7.7	$8.1

Market Capitalization (in billions)	$4.7	$2.3	$25.7	$6.3	$8.4

The peer group was the primary source of market data for the purposes of executive compensation benchmarking for Mss. Drosos, Hilson, and Singleton. Survey data published by Equilar, covering a broader group of retail companies with similar revenues was the primary source of market data for Ms. Wooters and Mr. Edelman.

The Committee generally targets median pay positioning for our executives and may vary positioning due to experience, performance, and criticality of the role. Individually, and in the aggregate, target total compensation for the NEOs in Fiscal 2024 was within a competitive range of the market median following the base salary and long-term incentive increases described below.

ELEMENTS OF NEO COMPENSATION

Base Salary

Each NEO receives a fixed level of base salary as compensation for services rendered during the fiscal year. Base salaries are monitored to support the executive compensation program’s objectives of attracting and retaining management.

The annualized base salaries of the NEOs for Fiscal 2024 and Fiscal 2023 are listed in the table below. In March 2023:

◆	Ms. Drosos’s salary was not adjusted, based on market positioning. Her strong performance was recognized in variable pay increases (short-term and long-term incentives).

◆

Ms. Hilson received a $15,000 (1.7%) salary increase to recognize her expanded role and strong performance and to improve competitive positioning relative to similarly-experienced executives in similar roles within the peer group.

◆	Ms. Singleton received a $25,000 (2.9%) salary increase to recognize her expanded role and her experienced banner leadership and to improve her competitive positioning relative to market median pay.

◆

Ms. Wooters’ salary was not adjusted, based on market positioning. Her strong performance and the high demand for digital leadership talent were recognized in a variable pay increase (long-term incentive).

◆

Mr. Edelman received a $15,000 (2.5%) salary increase to recognize his strong performance and improved competitive positioning relative to median market pay (this is converted to shekels via Israeli payroll system).

NEO	Fiscal 2024 Salary*	Fiscal 2023 Salary	Salary Increase %

Virginia C. Drosos	$1,500,000	$1,500,000	0.0%

Joan M. Hilson	$890,000	$875,000	1.7%

Jamie L. Singleton	$885,000	$860,000	2.9%

Rebecca Wooters	$670,000	$670,000	0.0%

Oded Edelman	$615,000	$600,000	2.5%

*	Amounts shown are annualized. Salary increases were effective March 12, 2023, and actual salary earned by each NEO during Fiscal 2024 is set forth in the Summary Compensation Table below.

SIGNET JEWELERS	50	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Annual Bonus under the Short-Term Incentive Plan (STIP)

Annual bonus performance targets and actual bonuses paid under the STIP are reviewed and approved by the Committee each year. The annual STIP bonus focuses on achieving challenging annual performance objectives and is based on a pre-determined formula based on corporate-wide performance for our corporate-level NEOs and both corporate-wide and banner-specific performance for our NEOs in banner leadership roles, such as Ms. Singleton and Mr. Edelman. In determining the performance target at the start of each year, the Committee considers the Company’s current business plans, budget and relevant market data, including the relative positioning of the Company’s performance in its sector. The Committee sets threshold (25%), target (100%) and maximum (200%) bonus payout opportunities each year. Historically, there have been no payments made for performance that falls below threshold performance.

Fiscal 2024 STIP

For the Fiscal 2024 STIP:

◆

We continued with a full fiscal year performance cycle and maintained the two key performance metrics from Fiscal 2023, Comparable Sales (20% weighting for Fiscal 2024) and Adjusted Operating Income (50% weighting for Fiscal 2024). We believe these metrics are understood by team members and focus on driving profitable growth.

◆

Market share growth was added as a metric in Fiscal 2023 since this was a key strategic priority of Inspiring Brilliance and expected to help drive achievement of our mid-term goal of $9 to $10 billion in revenue. The weighting for market share growth was 30% for Fiscal 2024. Signet’s plan to outgrow the market includes:

◆	Leading player in the industry, leveraging scale to ensure Signet grows market share in all environments;

◆	Competition cannot match investments in advertising, omnichannel, planning & forecasting; and

◆	Continuous opportunities for expansion.

◆

The Committee reviewed the possible adoption of environmental, social and governance (ESG) and diversity, equity and inclusion (DEI) goals for the Signet variable incentive compensation plans. The Committee concluded that goals and progress for ESG and DEI matters are being tracked and are receiving the necessary strategic priority with appropriate accountability, as we believe they help drive our growth in Market Share and Revenue. Further information on ESG/DEI can be seen within the “Sustainability at Signet” and “Signet’s Approach to Human Capital Management” sections of this Proxy Statement.

◆	The Committee maintained the 25% threshold and 200% maximum payouts that were in place in Fiscal 2023.

For all NEOs, other than Ms. Singleton and Mr. Edelman, the Fiscal 2024 STIP award opportunities were based 100% on the achievement of corporate-wide performance targets. As the Group President and Chief Consumer Officer, Ms. Singleton’s Fiscal 2024 STIP award opportunity was based 50% on the corporate-wide performance targets noted above and 50% on Kay, Zales/Peoples and Banter by Piercing Pagoda (“KZPB”) banner-specific performance targets. As Chief Digital Innovation Officer and President, Digital Banners, Mr. Edelman’s Fiscal 2024 STIP award opportunity was based 50% on corporate-wide performance targets noted above and 50% on James Allen banner-specific performance targets. The Committee incorporated the banner-specific metrics into Ms. Singleton’s and Mr. Edelman’s Fiscal 2024 STIP award opportunity to incentivize sales growth and profitability at the banner levels and harmonize each such banner’s financial goals with those of Signet as a whole.

SIGNET JEWELERS	51	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2024 STIP Target

Fiscal 2024 target and potential maximum STIP bonuses as a percentage of salary were as set out below. These bonus targets remained the same as Fiscal 2023 for Ms. Wooters and Mr. Edelman. In March 2023, the Committee increased targets for Mss. Drosos, Hilson, and Singleton based on their strong performance, leadership, and contributions to the Company.

NEO	Target STIP Bonus as a Percentage of Base Salary	Maximum STIP Bonus as a Percentage of Base Salary

Virginia C. Drosos	170%	340%

Joan M. Hilson	125%	250%

Jamie L. Singleton	125%	250%

Rebecca Wooters	75%	150%

Oded Edelman	75%	150%

Performance must exceed threshold goals to earn a STIP bonus payout. At threshold, a 25% payout is earned and below threshold performance levels, no bonus is paid to executives. Performance in excess of the threshold up to the target is paid on a linear basis from 25% to 100% of the target bonus for Fiscal 2024. Performance in excess of the target up to the maximum results in a bonus paid on a linear basis from 100% to 200% of the target bonus for Fiscal 2024. The weighting, threshold, target, maximum and actual payouts for the corporate-wide performance metrics for Fiscal 2024 STIP were as follows:

Corporate-Wide Performance Metrics	Weighting	Threshold	Target	Max	Actual Achievement	Payout as % of Target

Fiscal 2024—Comparable Sales %*	20%	(5.8)%	(1.5)%	2.2%	(11.6)%	0%

Fiscal 2024—Market Share %**	30%	9.75%	10.04%	10.25%	9.00%	0%

Fiscal 2024—Adjusted Operating Income (in millions) ***	50%	$757	$825	$893	$643	0%

*	Comparable sales include physical store and eCommerce sales.

**	Signet’s share of the US jewelry and watch market, which was estimated based on industry and transaction data from MasterCard SpendingPulse and Circana.

***

Adjusted Operating Income is a non-GAAP measure, calculated as consolidated operating income, adjusted to exclude net non-GAAP charges of $21.3 million primarily including non-recurring expenses relating to the integration of Blue Nile, restructuring charges, asset impairment charges and the gain on the sale of the UK prestige watch business. See Item 7 of the Company’s Fiscal 2024 Annual Report on Form 10-K for additional information on the Company’s non-GAAP measures.

SIGNET JEWELERS	52	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Signet’s corporate-wide performance during Fiscal 2024 was below the threshold performance level for the three metrics resulting in a 0% payout. Performance for Kay, Zales, Banter by Piercing Pagoda and James Allen were also below threshold. The Peoples banner achievement was slightly above threshold; however, based on the disappointing results of the other KZPB banners, Ms. Singleton agreed to waive this payment. As part of the Fiscal 2024 year-end process, the Committee reviewed the actual performance achieved and approved the 0% annual bonus payout for Mss. Drosos, Hilson, Singleton, Wooters and Mr. Edelman.

Long-Term Incentive Plan (LTIP)

The Committee believes that long-term, share-based incentives are important vehicles to retain key executive officers and talent, ensure appropriate focus on long-term results, and align their interests with those of shareholders.

Long-term incentive grants are generally made at the same time as the annual compensation reviews. The value delivered through long-term incentives is determined holistically in the context of total compensation levels. This process, as described above, considers benchmarking data, retention needs, level of responsibility and individual performance.

Fiscal 2024 LTIP Grants

Fiscal 2024 LTIP grants were issued under the Omnibus Plan in March 2023 in a mix of 60% PSUs and 40% RSUs which was the same as Fiscal 2022.

◆

Ms. Drosos’s target LTIP award value was increased by $250,000 to $9,000,000 (an increase from 583% to 600% of her base salary) to reward her outstanding Company leadership and strong performance, and to bring her pay within a competitive range of the market median.

◆	Ms. Hilson’s target LTIP award was maintained at 250% that the Committee approved in August of 2022 based on expanded responsibilities.

◆	Ms. Singleton’s target LTIP award was maintained at 250% that the Committee approved in August of 2022 based on expanded responsibilities.

◆	Ms. Wooters’s target LTIP award was increased from 135% to 150% of her base salary to reward her outstanding progress in our digital transformation and her strong performance.

◆	Mr. Edelman’s target LTIP award was increased from 135% to 150% of his base salary to reward his outstanding leadership in diamond sourcing and to maintain his competitive market pay positioning.

NEO LTIP targets expressed as a percentage of salary are shown in the table below:

NEO	Target LTIP Award
Virginia C. Drosos	600% of Base Salary
Joan M. Hilson	250% of Base Salary
Jamie L. Singleton	250% of Base Salary
Rebecca Wooters	150% of Base Salary
Oded Edelman	150% of Base Salary

The number of PSUs and RSUs granted to NEOs in March 2023 for the Fiscal 2024 annual grant was based upon an award methodology using the average closing price of the Company’s Common Shares on the NYSE for the 20 trading days leading up to and including the grant date. The PSUs and RSUs were granted on March 17, 2023, based on a stock price of $72.53.

Fiscal 2024–2026 RSUs

One third of the RSUs granted under the Fiscal 2024–2026 LTIP vest on each of the first, second, and third anniversary of the grant date subject to continued service with the Company.

SIGNET JEWELERS	53	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2024–2026 PSUs

The PSUs granted under the Fiscal 2024-2026 LTIP returned to a 3-year cumulative performance measurement period versus the two-year performance measurement period and one-year of additional service structure used in grants made in Fiscal 2021, 2022 and 2023. The performance metrics for the Fiscal 2024-2026 PSUs were weighted 50% on Free Cash Flow and 50% on Revenue, similar to the Fiscal 2023-2025 PSUs, and these metrics were chosen to ensure focus on top- and bottom-line growth and working capital efficiency. Free Cash Flow, a non-GAAP measure, is defined as the net cash provided by operating activities less purchases of property, plant, and equipment. Management considers this measure to be helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business.

LTIP Performance Targets

The Fiscal 2024-2026 PSUs will be earned based on the level of achievement for three-year cumulative Free Cash Flow and Revenue. The payout at threshold was increased to 50% (from 25%) for the Fiscal 2024-2026 PSUs, consistent with market practice within the peer group. The levels of payout are 50% (minimum) payout upon achievement at threshold levels of target performance, 100% upon achievement at target levels of performance and 200% upon achievement of the maximum levels of target performance (or on a linear basis between threshold and target or target and maximum levels) following completion of a three-year service period.

Fiscal 2024–2026 PSU Achievement Schedule

Performance Measure	Weighting	Threshold (Pays 50% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 200% of Target Award)
3-Year Cumulative Revenue	50%	97% of target performance	100%	103% of target performance
3-Year Cumulative Free Cash Flow	50%	92% of target performance	100%	108% of target performance

The performance targets and actual performance as measured against the targets will be disclosed at the end of the three-year performance period.

Determinations Related to Vesting of Previously Granted Performance-Based LTIP Awards

In March 2024, the Committee certified performance results for the two-year performance period ended February 3, 2024, for the Fiscal 2023–2025 PSUs. These awards require an additional year of service for vesting purposes and will vest following the end of Fiscal 2025. These awards were weighted based on 50% Revenue and 50% on Free Cash Flow.

The Free Cash Flow amounts used to determine the payouts were adjusted to exclude $201 million of non-recurring legacy litigation settlements paid in Fiscal 2024 as these settlements were not factored into the established targets and therefore were excluded.

SIGNET JEWELERS	54	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The performance for these measures under the Fiscal 2023–2025 PSUs is shown below. Because Revenue for this performance period was below threshold, none of the PSUs attributable to this metric vested. However, Free Cash Flow (as adjusted above) exceeded threshold at 100.57% of target performance. Therefore, after weighting the two performance results, 50.29% of the total target award will vest following the completion of Fiscal 2025.

Performance Target	Weighting	Threshold (Pays 25% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 200% of Target Award)	Actual	Share Award Vesting (as a Percentage of Target Award)
Revenue (in millions)	50%	$16,345	$17,155	$18,125	$15,013	0%
Free Cash Flow(1) (in millions)	50%	$1,070	$1,280	$1,455	$1,281	100.57%

(1)	See discussion of adjustments for Free Cash Flow above.

Retirement & Deferred Compensation

The Company provides retirement and deferred compensation benefits to NEOs and all eligible team members, both as a retention mechanism and to provide a degree of post-retirement financial security, through the Company-sponsored Signet Jewelers 401(k) Retirement Savings Plan (the “401(k) Plan”), which is a qualified plan under federal guidelines, and the Deferred Compensation Plan (the “DCP”).

Under the 401(k) Plan the team members who participate receive a match of 50% up to a maximum of 6% of the team member’s base salary and cash bonus. Under federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower-paid team members. The plan was amended effective January 1, 2024, to limit the highly compensated team member contributions to 6% of eligible wages. Under the DCP, managers are eligible to contribute up to 15% of base salary and/or cash bonus and receive a match of 50% up to a maximum of 8% of the manager’s base salary and/or cash bonus.

Effective in March 2022, the retirement definition was harmonized across all compensation and retirement benefit programs. The new retirement definition is attainment of age 60 and 5 years of service. This will provide for full vesting of all Company matching balances in the 401(k) and DCP prospectively once the retirement age and service is attained. Also, in the event of such retirement, the STIP provides for payment of a pro-rated target annual bonus and, for LTIP awards held for at least six months from the grant date, such awards will continue to vest and pay out post-retirement, subject to actual performance achievement for performance-based awards.

We do not offer any retirement benefits to Mr. Edelman, except for social benefits required pursuant to Israeli labor laws pursuant to common practices in Israel and generally available to all Israeli team members, and as set forth in Mr. Edelman’s personal employment agreement, as amended (described in more detail below under the “NEO Agreements” section of this Proxy Statement). For example, we contribute 8.33% of each Israeli team member’s monthly base salary each month to an investment fund for the benefit of such team member (provided that certain team members may elect to receive a portion of such monthly amount as additional salary in lieu of it being contributed to such investment fund), which will be released to such team member upon termination of employment for any reason, including retirement. In addition, we make a monthly payment of up to 6.5% of each team member’s monthly base salary to another insurance or pension fund (provided that certain team members may elect to receive a portion of such monthly amount as additional salary in lieu of it being contributed to such insurance or pension fund), which accrued amount may be withdrawn by the team member after retirement or, subject to various tax restrictions in Israel, after leaving our employment. The amounts of the above referenced benefits contributed by us to Mr. Edelman in Fiscal 2024 are specified the Summary Compensation Table below.

Perquisites

NEOs receive a limited number of perquisites and supplemental benefits:

◆	The Company reimburses the cost of physical examinations up to $2,200 annually for the CEO and the NEOs based in the US to facilitate and encourage maintaining proactive healthcare and well-being.

◆

The Company reimburses the cost of financial planning and tax preparation up to $15,000 annually to provide holistic financial and tax planning and support the optimization of Signet compensation and benefit programs.

◆	Relocation benefits are provided, including reimbursement for a spouse’s travel expenses where the spouse has not also relocated.

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COMPENSATION DISCUSSION AND ANALYSIS

◆	Where applicable, small retirement gifts may be given.

◆	In addition, in limited circumstances, where it is appropriate that spouses attend business related functions, Signet covers the travel expenses of spouses.

◆	The Company does not provide any tax gross-up payments for any perquisites other than for relocation payments where applicable.

◆

Also, as is customary in Israel and applicable to all Israeli employees, we provide our Israeli team members with a certain amount of monthly contributions equal to 8.33% of their base salary for the benefit of each team member’s study and training purposes. The amounts of such benefits provided to Mr. Edelman in Fiscal 2024 are specified in the Summary Compensation Table below.

OTHER POLICIES AND PRACTICES

Clawback Policy

The Committee has adopted a Clawback Policy that provides that in the event of a material restatement of the Company’s financial results, the Committee will recalculate incentive compensation based on the restated results. In the event of an overpayment, the Company will seek to recover the difference from its executive officers (which will generally include those who are subject to Section 16 of the Securities Exchange Act of 1934, as amended), and may seek to recover such amounts from other employees in the discretion of the Committee. Similarly, in the interest of fairness, should a restatement result in an underpayment of incentive compensation, the Committee may determine, in its discretion, whether the Company will make up any such difference. The Committee may also provide, to the extent permitted by law, that the participant’s rights under an award are subject to reduction, cancellation, forfeiture or recoupment upon a material violation of our Code of Conduct or Code of Ethics for Senior Officers or other conduct by the participant, including (a) breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are applicable to the participant, (b) a termination of the participant’s employment for cause, or (c) other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates.

The Clawback Policy is subject to applicable SEC or NYSE rules, which will apply in lieu of the Company’s policy to the extent they are inconsistent, and the Company most recently amended its policy effective November 29, 2023 to incorporate updated NYSE listing standards. The Company provided disclosure of the Clawback Policy and will include including recovered/recoverable amounts in our Annual Report on Form 10-K, to the extent applicable as required by SEC rules. The terms and operation of the Clawback Policy are overseen by the Human Capital Management & Compensation Committee.

Share Ownership Policy

It is the Company’s policy that executive officers build a holding of Common Shares. The guidelines for these holdings for the NEOs are currently as follows:

◆	Five times annual base salary: CEO

◆	Three times annual base salary: All other NEOs

All executives are expected to build their holdings and are required to hold 50% of net after-tax shares received upon vesting or payout until their respective holding requirements are met. Currently, all NEOs are in compliance with their respective share ownership requirements.

Anti-Hedging and Pledging Policies

It is the Company’s policy to strictly prohibit all types of hedging and monetization transactions that would allow an officer, Director or other team members who is a security holder to engage in transactions that would separate the risks and rewards of ownership of Company securities from actual ownership of those securities. In addition, the Company strictly prohibits any pledging or holding of Company shares in a margin account by any officer, Director, or other team members of the Company.

Health & Welfare

NEOs participate in various health and welfare programs, as well as life insurance and long-term disability plans, which are generally available to other executive officers of the Company.

SIGNET JEWELERS	56	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Agreements with NEOs

Each NEO has a termination protection agreement with the Company (or in Mr. Edelman’s case, an employment agreement) setting forth the terms of the NEO’s employment with the Company. The principal terms of these agreements are described under the “NEO Agreements” section of this Proxy Statement.

On March 15, 2022, the Company entered into amended and restated termination protection agreements (or in Mr. Edelman’s case, employment agreement) with the CEO and each of the Company’s NEOs. Changes to these agreements followed a review of current market and peer company practices and were aimed at streamlining the terms, as further described below.

Termination for Cause and Violation of Non-Compete and Non-Solicitation Covenants

◆	PSUs and RSUs will not vest if termination for cause occurs before the conclusion of the performance or vesting period.

◆

All NEO termination protection agreements contain a non-competition covenant that has a 12-month post-employment term, as well as a non-solicitation covenant that has a post-employment term between 12 months and two years.

◆	Violation of the non-compete or non-solicitation covenants will result in cessation of severance payments, potential litigation, and the Company’s ability to seek injunctive relief and damages.

The enforceability of these provisions is subject to applicable law. For more information concerning the NEO termination protection agreements and employment agreement, see “NEO Agreements” below.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

In general, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to certain team members (the “Covered Employees”). Prior to 2018, Section 162(m) included an exception from the deduction limitation for “qualified performance-based compensation,” however, the Tax Cuts and Jobs Act, enacted on December 22, 2017, eliminated the “qualified performance-based compensation” exception effective for tax years beginning after December 31, 2017. As a result, since 2018, compensation paid to certain executive officers in excess of $1 million has generally been nondeductible, whether or not it is performance-based.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. To the extent applicable to the Company’s existing contracts and awards, the Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee retains the flexibility to authorize compensation that may not be deductible if the Committee believes doing so is in the best interests of the Company.

SIGNET JEWELERS	57	2024 PROXY STATEMENT

Compensation Committee Report

The Human Capital Management & Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Human Capital Management & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Human Capital Management & Compensation Committee:

Nancy Reardon (Chair)

Sandra Cochran

Jonathan Seiffer

Eugenia Ulasewicz

Dontá Wilson

SIGNET JEWELERS	58	2024 PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

The directors who served on the Human Capital Management & Compensation Committee during Fiscal 2024 were Nancy Reardon, R. Mark Graf, Jonathan Seiffer, Eugenia Ulasewicz and Dontá Wilson. The Human Capital Management & Compensation Committee determines the compensation of the CEO and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table included in this Proxy Statement. Ms. Drosos did not participate in decisions regarding her own Fiscal 2024 compensation.

No member of the Human Capital Management & Compensation Committee was, at any time during Fiscal 2024 or at any other time, an officer or employee of the Company, and no member of this Committee had any related party transaction with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During Fiscal 2024, none of the executive officers of the Company served as a member of the board or compensation committee of any other entity that has one or more officers serving as a member of the Company’s Board or Human Capital Management & Compensation Committee.

SIGNET JEWELERS	59	2024 PROXY STATEMENT

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during Fiscal 2024, Fiscal 2023 and Fiscal 2022, as appropriate or earned by NEOs.

NEO & Position	Fiscal Year	Salary(1)(2)	Bonus	Stock Awards(3)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total

Virginia C. Drosos Chief Executive Officer	2024	$1,500,000	$—	$7,514,588	$—	$29,281	$9,043,869
	2023	$1,500,000	$—	$8,908,930	$453,600	$166,624	$11,029,154
	2022	$1,500,000	$—	$6,814,324	$4,500,000	$139,136	$12,953,460

Joan M. Hilson Chief Financial, Strategy and Services Officer	2024	$887,981	$—	$1,857,739	$—	$31,726	$2,777,446
	2023	$872,115	$—	$2,168,299	$188,249	$31,497	$3,260,160
	2022	$839,904	$—	$1,737,636	$1,679,808	$20,357	$4,277,705

Jamie L. Singleton Group President, Chief Consumer Officer	2024	$881,635	$—	$1,847,262	$—	$11,484	$2,740,381
	2023	$855,962	$—	$2,131,739	$184,779	$27,329	$3,199,809
	2022	$814,904	$—	$1,686,529	$1,629,808	$59,887	$4,191,128

Rebecca Wooters Chief Digital Officer	2024	$670,000	$—	$839,059	$—	$36,938	$1,545,997
	2023	$667,692	$—	$920,935	$100,955	$39,921	$1,729,503
	2022	$650,000	$—	$738,167	$975,000	$9,240	$2,372,407

Oded Edelman(7) Chief Digital Innovation Officer and President, Digital Banners	2024	$613,302	$—	$770,202	$—	$113,633	$1,497,137
	2023	$573,523	$—	$824,654	$90,284	$121,107	$1,609,568
	2022	$585,806	$—	$653,005	$852,404	$130,712	$2,221,927

(1)	The amounts reflected in the table above represent actual salary earned during Fiscal 2022, 2023 and 2024.

(2)	Ms. Hilson, Ms. Singleton, and Mr. Edelman received salary increases effective March 12, 2023. For additional details, see “CDA—Elements of NEO Compensation—Base Salary” above.

(3)

In accordance with FASB Topic 718, the amounts calculated are based on the aggregate grant date fair market value of the RSUs and PSUs. For information on the valuation assumptions, refer to note 25 of Item 8 in Signet’s Annual Report on Form 10-K for Fiscal 2024. The amounts in the table above reflect the total value of the PSUs at the target (or 100%) level of performance achievement. The amounts in the table below immediately following these footnotes also reflect the potential maximum value for such PSU grants.

(4)

For additional details regarding the annual LTIP grants made during Fiscal 2024, including changes in annual targets, see “CDA—Elements of NEO Compensation—Long-Term Incentive Plan (LTIP)—Fiscal 2024 LTIP Grants” above and “Executive Compensation Tables—Grants of Plan-Based Awards” below.

(5)

The amounts in the table above reflect the actual STIP awards earned for Fiscal 2024 at a 0% earned achievement level for corporate performance and blended achievement for Ms. Singleton and Mr. Edelman based on corporate and business unit achievement as described in the “CDA—Elements of NEO Compensation—Annual Bonus under the Short-Term Incentive Plan (STIP)” section above.

(6)	The table below provides the incremental Fiscal 2024 cost to the Company for each of the elements included in the “All Other Compensation” column above.

NEO	401(k) Matching Contribution(a)	DCP Matching Contribution(a)	Reimbursements Related to Executive Benefits (b)	Life and Disability Insurance Premiums	Perquisites(c)	Total

Virginia C. Drosos	$997	$—	$16,800	$11,484	$—	$29,281

Joan M. Hilson	$2,426	$—	$17,000	$12,300	$—	$31,726

Jamie L. Singleton	$—	$—	$—	$11,484	$—	$11,484

Rebecca Wooters	$3,300	$26,542	$3,527	$3,569	$—	$36,938

Oded Edelman	$—	$—	$—	$—	$113,633	$113,633

(a)

Under the 401(k), participating NEOs are eligible to receive a match from the Company up to a maximum of 3% and under the DCP, participating NEOs are eligible to receive a match from the Company up to a maximum of 4% of such NEO’s base salary and/or cash bonus. There was no Company match with respect to cash bonuses for Fiscal 2024 since the earned achievement level was 0% for the Fiscal 2024 STIP awards. For additional details, see “CDA—Retirement and Deferred Compensation” section above.

(b)	Executive benefits include reimbursements for physical exams and financial planning and tax preparation services.

SIGNET JEWELERS	60	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(c)

Amount reported for Mr. Edelman includes certain Israeli benefits, including: (i) employer contributions made by the Company in Fiscal 2024 to Mr. Edelman’s pension fund ($6,569), education fund ($3,490), severance fund ($9,699) in satisfaction of certain Israeli statutory requirements; (ii) aggregate payments of approximately $88,221 in Fiscal 2024 that Mr. Edelman elected to receive in cash in lieu of having the Company make supplemental deposits (in excess of satisfying the Israeli statutory requirements) to his pension, education and severance funds (such cash payments were taxable to Mr. Edelman); and (iii) other miscellaneous expenses ($5,654).

(7)

In Fiscal 2024, Mr. Edelman’s primary work location was in Israel and the salary was paid in New Israeli Shekels (NIS) on a monthly basis, similar to other Israeli team members. Mr. Edelman’s non-equity compensation was also paid in NIS. These amounts were converted to USD based on a conversion rate of $0.2692 to 1 NIS (the monthly average conversion rate in January 2024).

The table below provides the potential value of Fiscal 2024 PSUs at target (as reported in the Summary Compensation Table above) and maximum level of performance.

NEO	Potential Value at Target Level	Potential Value at Maximum Level

Virginia C. Drosos	$4,508,753	$9,017,505

Joan M. Hilson	$1,114,667	$2,229,335

Jamie L. Singleton	$1,108,369	$2,216,738

Rebecca Wooters	$503,435	$1,006,871

Oded Edelman	$462,133	$924,267

GRANTS OF PLAN-BASED AWARDS

Set forth below is information concerning grants of plan-based awards made during Fiscal 2024 under the Omnibus Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock and Option Award(6)
NEO		Grant Date	Threshold	Target	Max	Threshold	Target	Max

Virginia C. Drosos	(1)		$637,500	$2,550,000	$5,100,000

	(2)	March 17, 2023				37,226	74,451	148,902		$4,508,753

	(3)	March 17, 2023							49,634	$3,005,835

Joan M. Hilson	(1)		$278,125	$1,112,500	$2,225,000

	(2)	March 17, 2023				9,203	18,406	36,812		$1,114,667

	(3)	March 17, 2023							12,270	$743,071

Jamie L. Singleton	(1)		$276,563	$1,106,250	$2,212,500

	(2)	March 17, 2023				9,151	18,302	36,604		$1,108,369

	(3)	March 17, 2023							12,201	$738,893

Rebecca Wooters	(1)		$125,625	$502,500	$1,005,000

	(2)	March 17, 2023				4,157	8,313	16,626		$503,435

	(3)	March 17, 2023							5,542	$335,624

Oded Edelman	(1)		$115,313	$461,250	$922,500

	(2)	March 17, 2023				3,816	7,631	15,262		$462,133

	(3)	March 17, 2023							5,087	$308,069

(1)

Represents bonus opportunities under the Fiscal 2024 STIP. The threshold, target, and maximum bonus levels, respectively, for Fiscal 2024 expressed as a percentage of base salary were 42.5%, 170% and 340% for Ms. Drosos, 31.25%, 125% and 250% for Ms. Hilson and Ms. Singleton, 18.75%, 75%, and 150% for Ms. Wooters, and Mr. Edelman based on goals established by the Human Capital Management & Compensation Committee. Ms. Drosos’ target STIP% increased to 170% and Ms. Hilson and Ms. Singleton’s target STIP% increased to 125% of base salary effective January 29, 2023. For a more detailed description of the Fiscal 2024 STIP, including a discussion of the Company’s performance with respect to goals and amounts awarded to the NEOs in Fiscal 2024, see “CDA-Elements of NEO Compensation-Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this Proxy Statement.

SIGNET JEWELERS	61	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(2)

Represents PSUs granted under the Omnibus Plan. PSUs will vest on the third anniversary of the grant date subject to achievement of performance goals and continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Ms. Drosos, Ms. Hilson and Ms. Singleton are eligible for the retirement vesting opportunity which follows the grantee’s 60th birthday with at least five years of service. If following the six-month anniversary of the grant date, the grantee retires, the units will continue to vest and become fully vested on the third anniversary of the grant date, subject to actual performance and achievement. Under the terms of these awards, the portion of the PSUs that will vest depends on the achievement of cumulative LTIP Revenue and Free Cash Flow goals for the three-year performance measurement period covering Fiscal 2024 through Fiscal 2026. The minimum payout if threshold is achieved is 50% of target and the maximum payout is 200% of target. The PSUs will be forfeited in the event the Company fails to achieve minimum performance.

(3)

Represents time-based RSUs granted under the Omnibus Plan. RSUs will vest as to one-third of the award on each of the first, second, and third anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Ms. Drosos, Ms. Hilson and Ms. Singleton are eligible for the retirement vesting opportunity which follows the grantee’s 60th birthday with at least five years of service. If following the six-month anniversary of the grant date, the grantee retires, the units will continue to vest and become fully vested on the third anniversary of the grant date. RSUs do not accrue dividends prior to vesting.

(4)

Performance must exceed threshold level to earn any Fiscal 2024 STIP payout, with payment amounts determined on a linear basis from 25% to 100% of target for achievement between threshold an target performance goals and from 100% to 200% of target for achievement between target and maximum performance goals. For a more detailed description of the Fiscal 2024 STIP, see “CDA-Elements of NEO Compensation-Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this Proxy Statement.

(5)	Payouts of equity incentive plan awards may range from 0 shares to the maximum as described above. At threshold, target and maximum levels, 50%, 100% and 200%, respectively, is paid to the NEOs.

(6)

Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC Topic 718. The actual value received by the NEOs with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

SIGNET JEWELERS	62	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2024

	Option Awards				Stock Awards
NEO	Number of securities underlying unexercised options (#) unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1)

Virginia C. Drosos					18,117	(3)	$1,816,592	73,395	(7)	$7,359,317

					32,620	(4)	$3,270,807	74,451	(8)	$7,465,202

					49,634	(5)	$4,976,801

Joan M. Hilson					4,620	(3)	$463,247	17,614	(7)	$1,766,156

					7,829	(4)	$785,014	18,406	(8)	$1,845,570

					147	(6)	$14,740	330	(9)	$66,178

					12,270	(5)	$1,230,313

Jamie L. Singleton	6,000	(2)	$39.72	April 24, 2028	4,485	(3)	$449,711	17,313	(7)	$1,735,975

					7,695	(4)	$771,578	18,302	(8)	$1,835,142

					147	(6)	$14,740	330	(9)	$33,089

					12,201	(5)	$1,223,394

Rebecca Wooters					1,963	(3)	$196,830	7,587	(7)	$760,748

					3,372	(4)	$338,110	8,313	(8)	$833,545

					5,542	(5)	$555,696

Oded Edelman					1,736	(3)	$174,069	6,794	(7)	$681,234

					3,020	(4)	$302,815	7,631	(8)	$765,160

					5,087	(5)	$510,073

(1)	Calculated using the closing market price of the Company’s Common Shares on February 2, 2024, the last business day of Fiscal 2024 ($100.27 per share).

(2)

The grant date for this stock option award was April 25, 2018. 100% of these options vested on April 25, 2021 and were eligible to be exercised as of January 28, 2023. These options have not been exercised.

(3)

The grant date for this RSU award was March 22, 2021. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 3, 2024 the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant.

(4)

The grant date for this RSU award was March 18, 2022. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 3, 2024 the awards outstanding represent the amounts eligible for vesting on the second and third anniversary of the grant.

(5)

The grant date for this RSU award was March 17, 2023. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 3, 2024, the awards outstanding represent the amounts eligible for vesting on the first, second and third anniversary of the grant.

(6)

The grant date for this RSU award was September 14, 2022. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of February 3, 2024, the awards outstanding represent the amounts eligible for vesting on the second and third anniversary of the grant.

(7)

The grant date for this PSU award was March 18, 2022. The Human Capital Management and Compensation Committee has determined the extent to which this grant may be earned after the two-year performance period, which ended on February 3, 2024. Performance associated with this award was determined to be above threshold but below target, and the award will vest and payout following an additional year of service through the end of Fiscal 2025. Amount reported reflects payout achievement of 50.29% for such grant.

(8)

The grant date for this PSU award was March 17, 2023. The Human Capital Management and Compensation Committee will determine the extent to which this grant may be earned after the three-year performance period, which ends on February 1, 2025, and the award will vest and payout following an additional year of service on March 17, 2026. Performance associated with this award is expected to be at or slightly above threshold achievement, but below target. Amount reported reflects payout at maximum, which was 100% for such grant.

(9)

The grant date for this PSU award was September 14, 2022. The Human Capital Management and Compensation Committee has determined the extent to which this grant may be earned after the two-year performance period, which ended on February 3, 2024. Performance associated with this award was determined to be above threshold but below target, and the award will vest and payout following an additional year of service through the end of Fiscal 2025. Amount reported reflects payout achievement of 50.29% for such grant.

SIGNET JEWELERS	63	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND SHARES VESTED

The table below shows the number and value of share options exercised and shares vested (or settled) for the NEOs in Fiscal 2024.

	Stock Awards
NEO	Number of shares acquired on vesting	Value realized on vesting(1)

Virginia C. Drosos	341,542	$29,539,452

Joan M. Hilson	81,446	$7,111,566

Jamie L. Singleton	79,010	$6,899,361

Rebecca Wooters	53,591	$4,447,423

Oded Edelman	30,971	$2,699,593

(1)

Represents the number of Common Shares acquired upon the vesting of PSUs at actual achievement and RSUs during Fiscal 2024, inclusive of shares that were withheld for tax purposes upon vesting. The amount included with respect to PSUs includes the shares issued upon vesting of the Fiscal 2022-2024 PSUs, which had a two-year performance period, with the performance achievement confirmed in March 2023 following the end of Fiscal 2023, followed by an additional year of vesting ending on February 3, 2024, which was the last day of Fiscal 2024.

(2)

The value realized on vesting of RSUs and PSUs is equal to the average high and low price of the Common Shares on the applicable vesting date (or the then-most recent trading day) multiplied times the number of Common Shares acquired upon vesting, inclusive of the value of Common Shares that were withheld upon vesting for tax purposes.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains a Deferred Compensation Plan (“DCP”), which is an unfunded, non-qualified plan under Federal guideline, established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. The Company has provided a 50% matching contribution under the DCP for each participant’s annual deferral, up to 8% of the participant’s annual eligible compensation. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contribution in Fiscal 2024.

NEO	Executive contributions in last fiscal year(1)	Registrant contribution in last fiscal year(2)	Aggregate earnings in last fiscal year(3)	Aggregate withdrawals/ distributions in last fiscal year(4)	Aggregate balance at last fiscal year end(5)

Virginia C. Drosos	$—	$—	$377,290	$—	$2,485,560

Joan M. Hilson	$—	$—	$—	$—	$—

Jamie L. Singleton	$—	$—	$4,819	$(87,147)	$67,246

Rebecca Wooters	$61,161	$30,581	$19,844	$(870)	$199,499

Oded Edelman	$—	$—	$—	$—	$—

(1)	All NEO contributions are reflected in their “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	All registrant contributions reflect the Company match for executive contributions. These contributions are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Aggregate earnings represent interest credited to each executive’s account based the crediting rate of interest declared for the year. For Fiscal 2024, this rate did not exceed 120% or the applicable US federal long-term rate. As such, no amounts are reported in the Summary Compensation Table.

(4)

In Fiscal 2024, the withdrawal for Ms. Singleton was based on short-term payout elections made prior to the beginning of the 2017 and 2018 calendar years and a payment of required tax withholdings for earnings on non-qualified deferred compensation program. The withdrawal for Ms. Wooters was related to the payment of required tax withholdings for earnings on non-qualified deferred compensation balances.

(5)

The aggregate balance reported as of February 2, 2024 for each executive includes the following amounts that were reported in the Summary Compensation Table in the proxy statements from prior years including:

NEO	Aggregate balance reported in Summary Compensation Table in prior years

Virginia C. Drosos	$2,143,123

Joan M. Hilson	$—

Jamie L. Singleton	$95,709

Rebecca Wooters	$86,077

Oded Edelman	$—

SIGNET JEWELERS	64	2024 PROXY STATEMENT

NEO Agreements

This section summarizes the details of the termination protection agreements with Ms. Drosos, Ms. Hilson, Ms. Singleton and Ms. Wooters, and the terms the employment agreement with Mr. Edelman, in each case that were in effect as of the end of Fiscal 2024 pursuant to the amended and restated termination protection agreements (or, in the case of Mr. Edelman, the amendment to his personal employment agreement) entered into on March 15, 2022. The actual salary paid during Fiscal 2024 to each NEO is set forth in the Summary Compensation Table, and their current annual salary and maximum and target bonus opportunities are described in the CDA.

TERMINATION PROTECTION AGREEMENTS

Each of the NEOs, other than Mr. Edelman, are party to a termination protection agreement with a US subsidiary of the Company that governs terminations of employment and certain material terms of such NEO’s employment. Mr. Edelman is subject to an employment agreement with an Israeli subsidiary of the Company.

CEO Termination Protection Agreement

Ms. Drosos’s amended and restated termination protection agreement automatically renews for one-year periods on August 1 of each year, unless either party provides notice of non-renewal at least six months prior to the end of the then-current term. Ms. Drosos’s employment shall continue until terminated by the Company at any time, by Ms. Drosos with at least 90 days’ notice, by either party upon notice of non-renewal of the agreement as described above, or upon Ms. Drosos’s death or termination for “cause,” which terminations may be effective immediately.

Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, (a) if she is terminated by the Company without “cause” or (b) in the event the Company elects not to renew the termination protection agreement at the end of any term:

◆	One and one-half times (1.5x) the sum of base salary and target annual bonus, payable for twelve months following the date of termination;

◆

A lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

◆

In respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days employed during the maximum vesting period applicable to the award, and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days employed during the vesting period, in each case payable in accordance with the LTIP and applicable award agreement; and

◆

If Ms. Drosos elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, if in each case within one year following a “change of control” (as defined in the termination protection agreement): (a) she is terminated by the Company without “cause,” (b) she resigns for “good reason” (as defined in the termination protection agreement) or (c) in the event the Company elects not to renew the termination protection agreement at the end of any term:

◆	One and one-half times (1.5x) the sum of base salary and target annual bonus, payable in a lump sum;

◆

A lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

SIGNET JEWELERS	65	2024 PROXY STATEMENT

NEO AGREEMENTS

◆

Awards granted pursuant to the LTIP would be paid in accordance with the terms of the LTIP and applicable award agreement, as discussed in the section “Termination Payments—Change of Control” included in this Proxy Statement, provided that if such award agreement does not expressly provide for any payment upon a resignation for good reason or termination due to non-renewal within one year following a change of control, Ms. Drosos is entitled to the same payment she would be entitled to receive upon a termination by the Company without cause following a change of control under the LTIP and applicable award agreement; and

◆

If Ms. Drosos elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for eighteen months or until such earlier termination of COBRA coverage.

Other NEO Termination Protection Agreements

Pursuant to the amended and restated termination protection agreements with our other NEOs, other than Mr. Edelman, each such NEO’s employment will continue until the agreement is terminated by either party upon at least 90 days’ advance written notice, other than upon the NEO’s death or upon a termination for “cause,” which terminations may be effective immediately.

The amended and restated termination protection agreements also provide for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for an LTIP award, as determined in the sole discretion of the Human Capital Management & Compensation Committee, and (iv) participation in benefit plans made available to senior executives of the Company.

These NEOs are each entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, if the NEO is terminated by the Company without “cause”:

◆	One and one-half times (1.5x) the NEO’s base salary, payable for twelve months following the date of termination;

◆	A lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance;

◆

In respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days employed during the maximum vesting period applicable to the award, and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days employed during the vesting period, in each case payable in accordance with the LTIP and the applicable award agreement; and

◆

If the NEO elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

These NEOs are each entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, if in each case within one year following a “change of control” (as defined in the termination protection agreement): (a) the NEO is terminated by the Company without “cause,” or (b) the NEO resigns for “good reason” (as defined in the termination protection agreement):

◆	One and one-half times (1.5x) the sum of base salary and target annual bonus, payable in a lump sum;

◆

A lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

◆

Awards granted pursuant to the LTIP would be paid in accordance with the terms of the LTIP and applicable award agreement, as discussed in the section “Termination Payments—Change of Control” included in this Proxy Statement, provided that if such award agreement does not expressly provide for any payment upon a resignation for good reason within one year following a change of control, the NEO is entitled to the same

SIGNET JEWELERS	66	2024 PROXY STATEMENT

NEO AGREEMENTS

payment the NEO would be entitled to receive upon a termination by the Company without cause following a change of control under the LTIP and applicable award agreement; and

◆

If the NEO elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Terms common to the CEO and other NEO Termination Protection Agreements

If an NEO’s employment is terminated by reason of death, other than Mr. Edelman, such NEO’s estate would have been entitled to the following:

◆	Continued payment of base salary for six months following the date of death;

◆

A lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of calendar days employed during such fiscal year; and

◆

In respect of each then-ongoing performance cycle under the LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, vesting based on target performance for the performance cycle and pro-rated for the number of calendar days employed during the performance cycle and (b) with respect to awards that vest solely based on the provision of services, vesting shall be pro-rated based on the number of calendar days employed during the vesting cycle.

If an NEO’s employment is terminated by reason of disability or if an NEO retires on or following their 60th birthday with at least five years of service, then such NEO would be entitled to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and prorated for the number of calendar days employed during such fiscal year, and LTIP awards would have been paid in accordance with the terms of the applicable award agreement, as discussed in the section “Termination Payments—Change of Control” included in this Proxy Statement.

Upon any termination of an NEO’s employment, the NEO will be entitled to accrued and unpaid benefits or obligations.

During employment and for a specified period thereafter, each NEO will be subject to confidentiality, non-disparagement, on-defamation, non-solicitation and non-competition restrictions. In addition, the NEOs are required to meet certain share ownership levels, as set by the Board from time to time. The Company has agreed to provide the NEOs with coverage under a directors and officers liability insurance policy, at a level no less than that maintained for substantially all of the executive officers of the Company and the members of the Company’s Board.

EMPLOYMENT AGREEMENT

Oded Edelman Employment Agreement

Mr. Edelman is party to that certain employment agreement, effective September 12, 2017, with R2Net Israel Ltd., a subsidiary of the Company, as amended by that amendment dated March 15, 2022.

Pursuant to the employment agreement, Mr. Edelman’s employment will continue until (i) his employment is terminated by the Company without cause upon twelve months’ notice, (ii) he resigns for “good reason” within one year following a “change of control” (as those terms are defined in the amendment to the employment agreement) upon twelve months’ notice; (iii) he resigns for any other reason upon 30 days’ notice, (iii) his death; (iv) termination by reason of disability upon 30 days’ notice, or (iv) immediately upon a termination of employment by R2Net Israel Ltd. for “cause.”

The employment agreement provides for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for an LTIP award, as determined in the sole discretion of the Human Capital Management & Compensation Committee, and (iv) participation in benefit plans made available to senior executives of the Company. According to the employment agreement, Mr. Edelman is also entitled to social benefit arrangements including a pension arrangement, severance arrangement and study fund, as well as sick leave, recreation pay, vacation and travel allowance benefits.

SIGNET JEWELERS	67	2024 PROXY STATEMENT

NEO AGREEMENTS

Upon termination of Mr. Edelman’s employment described above, in lieu or requiring Mr. Edelman to continue to provide services during the applicable notice period, the Company may elect, at its option, to terminate Mr. Edelman’s employment immediately upon paying Mr. Edelman (or his estate) a lump sum equal to the salary and the employer contributions to social contributions and other mandatory rights he would have received had he continued to be actively employed through such notice period (but in case of death, the pay in lieu of notice would be equal to six months).

In addition, upon each type of termination (other than a termination for cause or resignation without good reason), Mr. Edelman would be entitled to the bonus that he would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of calendar days employed during such fiscal year.

Upon a termination without cause that is outside of one year following a change of control, Mr. Edelman is entitled to receive pro-rated vesting of LTIP awards for the portion of the year during which Mr. Edelman was employed, based on actual achievement with respect to performance-based awards. Upon a resignation for good reason within one year following a change of control, Mr. Edelman would be entitled to vesting of LTIP awards in the same manner described above under “CEO Termination Protection Agreement”.

SIGNET JEWELERS	68	2024 PROXY STATEMENT

Termination Payments

Each of the NEOs is party to a termination protection agreement (described in the prior section) or other arrangement with the Company that may entitle them to payments or benefits in the event of:

◆	Involuntary termination of employment without cause;

◆	Termination due to death;

◆	Termination due to disability;

◆	Voluntary termination with good reason within one year following a change of control; and

◆	Involuntary termination without cause following a change of control.

The key terms of those payments or benefits are described in the prior section, “NEO Agreements—Termination Protection Agreements” and “NEO Agreements—Employment Agreement.” Below is a description of the treatment of equity awards under the Omnibus Plan and applicable award agreements following a change in control or certain termination events.

Change of Control

Under the Omnibus Plan and award agreements, in the event of a corporate event or transaction involving the Company, a subsidiary and/or an affiliate, equity awards will be adjusted in such manner as the Human Capital Management & Compensation Committee shall determine. Under the terms of the Omnibus Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Human Capital Management & Compensation Committee determines otherwise in an award agreement, the Human Capital Management & Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Human Capital Management & Compensation Committee). While it is the Human Capital Management & Compensation Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above, as the Human Capital Management & Compensation Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve the discretion of considering alternatives (iii), (iv) and (v).

Based on award agreements for outstanding awards, if the awards are not assumed or substituted upon a change of control, the RSUs will each fully vest and the PSUs will vest on a pro-rated basis, based on the number of calendar days that have elapsed during the performance period through the change of control and based on actual performance to the time of the change of control compared to pro-rated performance targets. If awards are assumed or substituted upon a change of control, the RSUs will each continue to vest in accordance with their existing vesting schedule and the PSUs will be converted to time-based vesting units with a value equal to the value of the units that would have vested at the time of the change of control if the awards were not assumed or substituted, and such remaining award shall be subject to time-based vesting for the original performance period. Following the change of control, such modified awards will be subject to full vesting upon a termination without cause within one year. The values shown in the table below assume the assumption or substitution of the awards upon a change in control.

Death or Disability

If any of the NEOs had died or were terminated due to disability during Fiscal 2024, a pro rata portion of the unvested time-based RSUs would have vested early and a pro rata portion of the unvested PSUs would have vested early, but in each case only if such awards were granted at least six months prior to the termination date. The number of pro-rated PSUs that would have vested early would have been based on: (i) target performance if such

SIGNET JEWELERS	69	2024 PROXY STATEMENT

TERMINATION PAYMENTS

termination occurred prior to the end of the applicable performance period; or (ii) actual performance if such termination occurred after the applicable performance period. The value of early vesting due to death and disability is shown in the Termination Payments table below. See the discussion of Agreements with NEOs above for additional information concerning death and disability benefits available to the NEOs.

Retirement

In March 2022, the retirement definition across all compensation and retirement benefit programs was harmonized as the attainment of age 60 and five years of service. The harmonized definition applies to awards and grants made on or after March 18, 2022 for all NEOs, except Mr. Edelman whose retirement age was already age 60. The retirement treatment for LTIP grants made on or after March 18, 2022 provide for continued vesting and payout of an LTIP award post-retirement such that the full amount is earned (rather than a pro-rated amount), subject to actual performance achievement for performance-based awards, to the extent the retirement event occurs at least six months from the grant date. LTIP grants made prior to March 18, 2022 had an age 65 retirement definition and include pro-rata vesting. As of the last day of Fiscal 2024, Mss. Drosos, Hilson and Singleton had attained the retirement age under the harmonized retirement definition, as well as the five years of service requirement.

The below estimated values have been calculated on the basis that the NEO’s employment had been terminated as of February 3, 2024, the last day of Fiscal 2024, using an NYSE closing market price of $100.27 as of February 2, 2024 (since February 3, 2024 was a Saturday).

NEO		Involuntary Termination without Cause(1)	Death(1)	Disability(1)	Involuntary Termination Without Cause with a Change in Control; and Voluntary Resignation for Good Reason within one-year following a Change in Control(1)
Virginia C. Drosos
	Cash severance:
	Base salary	$2,250,000	$750,000	$—	$2,250,000
	Bonus(2)	$3,825,000	$—	$—	$3,825,000
	Total cash severance	$6,075,000	$750,000	$—	$6,075,000
	Long-term incentives:
	PSU Vesting(3)	$4,519,934	$4,519,934	$4,519,934	$11,166,202
	RSU Vesting(4)	$3,276,555	$3,276,555	$3,276,555	$6,769,930
	Total value of long-term incentives	$7,796,489	$7,796,489	$7,796,489	$17,936,132
	Benefits and perquisites	$14,771	$—	$—	$22,157
	Total	$13,886,260	$8,546,489	$7,796,489	$24,033,289

SIGNET JEWELERS	70	2024 PROXY STATEMENT

TERMINATION PAYMENTS

NEO		Involuntary Termination without Cause(1)	Death(1)	Disability(1)	Involuntary Termination Without Cause with a Change in Control; and Voluntary Resignation for Good Reason within one-year following a Change in Control(1)
Joan M. Hilson
	Cash severance:
	Base salary	$1,331,971	$443,990	$—	$1,331,971
	Bonus(2)	$—	$—	$—	$1,664,964
	Total cash severance	$1,331,971	$443,990	$—	$2,996,935
	Long-term incentives:
	PSU Vesting(3)	$1,109,860	$1,109,860	$1,109,860	$2,750,410
	RSU Vesting(4)	$819,997	$819,997	$819,997	$1,690,753
	Total value of long-term incentives	$1,929,857	$1,929,857	$1,929,857	$4,441,163
	Benefits and perquisites	$11,184	$—	$—	$11,184
	Total	$3,273,012	$2,373,847	$1,929,857	$7,449,282
Jamie L. Singleton
	Cash severance:
	Base salary	$1,322,452	$440,817	$—	$1,322,452
	Bonus(2)	$—	$—	$—	$1,653,065
	Total cash severance	$1,322,452	$440,817	$—	$2,975,517
	Long-term incentives:
	PSU Vesting(3)	$1,097,273	$1,097,273	$1,097,273	$2,724,804
	RSU Vesting(4)	$803,918	$803,918	$803,918	$1,665,886
	Total value of long-term incentives	$1,901,191	$1,901,191	$1,901,191	$4,390,689
	Benefits and perquisites	$4,924	$—	$—	$4,924
	Total	$3,228,567	$2,342,008	$1,901,191	$7,371,131
Rebecca Wooters
	Cash severance:
	Base salary	$1,005,000	$335,000	$—	$1,005,000
	Bonus(2)	$—	$—	$—	$753,750
	Total cash severance	$1,005,000	$335,000	$—	$1,758,750
	Long-term incentives:
	PSU Vesting(3)	$485,463	$485,463	$485,463	$1,216,125
	RSU Vesting(4)	$354,672	$354,672	$354,672	$736,383
	Total value of long-term incentives	$840,135	$840,135	$840,135	$1,952,508
	Benefits and perquisites	$14,771	$—	$—	$14,771
	Total	$1,859,906	$1,175,135	$840,135	$3,726,029

SIGNET JEWELERS	71	2024 PROXY STATEMENT

TERMINATION PAYMENTS

NEO		Involuntary Termination without Cause(1)	Death(1)	Disability(1)	Involuntary Termination Without Cause with a Change in Control; and Voluntary Resignation for Good Reason within one-year following a Change in Control(1)
Oded Edelman(5)
	Cash severance:
	Base salary(6)	$613,302	$306,651	$51,109	$613,302
	Bonus(2)	$—	$—	$—	$—
	Total cash severance	$613,302	$306,651	$51,109	$613,302
	Long-term incentives:
	PSU Vesting(3)	$440,245	$440,245	$440,245	$1,107,753
	RSU Vesting(4)	$318,213	$318,213	$318,213	$665,693
	Total value of long-term incentives	$758,458	$758,458	$758,458	$1,773,446
	Benefits and perquisites	$50,433	$25,217	$4,203	$50,433
	Total	$1,422,193	$1,090,326	$813,770	$2,437,181

(1)

The termination payments reflected herein that are payable pursuant to an NEO’s amended and restated termination protection agreement (or, in the case of Mr. Edelman, his amended employment agreement) are subject to such NEO’s execution of a release of claims and compliance with restrictive covenants.

(2)

In the event of a termination due to death or disability, each NEO would be entitled to the annual bonus that such NEO would have received for the full fiscal year in which the termination occurred, based on actual performance, pro-rated for the number of calendar days employed during the fiscal year (or “pro-rated actual bonus”). In the event of an involuntary termination without cause, Ms. Drosos would receive her pro-rated actual bonus and an amount equal to 1.5 times her target bonus, and Mss. Hilson, Singleton and Wooters would each receive their full annual bonus, based on actual performance, without proration. In the event of an involuntary termination without cause or resignation for good reason within one year after a change of control, each of the NEOs, other than Mr. Edelman, would be entitled to their pro-rated actual bonus and an amount equal to 1.5 times their target bonus. In each of the foregoing scenarios, Mr. Edelman would receive his pro-rated actual bonus.

(3)

In the event of an involuntary termination without cause, each NEO would be entitled to receive the number of PSUs that would have vested based on actual performance, pro-rated for the number of calendar days employed during the applicable vesting period, except for Mss. Drosos, Hilson and Singleton, who would be entitled to receive the full award based on actual performance (without proration) because they have reached the retirement eligible age and minimum years of service requirement. Since the performance periods for the awards granted in Fiscal 2024 has not been completed, the values reflect target performance, which may be higher or lower than actual performance. In the event of a termination due to death or disability, if the PSU award was granted at least six months prior to such termination date, then the PSUs would vest based on target performance, pro-rated based on the number of calendar days employed during the applicable vesting period. In the event of a change in control, the table assumes that awards are substituted in connection with the transaction and PSU awards will convert to time-based restricted stock unit awards, based on actual performance through the time of the change of control compared to pro-rated performance targets. For purposes of determining the value of these replacement awards, the above table assumes that the level of performance achieved as of the date of the table was 50.29% for PSUs granted in Fiscal 2023 and target for PSUs granted in Fiscal 2024, which may be higher or lower than actual performance at the time of such trigger event.

(4)

Time-based restricted stock units include restricted stock units granted in Fiscal 2022, 2023 and Fiscal 2024. In the event of a change in control, the table assumes that these time-based restricted stock units are substituted in connection with the transaction.

(5)

Mr. Edelman’s non-equity compensation would be paid in New Israeli Shekels (NIS). The amounts relating to base salary would be based on the USD amounts set forth above and converted to NIS prior to payment. The amounts relating to benefits and perquisites were based on certain amounts in NIS; for purposes of this presentation, these amounts have been converted to USD based on a conversion rate of $0.2692 to 1 NIS (the monthly average conversion rate in January 2024).

(6)

The salary-based termination payments described in this table are governed by Mr. Edelman’s amended employment agreement and are based on the assumption that R2Net Israel Ltd. elected to terminate Mr. Edelman’s employment in lieu of continuing his employment during the applicable notice period, which would result in Mr. Edelman becoming entitled to receive a lump sum cash payment equal to salary and the employer contributions to social benefits for the remainder of such notice period. The applicable notice period would be: (i) 12 months for involuntary termination without cause; (ii) six months for termination due to death; (iii) one month for termination due to disability; and (iv) 12 months for resignation for good reason within one year following a change of control. Mr. Edelman’s compensation was paid in Israel specific to Israel pay practices.

The amounts reported in the above table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event, and compliance with confidentiality, non-solicitation and non-competition restrictions (see “NEO Agreements” above).

SIGNET JEWELERS	72	2024 PROXY STATEMENT

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following estimate of the relationship of the median annual total compensation of our team members and the annual total compensation of our Chief Executive Officer, Virginia C. Drosos.

Ratio

Below is the Fiscal 2024 annual total compensation of our CEO, the Fiscal 2024 annual total compensation for our median employee, and the ratio of the Fiscal 2024 annual total compensation of our CEO compared to our median employee:

CEO Pay Ratio

CEO Fiscal 2024 Total Annual Compensation	$9,043,869

Median Employee Fiscal 2024 Total Annual Compensation	$26,588

CEO to Median Employee Pay Ratio	340:1

Methodology for Median Employee

The following information was used to identify the median of the annual total compensation of all team members (other than the CEO) in Fiscal 2024:

POPULATION

The median employee was identified using pay for those team members (other than the CEO) who were actively employed on the determination date of December 31, 2023, by Signet or one of its consolidated subsidiaries, including Diamonds Direct, Blue Nile, and Rocksbox. Countries that were included in the analysis included the United States, the United Kingdom and Canada.

The total employee population in these countries as of the determination date consisted of 27,780 full-time, part-time, and seasonal individuals.

An aggregate of 560 employees from Israel (105), India (254), and Botswana (201) were excluded from the analysis (comprising less than 5% of the total population of 28,340 employees as of the determination date), as permitted in the guidelines for the CEO Pay Ratio.

MEDIAN EMPLOYEE

To determine the median employee, the Company included actual base pay plus (as applicable) overtime, bonus, and commissions, paid during the calendar year.

The median employee was a recently promoted Assistant Store Manager who converted from part-time to full-time during calendar year 2024 upon such promotion and is located in the United States.

The median employee’s total annual compensation for Fiscal 2024 consisted of total wages of $24,953, plus $1,632 of paid bonus and commissions, plus an additional $3 in Company-paid benefits related to life insurance and disability premiums. The resulting median employee total compensation (shown above) of $26,588 was used in the CEO to Median Employee Pay Ratio calculation.

PAY RATIO

CEO to Median Employee Pay Ratio is 340:1.

Evaluating the CEO Pay Ratio Disclosure

Similar to other large retailers, a sizeable portion of the Company’s workforce is employed on a part-time or seasonal basis. Of Signet’s 27,780 team members in the U.S., U.K. and Canada as of December 31, 2023, the date of determination, 12,514, or 45%, were part-time or seasonal and the remaining 15,266, or 55%, were full-time. For these reasons, as well as the flexibility allowed by the SEC in calculating this ratio, the Company’s pay ratio may not be comparable to pay ratios at other companies.

SIGNET JEWELERS	73	2024 PROXY STATEMENT

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and the Company’s financial performance.
The following table sets forth information on CAP to our PEO (principal executive officer) and (on average) to our other NEOs
(“non-PEO
NEOs”) during the specified years alongside TSR and net income metrics, as well as the Company-selected measure of Comparable Sales. The Company selected Comparable Sales as the most important in linking CAP to our NEOs and Company performance, as this metric was used in our STIP, as described under “CDA—Elements of NEO Compensation—Annual Bonus under the Short-Term Incentive Plan (STIP)” above.

			Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid for non-PEO NEOs	Based on $100 initial investment
Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO			Total Shareholder Return (1)	Peer Group Total Shareholder Return (1)	Net Income (Loss)	Comparable Sales
2024	$9,043,869	$(420,343)	$2,140,241	$474,535	$428.34	$176.81	$810,400,000	(11.6)%
2023	$11,029,154	$(7,857,982)	$2,449,760	$(941,633)	$320.87	$153.74	$376,700,000	(6.1)%
2022	$12,953,460	$66,134,668	$3,265,792	$12,448,442	$356.56	$158.94	$769,900,000	48.0%
2021	$12,184,594	$29,748,584	$2,781,338	$6,343,711	$168.34	$119.68	$(15,200,000)	9.9%

(1)
Peer group total shareholder return (“TSR”) reflects the Company’s peer group “S&P 500 Specialty Retail Index” as reflected in our Fiscal 2024 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K.
The amount for each year for Company and peer group TSR reflects what the cumulative value of $100 would be, including reinvestment of dividends, if the $100 was invested on February 1, 2020.

NEOs included in the above compensation columns include the following:

Fiscal Year	CEO	Non-PEO NEOs
2024	Virginia C. Drosos	Joan M. Hilson, Jamie L. Singleton, Rebecca Wooters, Oded Edelman
2023	Virginia C. Drosos	Joan M. Hilson, Jamie L. Singleton, Rebecca Wooters, Oded Edelman
2022	Virginia C. Drosos	Joan M. Hilson, Jamie L. Singleton, Rebecca Wooters, Oded Edelman
2021	Virginia C. Drosos	Joan M. Hilson, Jamie L. Singleton, Rebecca Wooters, Oded Edelman
Reconciliation of Summary Compensation Table Totals to CAP Totals
The following table reconciles the Summary Compensation Table Total amounts to CAP for each of the CEO and the average of the non-PEO
NEOs.

	Fiscal Year	Summary Compensation Table Total		Value of Stock Awards in Summary Compensation Table Total		Value of Equity Compensation included in CAP under SEC Rules		Compensation Actually Paid
CEO	2024	$9,043,869	-	$7,514,588	+	$(1,949,624)	=	$(420,343)
	2023	$11,029,154	-	$8,908,930	+	$(9,978,206)	=	$(7,857,982)
	2022	$12,953,460	-	$6,814,324	+	$59,995,532	=	$66,134,668
	2021	$12,184,594	-	$6,145,991	+	$23,709,981	=	$29,748,584
Average non-PEO NEOs	2024	$2,140,241	-	$1,328,566	+	$(337,140)	=	$474,535
	2023	$2,449,760	-	$1,511,407	+	$(1,879,987)	=	$(941,633)
	2022	$3,265,792	-	$1,203,834	+	$10,386,485	=	$12,448,442
	2021	$2,781,338	-	$1,032,718	+	$4,595,090	=	$6,343,711
The table below provides the following components of the value of equity compensation included in CAP for the periods indicated, determined in accordance with SEC methodology for this disclosure:

◆	F or awards granted during the applicable fiscal year (and which were still outstanding as of the end of such fiscal year), the fiscal year end value;

SIGNET JEWELERS	74	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

◆	F or awards granted during prior years that were still outstanding as of the applicable fiscal year end, the change in value as of the applicable fiscal year end compared to the prior fiscal year end;

◆	F or awards granted in prior fiscal years that vested during the applicable fiscal year, the change in value as of the vesting date compared to the value as of the prior fiscal year end; and

◆
F
or any awards that vested during the applicable fiscal year, the value of any dividend equivalents that accrued during the vesting period with respect to those awards and were paid out at the same time as the underlying awards, as of the vesting date.

	Fiscal Year	Fiscal Year End Value of Current Year Awards Outstanding as of Fiscal Year End		Change in Value as of Fiscal Year End for Prior Year Awards Outstanding as of Fiscal Year End		Change in Value as of Vesting Date for Awards that Vested During the Fiscal Year		Accrued Dividends Paid for Awards that Vested During the Fiscal Year		Value of Equity for CAP Purposes
CEO	2024	$(143,939)	+	$(598,316)	+	$(1,207,369)	+	$—	=	$(1,949,624)
	2023	$546,793	+	$(3,478,125)	+	$(7,046,874)	+	$—	=	$(9,978,206)
	2022	$11,043,563	+	$20,998,966	+	$27,857,495	+	$95,508	=	$59,995,532
	2021	$29,135,318	+	$(4,260,334)	+	$(1,301,560)	+	$136,557	=	$23,709,981
Average non-PEO NEOs	2024	$(25,448)	+	$(102,403)	+	$(209,289)	+	$—	=	$(337,140)
	2023	$95,271	+	$(584,807)	+	$(1,390,450)	+	$—	=	$(1,879,987)
	2022	$1,956,329	+	$5,549,224	+	$2,876,577	+	$4,355	=	$10,386,485
	2021	$4,949,043	+	$(377,682)	+	$19,626	+	$4,103	=	$4,595,090
Fair value or change in fair value, as applicable, of equity awards was determined for RSU and RSA awards based on the closing stock price on the last business day of the applicable fiscal year or, in the case of the vesting dates, the actual stock price on the vesting date compared to values from the beginning of such fiscal year based on the closing stock price on the first business day of such fiscal year. For PSU awards, the same stock price methodology was utilized, and performance achievement was applied based on the probability of achievement as previously disclosed at the end of each fiscal year. For amounts based on fiscal year end stock prices, the following prices were used: Fiscal 2024 price of $100.27 (31.6% change from the beginning of the year), Fiscal 2023 price of $76.00 ((11.8)% change from the beginning of the year), Fiscal 2022 price of $85.44 (105.4% change from the beginning of the year), and Fiscal 2021 price of $40.62 (68.3% change from the beginning of the year).
Most Important Measures Linking CAP During Fiscal 2024 to Company Performance
The following table discloses the most important measures used by the Company to link CAP to our NEOs to
Fiscal 2024 performance. For further information regarding these performance metrics and their function in our executive compensation program, see the CDA section above.

Most Important Measures
Comparable Sales	Adjusted Operating Income	U.S. Market Share	Free Cash Flow	Revenue

SIGNET JEWELERS	75	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Relationship Between CAP and Financial Performance
The following graphs demonstrate the relationship between the CAP amounts and each of (a) Company
and
peer group TSR, (b) net income, and (c) Comparable Sales, in each case, which are included in the pay versus performance table above. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by, or actually paid to the CEO and other NEOs during the applicable years.
Compensation Actually Paid versus Total Shareholder Return

Compensation Actually Paid versus Net Income (Loss)

Compensation Actually Paid versus Comparable Sales

SIGNET JEWELERS	76	2024 PROXY STATEMENT

Equity Compensation Plan Information
The following table sets forth certain information, as of February 3, 2024, concerning Common Shares authorized for issuance under the Company’s equity compensation plans.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (3) (c)
Equity compensation plans approved by security holders	1,793,919	$38.29	1,793,919
Equity compensation plans not approved by security holders	—	$—	—
Total	1,793,919	$38.29	1,793,919

(1)
Securities indicated include
non-qualified
stock options, RSUs and PSUs issued under the 2009 and 2018 Omnibus Plans. PSUs included reflect vesting upon achievement of maximum levels of applicable performance conditions.

(2)	Excludes any unvested RSUs and PSUs.

(3)	The shares remaining available for issuance may be issued in the form of stock options, restricted shares, RSUs and PSUs or other stock awards under the Omnibus Plan.

SIGNET JEWELERS	77	2024 PROXY STATEMENT

Proposal 4: Approval of an Amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan to Authorize Additional Shares for Issuance Thereunder

We are asking shareholders to approve an amendment (the “Amendment”) to the Signet Jewelers Limited 2018 Omnibus Incentive Plan (the “Omnibus Plan”), which was recommended by the Human Capital Management & Compensation Committee for approval and approved by the Board, subject to shareholder approval. The Amendment would authorize availability of 900,000 additional Common Shares for grants of awards under the Omnibus Incentive Plan.

In 2018, the Board unanimously adopted, subject to approval by our shareholders, the Omnibus Plan. At the 2018 Annual Meeting of Shareholders, our shareholders approved the Omnibus Plan as proposed, including a reserve of 3,575,000 Common Shares available for grants of awards under the Omnibus Plan. At the 2020 Annual Meeting of Shareholders, our shareholder approved an additional 2,500,000 Common Shares to be authorized for grants of awards under the Omnibus Plan. The Omnibus Plan permits the grant of options, stock appreciation rights (“SARs”), performance-based restricted stock units (“PSUs”), time-based restricted stock units (“RSUs”), time-based restricted shares, and other cash-based or share-based awards (each sometimes hereinafter referred to as an “award,” and collectively, the “awards”) to attract, retain and motivate officers, employees, non-employee
directors, consultants and other personal service providers providing services to the Company, its subsidiaries or affiliates (each sometimes hereinafter referred to as a “participant,” and collectively, “participants”) and align their interests with those of our shareholders.
The Company last requested shareholder approval of an increase to the number of shares available for issuance under the Omnibus Plan in 2020. Given the number of shares that currently remain available for issuance under the Omnibus Plan and the desire to ensure the number of available shares will be sufficient to cover our anticipated equity compensation needs for the coming years, additional shares are being requested to allow us to continue making grants that: (i) attract, retain and motivate participants; (ii) compensate them for their contributions to achieving our results; (iii) encourage ownership of our common shares in order to align their interests with those of shareholders; and (iv) promote our sustained long-term performance and the creation of shareholder value, particularly as talent is essential to our success. Without sufficient available shares, we could be required to use additional cash incentives instead of equity-based awards to achieve our goals for attracting, retaining and motivating our team members.
Based upon a recommendation of the Human Capital Management & Compensation Committee, the Board adopted, subject to approval by our shareholders, an Amendment that would authorize an additional 900,000 Common Shares for grants of awards under the Omnibus Incentive Plan. This increase is expected to provide sufficient shares for grants under the Omnibus Plan over approximately the next five years if the market price of the Common Shares remains near its current level. If the Company’s shareholders approve the Amendment, it will become effective as of June 28, 2024.
The Human Capital Management & Compensation Committee and the Board considered a number of factors in setting the proposed number for the increase in authorized Common Shares under the Omnibus Plan, including the Company’s historical burn rate, the number of Common Shares that currently remain available for future awards, the number of issued and outstanding Common Shares already granted, and dilution resulting from the proposed increase in authorized Common Shares.

SIGNET JEWELERS	78	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

Fiscal Year	Options Granted	Time-Based RSUs and Common Shares Granted	PSUs Granted (at Maximum)	Basic Weighted Average of Shares Outstanding	Burn Rate	Value Adjusted Burn Rate (ISS Methodology) (1)
2024	—	322,859	607,754	44,877,178	2.07%	2.07%
2023	—	274,639	573,184	46,632,033	1.82%	1.82%
2022	—	407,470	620,944	52,512,556	1.96%	1.96%
3-year average:					1.95%	1.95%
(1)
Calculated as follows: (number of full-value awards (i.e. the RSUs, common shares and PSUs at maximum vesting or performance, as applicable) * the
200-day
average stock price as of the last day of the applicable Fiscal Year) / (weighted average common shares * the
200-day
average stock price as of the last day of the applicable Fiscal Year).

The Board and the Human Capital Management & Compensation Committee recognize the impact of dilution on our shareholders and have evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities.
As of May 3, 2024, the number and use of Common Shares which may be delivered under the Omnibus Plan and awards that remain outstanding from prior plans are shown below:

Use of Shares	Number of Shares as of May 3, 2024
Total outstanding options, with a weighted-average exercise price of $37.89 per share and weighted average remaining term of 4.03 years (1)	74,185
Total outstanding full value awards (1)(2)	1,669,822
Total shares available for grant under the Omnibus Plan (1)	2,005,091

(1)
A portion of the currently outstanding options were granted under the Signet Jewelers Limited 2009 Omnibus Incentive Plan (the “2009 Plan”). Although shares may be delivered pursuant to outstanding awards granted under the 2009 Plan, shares are no longer available for grant under the 2009 Plan and were not transferred to the Omnibus Plan upon effectiveness of the Omnibus Plan. In the event that any outstanding award under the 2009 Plan expires, is forfeited, canceled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan.

(2)
Includes 1,025,336 shares under outstanding PSUs at maximum performance, and 644,486 shares under outstanding RSUs as of May 3, 2024, and reflects the maximum number of shares which may be earned under each outstanding award.

Overhang from outstanding options and full value shares as of May 3, 2024 is estimated at 7.75% on a fully diluted basis. The Company expects total potential dilution as of May 3, 2024 would be 9.43% on a fully diluted basis, based on including the additional 900,000 Common Shares that would be available for issuance under the Omnibus Plan upon approval of the Amendment by Shareholders at the Meeting. The Board and the Human Capital Management & Compensation Committee believe that the expected potential dilution that will result from the increase in Common Share issuable under the Omnibus Plan is reasonable for a company of Signet’s size in its industry under the current circumstances.
PURPOSE OF THE OMNIBUS PLAN
The purpose of the Omnibus Plan is to attract, retain and motivate employees and other service providers and promote the success of the Company’s business by providing participants appropriate incentives. As discussed in “Compensation Discussion and Analysis,” annual and long-term incentives support our strong commitment to pay-for-performance,
and long-term share-based incentives under the Omnibus Plan are crucial to focusing executive interests on long-term Company success, retaining key executive officers, and aligning their interests with those of the Company and its shareholders.
CORPORATE GOVERNANCE PRACTICES
The Board believes that the Omnibus Plan promotes the interests of shareholders and is consistent with principles of good corporate governance, including:

◆
Independent Committee
.
 The Omnibus Plan is administered by the Human Capital Management & Compensation Committee, which is composed entirely of independent directors who meet NYSE standards for independence and are
“non-employee
directors” under Rule
16b-3(b)(3)
of Section 16 of the Exchange Act (“Section 16”).

SIGNET JEWELERS	79	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

◆
No Discounted Stock Options or SARs
.
 All stock option and SAR awards under the Omnibus Plan must have an exercise or base price that is not less than the fair market value of the underlying Common Shares on the date of grant. On May 3, 2024, the closing price per Common Share on NYSE was $94.35.

◆
No Repricing; No Cash Buyout of Underwater Options or SARs
.
 Other than in connection with a corporate transaction affecting the Company, the Omnibus Plan prohibits any repricing of options or SARs and the cash buy-out
of underwater options or SARs without shareholder approval.

◆	No “Evergreen” Share Reserve . The Omnibus Plan includes a limited Share Reserve (as defined below) and does not include any “evergreen” provisions for annual, automatic increases to the Share Reserve.

◆	Minimum Vesting . The Omnibus Plan imposes a one-year minimum vesting period for all equity-based awards, other than awards up to a maximum of 5% of the Share Reserve.

◆
No Dividends Paid on Unvested Awards, Options or SARs
.
 For any awards providing for a right to dividends or dividend equivalents, if dividends are declared during the period that such award is outstanding, such dividends (or dividend equivalents) shall be subject to vesting requirements prior to payment to the same extent as the applicable award. No dividends are paid with respect to options or SARs, and the Company does not grant dividend equivalents on options or SARs.

◆
No “Liberal” Change of Control Definition or Single-Trigger Vesting upon a Change of Control
.
 The Change of Control definition in the Omnibus Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change of control must actually occur in order for the Change of Control provisions of the Omnibus Plan to be triggered. The Omnibus Plan does not provide for automatic acceleration of equity awards in connection with a change of control. Instead, the Omnibus Plan provides the Human Capital Management & Compensation Committee with the discretion to determine treatment of outstanding awards in connection with a change of control or in award agreements.

◆
Clawback Policy
.
 Awards under the Omnibus Plan are subject to compensation recovery under (1) the Company’s Clawback Policy for Accounting Restatements, which is designed to comply with Section 10D of the Securities Exchange Act of 1934 and Section 303A.14 of the NYSE Listed Company Manual, and is applicable to employees designated as Section 16 officers and other employees at the discretion of the Human Capital Management & Compensation Committee, as described under “Compensation Discussion and Analysis—Other Policies and Procedures—Clawback Policy”, as well as (2) the Company’s general clawback policy contained within its Corporate Governance Guidelines, which is applicable to a broader population of the Company’s employees.

SUMMARY OF THE OMNIBUS PLAN, AS PROPOSED TO BE AMENDED
A summary of the material terms of the Omnibus Plan as proposed to be amended is provided below. This summary is qualified in its entirety by reference to the text of the Omnibus Plan, including the proposed amendment, which is included as Appendix A to this Proxy Statement. We urge shareholders to read the Omnibus Plan and Amendment in their entirety.
Shares Available for Issuance
Subject to adjustment as described in the Omnibus Plan, the maximum number of shares reserved for issuance under the Omnibus Plan will not exceed 6,975,000 (the “Share Reserve”), if the proposed amendment to increase the number of authorized shares by 900,000 is approved, with shares subject to awards under the Omnibus Plan counted against the Share Reserve.
Any Common Shares delivered to the Company as part or full satisfaction of the purchase price of an option or stock appreciation right, or to satisfy the withholding obligation with respect to an option or stock appreciation right, will not be available for future awards under the Omnibus Plan (such that, with respect to a stock appreciation right that is settled in Common Shares, the gross number of Common Shares pursuant to such award shall not be available for future awards). Any Common Shares delivered to the Company as part or full satisfaction of the purchase price of an award, other than an option or stock appreciation right, or to satisfy the withholding obligation with respect to an award, other than an option or stock appreciation right, will be available for future awards under the Omnibus Plan. In the event that any outstanding award expires, is forfeited, canceled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan. If the Plan Administrator (defined below) authorizes the assumption under the Omnibus Plan, in connection with any merger, amalgamation, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption will not reduce the maximum number of Common Shares available for issuance under the Omnibus Plan.
In addition, in the event that any outstanding award under the 2009 Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of Common Shares or is otherwise settled for cash, the Common Shares retained by the Company will be available for future awards under the Omnibus Plan.

SIGNET JEWELERS	80	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

Administration
The Omnibus Plan will be administered by the Human Capital Management & Compensation Committee or subcommittee thereof, such other committee of the Board or the Board as a whole (the “Plan Administrator”). Subject to the limitations set forth in the Omnibus Plan, the Plan Administrator has the authority to, among other things, determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Omnibus Plan and terms of awards, adopt rules for the administration, interpretation and application of the Omnibus Plan, make all determinations with respect to a participant’s service and the termination of such service for purposes of any award, correct any defects or omissions or reconcile any ambiguities or inconsistencies in the Omnibus Plan or any award, accelerate the vesting or exercisability of any award and adopt such procedures, modifications or subplans as are necessary. The Plan Administrator will have the right to delegate in writing to one or more officers of the Company or a subsidiary the authority to grant and determine the terms and conditions of awards, other than with respect to awards granted to any member of the Board or any eligible participant who is subject to Section 16.
Eligibility
Awards under the Omnibus Plan may be granted to any employees, non-employee
directors, consultants or other personal service providers of the Company or any of its subsidiaries. As of May 3, 2024, approximately 525 employees and 13 non-employee
directors held outstanding awards granted under the Omnibus Plan.
Minimum Vesting
Except with respect to awards of up to a maximum of 5% of the Share Reserve, the vesting period for all awards (or any portion of an award) other than cash awards granted under the Omnibus Plan will be at least one year.
Types of Awards
The Omnibus Plan permits the grant of the following types of awards:
Stock Options
Options granted under the Omnibus Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The option price of an option will be not less than the fair market value of a Common Share on the date of the grant of the option, or such higher amount determined by the Plan Administrator. The Plan Administrator will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified performance goals established by the Plan Administrator, subject to the minimum vesting provisions described above. The maximum term of an option will be ten years from the date of grant. Dividends shall not be paid with respect to Common Shares subject to an option and dividend equivalents may not be granted with respect to Common Shares subject to an option.
To exercise an option, the participant must pay the aggregate option price in full, at the election of the participant (i) in cash or its equivalent or, (ii) to the extent permitted by the Plan Administrator, in Common Shares having a fair market value equal to the aggregate option price of the Common Shares being purchased and satisfying other requirements that may be imposed by the Plan Administrator, (iii) partly in cash and, to the extent permitted by the Plan Administrator, partly in Common Shares (as described in (ii) above), (iv) to the extent permitted by the Plan Administrator, by reducing the number of Common Shares otherwise deliverable upon the exercise of the option, or (v) if there is a public market for the Common Shares and subject to requirements that may be imposed by the Plan Administrator, through the delivery of irrevocable instructions to a broker to sell Common Shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds equal to the aggregate option price for the Common Shares being purchased. The Plan Administrator may establish any other method of payment that it determines is consistent with applicable law and the purpose of the Omnibus Plan. Without the prior approval of the Company’s shareholders, the Omnibus Plan prohibits the cancellation of underwater options in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of options.

SIGNET JEWELERS	81	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

Stock Appreciation Rights
A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant upon exercise to receive a payment equal to the excess of (a) the fair market value of a specified number of Common Shares on the date of exercise over (b) the grant price of the right. The grant price of the right will be determined by the Plan Administrator on the date of grant but will not be less than the fair market value of a Common Share on the date of grant. This payment may be in cash, Common Shares, other property or any combination thereof, as determined by the Plan Administrator. The Plan Administrator will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Plan Administrator, subject to the minimum vesting provisions described above. The maximum term of a stock appreciation right will be ten years. Without the prior approval of the Company’s shareholders, the Omnibus Plan prohibits the cancellation of underwater stock appreciation rights in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock appreciation rights. Dividends shall not be paid with respect to a stock appreciation right and dividend equivalents may not be granted with respect to a stock appreciation right.
Restricted Share Awards
An award of restricted shares is a grant by the Plan Administrator of a specified number of Common Shares that may be forfeited if specified events occur. The Plan Administrator will establish in each award agreement the period(s) of restriction and the specified events that may result in forfeiture, including the participant’s termination and the participant’s failure to attain specified performance goals, subject to the minimum vesting provisions described above. The Plan Administrator will establish in each award agreement whether or not a restricted share holder will have the right to vote the Common Shares during the restriction period and the right to receive dividends during the restriction period. If a restricted share holder has the right to receive dividends, these dividends will be subject to the same vesting terms as the related restricted shares.
Restricted Stock Units
Restricted stock units, including RSUs and PSUs, provide the participant the right to receive Common Shares or cash, or a combination thereof, at a specified date in the future. Any cash payment will be based on the fair market value of a Common Share on the payment date. Restricted stock units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period, the attainment of specified performance goals established by the Plan Administrator, and/or such other terms and conditions as approved by the Plan Administrator, subject to the minimum vesting provisions described above. A restricted stock unit award will become payable to a participant at the time, or times, determined by the Plan Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted stock units are payable in cash or in Common Shares or in a combination of both. Dividend equivalent rights may be granted with respect to Common Shares subject to restricted stock units; provided that any dividend equivalent rights that are granted will be subject to the same vesting terms that apply to the underlying restricted stock units. Restricted stock unit holders will not have any rights as a shareholder with respect to Common Shares subject to restricted stock units until such times as Common Shares are delivered to the participant.
Other Share-Based Awards
Other share-based awards are awards of Common Shares and awards that are valued in whole or in part by reference to the fair market value of Common Shares, including phantom awards. The Plan Administrator will determine the form and conditions of other share-based awards, including the right to receive one or more Common Shares (or the equivalent cash value of such shares) upon completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, subject to the minimum vesting provisions described above. Dividend or dividend equivalent rights may be granted with respect to Common Shares subject to other share-based awards; provided that any dividend or dividend equivalent rights that are granted will be subject to the same vesting terms that apply to the underlying other-share based awards.

SIGNET JEWELERS	82	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

Cash Awards
A cash award is denominated in a cash amount (rather than in Common Shares), and payment may be based on the attainment of specified levels of performance goals, continued service or such other conditions as determined by the Plan Administrator.
Change of Control
Upon the occurrence of a “Change of Control” (as defined in the Omnibus Plan), unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in the applicable award agreement, the Plan Administrator is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following: (i) continuation or assumption of such outstanding awards by the Company or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions; (iv) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Plan Administrator (contingent upon the consummation of the event), and at the end of such period, such awards will terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Plan Administrator and which may be zero.
Forfeiture Events
The Plan Administrator may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the Omnibus Plan), violation of material Company policies or breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that may apply to the participant.
Participants may be subject to the Company’s compensation recovery policy, clawback or similar policy, as may be in effect from time to time and/or any compensation recovery, clawback or similar policy made applicable by law or stock exchange listing requirements.
Awards to
Non-U.S.
Employees or Directors
To comply with the laws in countries other than the United States in which the Company or any of its subsidiaries or affiliates operates or has employees or directors, the Plan Administrator, in its sole discretion, has the power and authority to (i) determine which subsidiaries or affiliates will be covered by the Omnibus Plan; (ii) determine which eligible persons outside the United States are eligible to participate in the Omnibus Plan; (iii) modify the terms and conditions of any award granted to eligible persons outside the United States to comply with applicable foreign laws, (iv) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (v) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.
The Company has adopted an addendum to the Omnibus Plan applicable to participants who are residents of Israel, which may include terms that vary from the terms described in this summary.
Duration, Amendment, Modification, Suspension and Termination
The term of the Omnibus Plan is ten years from the date it is adopted by the Board. The Plan Administrator may amend, alter, suspend, discontinue or terminate the Omnibus Plan or any portion thereof or any award thereunder at any time, provided that no such action will be made without the written consent of the participant if such action would materially diminish the rights of any participant under any award granted under the Omnibus Plan. The Plan Administrator may seek the approval of any such action by the Company’s shareholders if approval is necessary to comply with any tax or regulatory requirement applicable to the Omnibus Plan or such action requires shareholder approval under applicable stock exchange requirements. Notwithstanding the foregoing, the Plan Administrator may amend the Omnibus Plan or any award thereunder without participant consent to the extent it deems necessary to comply with applicable law.

SIGNET JEWELERS	83	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

U.S. Federal Income Tax Consequences Relating to the Omnibus Plan
The following is a summary of certain material U.S. federal income tax consequences in effect today applicable to awards under the Omnibus Plan. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. This summary is general in nature, and it may not apply to a participant’s particular situation.
Stock Options
Non-Qualified
Stock Options: The grant of a nonqualified stock option will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year in which the stock option is exercised in an amount equal to the excess of (a) the fair market value of the Common Shares on the exercise date over (b) the exercise price paid for those Common Shares. A corresponding tax deduction is generally available to the Company at the time of the exercise. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.
Incentive Stock Options: Generally, the participant will not recognize any taxable income at the time the incentive stock option is granted or exercised. The participant will recognize income in the year in which the Common Shares purchased upon exercise of the incentive stock options are sold. With certain exceptions, a disposition of Common Shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise results in ordinary income to the participant (and generally a corresponding tax deduction to the Company) equal to the value of the Common Shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the sale proceeds from such disposition are less than the fair market value of the Common Shares on the date of exercise, any ordinary income recognized is limited to the gain (if any) realized on the sale. If the participant does not dispose of the Common Shares until after the expiration of these one-
and
two-year
holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
Share Appreciation Rights
The grant of a share appreciation right will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year in which the share appreciation right is exercised in an amount equal to the value received upon exercise. A corresponding tax deduction is generally available to the Company.
Restricted Shares
Unless a participant makes a timely election under Section 83(b) of the Internal Revenue (as described below), a recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted shares on the date of vesting of the Common Shares over the purchase price, if any, paid for the Common Shares. Any further gain or loss from the subsequent sale of such Common Shares will constitute capital gain or loss (long-term or short-term depending on the applicable holding period). If the participant makes a timely election under Section 83(b) at the time of grant, then such recipient is taxed at ordinary income rates on the excess of the fair market value of the restricted shares on the date of grant over the purchase price, if any, paid for the Common Shares, and any further gain or loss on the subsequent sale of the Common Shares constitutes a capital gain or loss (long-term or short-term depending on the applicable holding period). The Company will generally be entitled to a tax deduction at the time the recipient recognizes ordinary income.
Restricted Stock Units
The grant of restricted stock units, including RSUs and PSUs, will not result in federal income tax liability at the time of grant. The participant will recognize ordinary income in the year the restricted stock units are settled by delivery of Common Shares equal to the fair market value of such shares. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.

SIGNET JEWELERS	84	2024 PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO THE COMPANY’S OMNIBUS PLAN

Dividend Equivalents
Participants will recognize ordinary income for the amount of any dividend equivalent paid to the participant. The Company will generally be entitled to a tax deduction for the amount of any dividend equivalent payments at the time they are received by a participant.
Share Awards
If the share award is fully vested at grant, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares delivered to the participant over the purchase price (if any) paid for such shares. The Company will generally be entitled to a deduction for the amount recognized as ordinary income. If the share award is not fully vested at grant please see the section titled “Restricted Shares” above. Upon a subsequent sale or exchange of the Common Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.
Cash Awards
Participants will recognize ordinary income for the amount of the award when the cash award is paid to the participant. The Company will generally be entitled to a tax deduction for the amount of the cash award paid.
Other Internal Revenue Code Considerations
All grants made under the Omnibus Plan are designed and intended to either be exempt from or comply with Section 409A of the Internal Revenue Code. If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Internal Revenue Code, Section 409A may impose additional taxes, interest and penalties on the participant.
Certain payments made to certain employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of restricted shares, options, or other awards in connection with a change in control can constitute a parachute payment.
New Plan Benefits
The number of awards that will be received by or allocated to employees, non-employee
directors, consultants or other personal service providers under the Omnibus Plan is discretionary and undeterminable at this time. Information regarding recent practices with respect to annual incentive awards and share-based compensation under existing plans is presented in “Executive Compensation” section of this Proxy Statement.

The Board of Directors Recommends a Vote “FOR” this Proposal.

SIGNET JEWELERS	85	2024 PROXY STATEMENT

Shareholder Q&A

When and where can I find the Proxy Statement and Internet Notice?

The Signet Proxy Statement and Internet Notice were filed with the SEC and published on the Annual Meeting website, www.proxydocs.com/SIG, on May 16, 2024. The Internet Notice will be emailed or mailed to shareholders on or around May 16, 2024. The Signet Annual Report on Form 10-K for Fiscal 2024 was filed with the SEC on March 21, 2024, and is published on the Company’s website. Hard copies of Signet’s proxy materials will be mailed to those shareholders who have requested them on or around May 16. 2024.

What is included in Signet’s proxy materials?

Signet’s proxy materials include the Proxy Statement, a proxy card for voting, and Annual Report to Shareholders for Fiscal 2024. In accordance with SEC rules, Signet emails or mails many shareholders the Internet Notice informing them of the availability of proxy materials on its Annual Meeting website at www.proxydocs.com/SIG. The Internet Notice, when mailed to shareholders, also incorporates Signet’s Proxy Voting Instructions that may be returned by mail, as set forth in “How do I vote?” below.

How do I register my email address for email delivery of the proxy materials?

You can register your email address for email delivery of proxy materials in any one of the following ways:

Internet: Telephone: Email:	www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com

If requesting proxy materials by email, please send a blank email and include in the subject line the information that is printed in the box marked by an arrow that was included on the Internet Notice. Please make your request on or before June 14, 2024 to facilitate timely delivery.

Signet encourages shareholders to take advantage of the availability of proxy materials on the 2024 Annual Meeting website, www.proxydocs.com/SIG, and register for email delivery. This allows the Company to significantly reduce its printing and postage costs while ensuring timely delivery to shareholders and supporting the Company’s commitment to environmental stewardship.

What will I receive if I register for email delivery?

Shareholders registered for email delivery of Signet proxy materials will receive an email on or around May 16, 2024. The email will contain a link to proxy materials available on the Annual Meeting website and details on how to vote.

How do I request a hard copy of the proxy materials?

Instructions for requesting a hard copy of Signet’s proxy materials can be found on the Internet Notice, a copy of which is posted on the Annual Meeting website, www.proxydocs.com/SIG. You can also request a hard copy using the same contact details provided under “How do I register my email address for email delivery of proxy materials?” above.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting, and any postponement(s) or adjournment(s) thereof, if you owned Common Shares or Preferred Shares as of the close of business on May 3, 2024, the record date for the Meeting. On the record date there were 44,656,195 Common Shares issued and outstanding, excluding treasury shares, and 312,500 Preferred Shares issued and outstanding. Each issued and outstanding Common Share is entitled to one vote on each matter at the Meeting. The holders of the Preferred Shares are entitled to a number of votes equal to the largest number of Common Shares into which all Preferred Shares held by such holders could then be converted. As of the record date, up to 699,245 Common Shares were issuable to the holders of Preferred Shares upon conversion if the Company was to elect to settle the entire net share settlement portion of the conversion consideration in Common Shares.

SIGNET JEWELERS	86	2024 PROXY STATEMENT

SHAREHOLDER Q&A

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of record	Beneficial owner of shares held in street name

If your shares were registered directly in your name with one of Signet’s registrars (American Stock Transfer & Trust Company for US shareholders, and Link Asset Services for UK and other non-US shareholders) on the record date, you are considered the shareholder of record for those shares.	If your shares were registered with a broker, bank or other nominee on the record date, you are considered a beneficial owner of shares held in street name.

Signet’s Internet Notice or hard copy proxy materials will be provided directly to you.	Signet’s Internet Notice or hard copy proxy materials will be forwarded to you by that entity, which is considered the shareholder of record for those shares. Your broker, bank or other nominee will send you details on how to vote your shares, and you must follow their instructions to vote.

How can I attend the virtual Annual Meeting?

The Company has elected to hold the Annual Meeting virtually and be conducted exclusively by a live audio webcast.

If you are a shareholder of record as of the close of business on May 3, 2024, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit questions online during the meeting by visiting www.virtualshareholdermeeting.com/SIG2024. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial owner holding your shares in street name as of the close of business on May 3, 2024, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 11:30 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow approximately 15 minutes for the online check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/SIG2024, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting webcast, please call the technical support number that will be posted on the virtual meeting website log-in page.

Why is the Company holding a virtual Annual Meeting?

In addition to protecting the health and safety of all attendees, we believe there are many benefits to hosting a virtual meeting. The virtual meeting format provides the opportunity for broader shareholder attendance and participation by enabling all shareholders to participate at little to no cost using an Internet-connected device from anywhere around the world, which improves our ability to engage with all shareholders, regardless of size, resources, or physical location. It also allows us to reduce the cost and environmental impact associated with hosting an in-person meeting.

SIGNET JEWELERS	87	2024 PROXY STATEMENT

SHAREHOLDER Q&A

When is broker discretionary voting permitted and what is the effect of broker non-votes?

In accordance with the rules of the New York Stock Exchange (“NYSE”), in circumstances where a broker, bank or other nominee does not receive specific voting instructions from the beneficial owner of the relevant shares, the broker may use his discretion to vote those shares on certain routine matters on the beneficial owner’s behalf. At the Annual Meeting, broker discretionary voting is only permitted with respect to Proposal 2: Appointment of KPMG as Independent Auditor.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What is a proxy and how does proxy voting work?

A proxy is your legal designation of another person (or persons) to attend and vote your shares at an Annual Meeting on your behalf. The person you so designate is known as your proxy.

You can direct your proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to each matter to be voted on at the Annual Meeting. A proxy must vote your shares at the Meeting in accordance with your instructions.

The Board has designated H. Todd Stitzer and Stash Ptak, or either of them (each with full power of substitution) as proxies available to shareholders to have their shares voted at the Annual Meeting in accordance with your instructions.

If you appoint a proxy, you may still attend and vote electronically at the Annual Meeting. If you vote at the Meeting, you will have effectively revoked any previously appointed proxies.

What happens if I appoint more than one proxy?

If you authorize your shares to be voted under more than one form of proxy, each proxy must authorize the exercise of rights attaching to different shares held by you. In circumstances where the Company’s registrars receive two or more valid proxy forms in respect of the same share(s) and the same meeting, the form dated last will be treated as replacing and revoking the other(s).

If you appoint a proxy designated by the Board but do not provide voting instructions, the shares represented by your proxy will be voted in accordance with the recommendation of the Board.

If you submit voting instructions but do not name a proxy, the Chair of the Meeting will be appointed as your proxy.

SIGNET JEWELERS	88	2024 PROXY STATEMENT

SHAREHOLDER Q&A

What proposals are being voted on at the Annual Meeting, what vote is required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes

1. Election of Directors	FOR each Director nominee	Majority of the votes cast FOR each Director nominee	No effect — not counted as votes cast	No effect — not counted as votes cast

2. Appointment of KPMG as Independent Auditor and authorization of the Audit Committee to determine its compensation.	FOR	Majority of the votes cast FOR	No effect — not counted as votes cast	Not applicable — broker discretionary voting is permitted

3. Approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	Majority of the votes cast FOR (advisory only)	No effect — not counted as votes cast	No effect — not counted as votes cast

4. Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan to authorize additional shares for issuance thereunder.	FOR	Majority of the votes cast FOR	No effect — not counted as votes cast	No effect — not counted as votes cast

How do I vote?

If you are unable to attend and vote electronically at the Annual Meeting, details of how you can appoint a proxy to vote on your behalf at the Meeting, and any postponement(s) or adjournment(s) thereof, can be found in the table below.

Method	Details	Additional Notes

By internet:	www.proxyvote.com	Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You may access the voting site directly, or through the Annual Meeting website at www.proxydocs.com/SIG.

By telephone:	1-800-690-6903	Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

By mail:	Mark, sign and date your proxy card and return it in the postage-paid envelope Broadridge Financial Solutions, Inc. (“Broadridge”) has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Your Proxy Voting Instructions must be signed to be valid. If signed under a power of attorney or other authority, a copy of this authority must be sent to Broadridge with your Proxy Voting Instructions.

Deadline for receipt by Broadridge:	11:59 p.m., Eastern Time on June 27, 2024 (4:59 a.m. British Summer Time) for shares held directly and by 11:59 p.m. Eastern Time on June 25, 2024 (4:59 a.m. British Summer Time) for shares held in a plan.

Submitting proxy instructions will not prevent a shareholder from virtually attending the Annual Meeting.

SIGNET JEWELERS	89	2024 PROXY STATEMENT

SHAREHOLDER Q&A

Can I change my proxy appointment and/or voting instructions?

You can change your proxy appointment and/or voting instructions before the deadline of 11:59 p.m., Eastern Time (4:59 a.m. British Summer Time) on June 27, 2024 for shares held directly and by 11:59 P.M. Eastern Time on June 25, 2024 (4:59 a.m. British Summer Time) for shares held in a Plan by re-submitting your vote as detailed in “How do I vote?” above.

In circumstances where two or more valid forms in respect of the same share(s) and the same meeting are received, the form dated last will be treated as replacing and revoking the other(s).

You may also attend the Annual Meeting virtually and change your vote by voting electronically at the Meeting.

If you are a beneficial owner of shares held in street name and you vote by proxy, you may change your vote by submitting new instructions to your broker, bank or other nominee in accordance with that entity’s procedure.

Can I revoke the appointment of my proxy without appointing another?

If you are a shareholder of record, you can revoke the appointment of your proxy at any time before your shares are voted by submitting a written notice of revocation to Broadridge. Contact details can be found in the table under the heading “How do I vote?” above.

You can also revoke the appointment of your proxy by virtually attending the Annual Meeting and voting. By voting at the Meeting, you will have effectively revoked any previously appointed proxies.

Beneficial owners of shares held in street name must follow the instructions of their broker, bank or other nominee to revoke their voting instructions.

Will my shares be voted if I do nothing?

If you are a shareholder of record and do not appoint a proxy, submit voting instructions or attend the Annual Meeting to vote electronically, your shares will not be voted.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee may use their discretion to vote your shares with respect to Proposal 2: Appointment of KPMG as Independent Auditor.

What constitutes a quorum in order to transact business at the Annual Meeting?

The presence at the start of the Annual Meeting, virtually or by proxy, of two holders of Common Shares will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present and are therefore counted in determining the existence of a quorum. The Corporate Secretary will determine whether or not a quorum is present at the Meeting.

How will voting be conducted at the Annual Meeting?

Voting at the Annual Meeting will be conducted by way of a poll. A representative from Broadridge will be in attendance at the Meeting to explain the voting procedure, conduct the poll, count votes and certify the results. As each proposal is introduced to the Meeting, shareholders will be given the opportunity to ask questions relating to such proposal.

When and where can I find the final results of the Annual Meeting?

Final voting results will be available on Signet’s website and reported on a Current Report on Form 8-K filed with the SEC as soon as practicable after the conclusion of the Meeting. The results will confirm the number of votes cast for and against each proposal, as well as abstentions and broker non-votes (where applicable).

What happens if additional matters are presented at the Annual Meeting?

Our management team is not aware of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting.

SIGNET JEWELERS	90	2024 PROXY STATEMENT

SHAREHOLDER Q&A

If other matters are properly presented at the Meeting, your shares will be voted in accordance with the recommendation of the Board if:

◆	You appointed a proxy designated by the Board; or

◆	The Chair of the Meeting was appointed as your proxy because you submitted voting instructions (for other proposals) but did not name a proxy.

How do I submit a shareholder proposal for the Company’s 2025 Annual Meeting of Shareholders?

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) will be considered for inclusion in the Company’s 2025 Proxy Statement and proxy card if received in writing by the Corporate Secretary on or before January 16, 2025 unless the date of the 2025 annual meeting of shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. Notice of the proposal must comply with SEC rules, Bye-law 26 of the Company’s Bye-laws and be a proper subject for shareholder action under Bermuda law.

Shareholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2025 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our Bye-laws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2025 annual meeting, notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 28, 2025, and no later than March 30, 2025. However, in the event that our 2025 annual meeting is to be held on a date that is not within 30 calendar days before or after June 28, 2025, to be timely, notice must be so delivered not later than the tenth calendar date following the earlier of the date on which notice of the annual meeting was given to the shareholders or the date on which public announcement of the date of the 2025 annual meeting is first made. The additional procedures detailed in Bye-law 26 and 40 must also be followed, as applicable.

In addition to satisfying the requirements under our Bye-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one-year anniversary date of the annual meeting (for the 2025 annual meeting, no later than April 29, 2025). However, if the date of the 2025 annual meeting is changed by more than 30 days from such anniversary date, then the shareholder must provide notice by the later of 60 days prior to the date of the 2025 annual meeting and the 10th day following the date on which public announcement of the date of the 2025 annual meeting is first made.

Under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require the Company to give notice to its shareholders of a proposal intended to be submitted at an annual meeting of shareholders. Generally, notice of such a proposal must be received not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

The Company’s Bye-laws can be found on Signet’s website at www.signetjewelers.com/investors/corporate-governance/documents-and-charters/.

Shareholder proposals should be sent to the Company at 375 Ghent Road, Akron, Ohio 44333, U.S.A., addressed for the attention of the Corporate Secretary.

Why has my household only received a single copy of the Internet Notice?

Shareholders who share a single address will receive a single Internet Notice (or a single set of proxy materials if a hard copy has been requested) unless contrary instructions have previously been received by the Company. This practice, known as “householding,” is permitted under Exchange Act rules and allows the Company to significantly reduce its printing and postage costs and environmental impact. Copies of the Internet Notice and proxy materials can be found on the Annual Meeting website: www.proxydocs.com/SIG, and the Company will promptly deliver,

SIGNET JEWELERS	91	2024 PROXY STATEMENT

SHAREHOLDER Q&A

upon written or oral request, a separate copy of the Internet Notice and/or a full set of proxy materials to any shareholder residing at an address to which only one copy was mailed. Please address any such request to the Corporate Secretary at 375 Ghent Road, Akron, Ohio, 44333 U.S.A. or 330-668-5000. If you would like to receive a single copy in the future rather than multiple copies, please contact the Company in the same way. Copies will be sent promptly and without charge.

Beneficial owners who would like to change the number of copies received should contact their broker, bank or other nominee to request the change.

Who bears the cost of proxy solicitation?

The Company bears the cost of soliciting proxies which may occur by internet, mail and/or telephone. The Company will also request that banks, brokers, custodian nominees and fiduciaries supply proxy materials to beneficial owners of the Company’s Common Shares of whom they have knowledge and reimburse them for their expenses in so doing. Certain Directors, officers and employees of the Company may solicit proxies personally or by mail, email, telephone or fax without additional compensation.

Other Business

We do not anticipate that matters other than those described in this proxy statement will be brought before the meeting for action, but if any other matters should properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the discretion of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Matt Shady
Corporate Secretary

Akron, Ohio
May 16, 2024

SIGNET JEWELERS	92	2024 PROXY STATEMENT

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SIGNET JEWELERS LIMITED CLARENDON HOUSE 2 CHURCH STREET HAMILTON HM11, BERMUDA VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 27, 2024 for shares held directly and by 11:59 P.M. Eastern Time on June 25, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SIG2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 27, 2024 for shares held directly and by 11:59 P.M. Eastern Time on June 25, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V50262-P04492 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SIGNET JEWELERS LIMITED The Board of Directors recommends you vote FOR each nominee listed in Proposal 1, and FOR Proposals 2, 3 and 4 below. 1. Election of twelve members of the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company. Nominees: For Against Abstain 1a. Helen McCluskey 1b. Virginia C. Drosos 1c. André V. Branch 1d. Sandra B. Cochran 1e. R. Mark Graf 1f. Zackery A. Hicks 1g. Sharon L. McCollam 1h. Nancy A. Reardon 1i. Jonathan Seiffer 1j. Brian Tilzer For Against Abstain 1k. Eugenia Ulasewicz 1l. Dontá L. Wilson 2. Appointment of KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual Meeting of Shareholders and authorization of the Audit Committee to determine its compensation. 3. Approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote). 4. Approval of an amendment to the Signet Jewelers Limited 2018 Omnibus Incentive Plan to authorize additional shares for issuance thereunder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxydocs.com/SIG. V50263-P04492 SIGNET JEWELERS LIMITED Proxy for the Annual Meeting of Shareholders to be held on June 28, 2024 Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints H. Todd Stitzer and Stash Ptak, or either of them, each with full power of substitution and power to act alone, as proxies to vote (in accordance with the accompanying voting instructions or, in the absence of instructions on a matter, in the proxy’s discretion) all the Common Shares which the undersigned would be entitled to vote and acting on all matters which may properly come before the Annual Meeting of Shareholders of Signet Jewelers Limited, to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SIG2024, at 11:30 a.m., Eastern Time, on Friday, June 28, 2024, and at any and all adjournments and postponements thereof, as set forth on the reverse side. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2, 3 AND 4. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE